Filed Pursuant to Rule 424(b)(5)

Registration No. 333-123311

The information in this preliminary prospectus supplement is not complete and may be changed.

SUBJECT TO COMPLETION, DATED August 18, 2006

(To prospectus dated May 13, 2005)

PROSPECTUS SUPPLEMENT

$•

Wachovia Corporation

10% Callable Enhanced Yield Securities

Linked to the Common Stock of eBay Inc.

due September 5, 2007

Issuer:	Wachovia Corporation
Principal Amount:	The initial public offering price and principal amount of each security is $•, which is equal to the closing price of the Underlying Stock on the pricing date.
Maturity Date:	September 5, 2007
Interest:	10% per annum, payable quarterly
Interest Payment Dates:	March 5, June 5, September 5 and December 5, beginning on December 5, 2006
Underlying Stock:	eBay Inc. common stock. eBay Inc. has no obligations relating to, and does not sponsor or endorse, the securities.
Payment at Maturity:	On the maturity date, if not previously called by us for the call price, you will receive for each security you hold a number of shares of the Underlying Stock equal to the exchange ratio, as determined on the valuation date, plus any accrued but unpaid interest in cash. The exchange ratio equals one share of the Underlying Stock for each security, subject to certain adjustments. If the closing price of the Underlying Stock at maturity is less than the initial stock price, the value per share of the Underlying Stock you receive at maturity will be less than the initial public offering price and you will lose some or all of your principal (but you will still receive any accrued but unpaid interest in cash).
Issuer Call Right:	Beginning on March 1, 2007, we have the right to call the securities, in whole, but not in part, at any time and pay you the call price, which will be calculated by the calculation agent. The call price will be an amount of cash per security that, together with all of the interest paid on each security to and including the call date, gives you a specified yield to call, which is currently expected to be between 22% and 25% per annum (to be determined on the pricing date) on the initial public offering price of each security from and including the date of issuance to but excluding the call date. The calculation of the call price for any call date takes into account the time value of all the payments made per security from the date of issuance to and including the call date. If we decide to call the securities, we will give you notice at least 10 but not more than 30 calendar days before the call date specified in the notice of call.
Listing:	The securities will not be listed or displayed on any securities exchange, the Nasdaq National Market or any electronic communications network.
Pricing Date:	•, 2006
Expected Settlement Date:	•, 2006
CUSIP Number:	929903771

For a detailed description of the terms of the securities, see “Summary Information” beginning on page S-1 and “Specific Terms of the Securities” beginning on page S-12.

Investing in the securities involves risks. See “ Risk Factors” beginning on page S-7.

	Per Security	Total
Public Offering Price
Underwriting Discount and Commission
Proceeds to Wachovia Corporation

The securities solely represent senior, unsecured debt obligations of Wachovia and are not the obligation of, or guaranteed by, any other entity. The securities are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Wachovia may use this prospectus supplement in the initial sale of the securities. In addition, Wachovia Capital Markets, LLC or any other broker-dealer affiliate of Wachovia may use this prospectus supplement in a market-making or other transaction in any security after its initial sale. Unless Wachovia or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus supplement is being used in a market-making transaction.

Wachovia Securities

The date of this prospectus supplement is •, 2006.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

Unless otherwise indicated, you may rely on the information contained in this prospectus supplement and the accompanying prospectus. Neither we nor the underwriter has authorized anyone to provide information different from that contained in this prospectus supplement and the accompanying prospectus. When you make a decision about whether to invest in the securities, you should not rely upon any information other than the information in this prospectus supplement and the accompanying prospectus. Neither the delivery of this prospectus supplement nor sale of the securities means that information contained in this prospectus supplement or the accompanying prospectus is correct after their respective dates. This prospectus supplement and the accompanying prospectus are not an offer to sell or solicitation of an offer to buy the securities in any circumstances under which the offer of solicitation is unlawful.

SUMMARY INFORMATION

This summary includes questions and answers that highlight selected information from this prospectus supplement and the accompanying prospectus to help you understand the 10% Callable Enhanced Yield Securities Linked to the Common Stock of eBay Inc. due September 5, 2007, which we refer to as the “securities”. You should carefully read this prospectus supplement and the accompanying prospectus to fully understand the terms of the securities as well as the tax and other considerations that are important to you in making a decision about whether to invest in the securities. You should carefully review the section “Risk Factors” in this prospectus supplement and the accompanying prospectus, which highlights certain risks associated with an investment in the securities, to determine whether an investment in the securities is appropriate for you.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement to “Wachovia”, “we”, “us” and “our” or similar references mean Wachovia Corporation and its subsidiaries. Unless otherwise mentioned or unless the context requires otherwise, all references to “WBNA” mean Wachovia Bank, National Association. Wachovia Capital Markets, LLC is an indirect, wholly owned subsidiary of Wachovia Corporation. Wachovia Corporation conducts its investment banking, capital markets and retail brokerage activities through its various broker-dealer, bank and non-bank subsidiaries, including Wachovia Capital Markets, LLC, under the trade name “Wachovia Securities”. Any reference to Wachovia Securities in this prospectus supplement does not, however, refer to Wachovia Securities, LLC, a member of the New York Stock Exchange and the Securities Investor Protection Corporation, to Wachovia Securities Financial Network, LLC, a member of the National Association of Securities Dealers, Inc. and the Securities Investor Protection Corporation, or to broker-dealer affiliates of Wachovia Corporation and Wachovia Capital Markets, LLC. All references to this “prospectus supplement” mean the pricing supplement contemplated in the accompanying prospectus.

What are the securities?

The securities offered by this prospectus supplement will be issued by Wachovia Corporation and will mature on September 5, 2007. The securities may be called by us beginning on March 1, 2007. The return on the securities is linked to the price performance of the common stock of eBay Inc., which we refer to as the “Underlying Stock Issuer”.

As discussed in the accompanying prospectus, the securities are debt securities and are part of a series of debt securities entitled “Medium-Term Notes, Series G” that Wachovia Corporation may issue from time to time. The securities will rank equally with all other unsecured and unsubordinated debt of Wachovia Corporation. For more details, see “Specific Terms of the Securities” beginning on page S-12.

The initial public offering price and principal amount of each security is $•, which is equal to the closing price per share of the Underlying Stock on the pricing date. We refer to the closing price per share of the Underlying Stock on the pricing date as the “initial stock price”.

You may transfer only whole securities. Wachovia Corporation will issue the securities in the form of a global certificate, which will be held by The Depository Trust Company, also known as DTC, or its nominee. Direct and indirect participants in DTC will record your ownership of the securities.

Are the securities principal protected?

No, the securities do not guarantee any return of principal at maturity. Instead, the securities will pay at maturity a number of shares of the Underlying Stock, subject to our call right. If the closing price of the Underlying Stock at maturity is less than the initial stock price, the value per share of the Underlying Stock you receive at maturity will be less than the initial public offering price and you will lose some or all of your principal.

Will I receive interest on the securities?

The securities will bear interest at a rate of 10% per annum payable on each of March 5, June 5, September 5 and December 5, beginning on December 5, 2006. The interest rate on the securities is higher than the dividend yield of the Underlying Stock. The interest rate is also higher than the interest we would pay on a conventional fixed-rate, principal protected debt security. If we call the securities, we will pay in cash any accrued but unpaid interest on the securities to but excluding the call date.

How is Wachovia able to offer a 10% interest rate on the securities?

Wachovia is able to offer a 10% interest rate on the securities because the securities are riskier than conventional principal protected debt securities. As previously described, the return on the securities is linked to the price performance of the Underlying Stock The interest rate on the securities reflects both the fact that the performance of the securities does not reflect dividends, if any, payable on the Underlying Stock and the value of our right to call the securities at the yield to call. In general, for any given yield to call, the more volatile the Underlying Stock is or is expected to be, the higher the interest rate.

What will I receive upon maturity of the securities?

On the maturity date, if we have not called the securities for the call price, you will receive a number of shares of the Underlying Stock for each security you hold equal to the exchange ratio, as determined on the valuation date, plus any accrued but unpaid interest in cash. Unlike ordinary debt securities, the return of your principal is not guaranteed. If the closing price of the Underlying Stock at maturity is less than the initial stock price, the value per share of the Underlying Stock you receive at maturity will be less than the initial public offering price and you will lose some or all of your principal.

The “maturity date” is September 5, 2007, subject to extension if the valuation date is postponed as described below or if the final call notice date is postponed as described below in “Specific Terms of the Securities — Issuer Call Right”. If the valuation date is postponed, then the maturity date of the securities will be postponed by an equal number of trading days. If the final call notice date is postponed and we elect to call the securities, the maturity date will be postponed so that it will be the tenth calendar day following the final call notice date as postponed.

The “exchange ratio” is equal to one share of Underlying Stock for each security, subject to adjustment for certain corporate events relating to eBay Inc., as described in this prospectus supplement under “Specific Terms of the Securities — Antidilution Adjustments”.

The “valuation date” means the second trading day prior to the maturity date. However, if that date occurs on a day on which the calculation agent has determined that a market disruption event has occurred or is continuing, then the valuation date will be the next succeeding trading day on which the calculation agent has determined that a market disruption event has not occurred or is not continuing. If the valuation date is postponed, then the maturity date of the securities will be postponed by an equal number of trading days.

A “trading day” means a day, as determined by the calculation agent, on which trading is generally conducted on the New York Stock Exchange, Inc. (“NYSE”), the American Stock Exchange, the Nasdaq National Market, the Chicago Board Mercantile Exchange and the Chicago Board of Options Exchange and in the over-the-counter market for equity securities in the United States.

A “business day” means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City generally are authorized or obligated by law, regulation or executive order to close.

If the calculation of the number of shares of the Underlying Stock per security on the valuation date results in fractional shares, such fractional shares will be paid in U.S. dollar amounts equal to the fractional number of shares multiplied by the closing price per share of the Underlying Stock on the valuation date.

What will I receive if Wachovia calls the securities?

On any trading day on or after March 1, 2007 to and including the maturity date (as it may be extended regardless of whether the maturity date is a trading day), we may call the securities, in whole, but not in part, for the call price. If we call the securities, you will receive for each security a call price in cash that, together with all other payments made on the securities from the settlement date to and including the call date, will provide the yield to call on the securities.

The “yield to call” is currently expected to be between 22% and 25% per annum (to be determined on the pricing date). The calculation of the yield to call takes into account the initial public offering price of the securities, the time remaining to maturity, and the amount and timing of interest payments made on the securities, as well as the call price.

The “call notice date” is the trading day on which we issue our notice of call, which must be at least 10 but not more than 30 days prior to the call date. The “final call notice date” is September 5, 2007, provided, however, that if such day is not a trading day or is a day on which the calculation agent has determined that a market disruption event has occurred or is continuing, the final call notice date will be the immediately succeeding trading day on which the calculation agent determines that a market disruption event does not occur or is not continuing.

The “call date” is the day we specify in our notice of call which may be any trading day from and after March 1, 2007 to and including the maturity date (as it may be extended regardless of whether the maturity date is a trading day).

The “call price” with respect to any call date is an amount of cash per security equal to the amount necessary so that the sum of the present values of all cash flows on each security to and including the call date (i.e., the call price and all of the interest payments, including any accrued but unpaid interest payable on the call date), discounted to the settlement date at the yield to call, equals the initial public offering price of the securities, as determined by the calculation agent. For a description of how the call price is determined, see “Annex A” beginning on page A-1.

The “notice of call” means our notice delivered to the paying agent announcing that we have decided to call the securities and specifying a call date and a call price.

The opportunity to participate in the possible increases in the price of the Underlying Stock through an investment in the securities is limited because the amount you receive if we call the securities will never result in a total yield to call of more than 22% to 25% compounded annually (to be determined on the pricing date), even though you bear the full risk of a decline in the price of the Underlying Stock.

If we call the securities, we will do the following:

•	on the call notice date, send a notice of call announcing that we have decided to call the securities;

•	specify in the notice of call a call date when you will receive payment in exchange for delivering your securities to the paying agent; and

•	specify in the notice of call the call price that we will pay to you in exchange for each security.

If we call the securities, the call price and any accrued but unpaid interest on the securities will be delivered to the DTC, as holder of the securities, on the call date fixed by us and set forth in our notice of call, upon delivery of the securities to the paying agent, on our behalf. We will, or will cause, the paying agent agent to, deliver such cash to DTC, as holder of the securities. We expect such amount of cash will be distributed to investors on the call date in accordance with the standard rules and procedures of DTC and its direct and indirect participants.

Hypothetical Call Prices

Set forth below are hypothetical call prices for the month-start and mid-month from March 1, 2007 (the first call date) through September 5, 2007 (the last call date). If we elect to exercise our call right, the call price will be disclosed in the notice of call we deliver to DTC in connection with our call of the securities. For the purpose of this table we have assumed the following:

Hypothetical settlement date:	September 1, 2006

Hypothetical principal amount:	$25.00 per security

Hypothetical yield to call:	25.00% (computed on the basis of a 360-day year of twelve 30-day months, compounded annually)

Call date	Call price per security	Interest payable on call date per security	Final amount payable per security(1)
March 1, 2007 (first call date)	$26.6650	$0.5972	$27.2622
March 16, 2007	$26.8113	$0.0764	$26.8877
March 31, 2007	$26.9582	$0.1806	$27.1388
April 16, 2007	$27.1077	$0.2847	$27.3924
May 1, 2007	$27.2594	$0.3889	$27.6483
May 16, 2007	$27.4134	$0.4931	$27.9065
June 1, 2007	$27.5699	$0.5972	$28.1671
June 16, 2007	$27.7246	$0.0764	$27.8010
July 1, 2007	$27.8800	$0.1806	$28.0606
July 17, 2007	$28.0486	$0.2917	$28.3403
August 1, 2007	$28.1984	$0.3889	$28.5873
August 16, 2007	$28.3612	$0.4931	$28.8543
September 5, 2007 (last call date)	$28.5711	$0.6250	$29.1961

(1)	The final amount payable per security is the amount received by the holder on the call date which equals the call price plus the accrued but unpaid interest payable on the call date per security and does not include prior interest payments made on the securities.

For more information regarding the determination of the call price and an example of how the call price is calculated, see “Annex A” beginning on page A-1.

Who should or should not consider an investment in the securities?

We have designed the securities for investors who are willing to make an investment that is exposed to the full downside performance risk of the Underlying Stock and the potential loss of some or all of the value of their principal, who expect to participate in only limited appreciation in the price of the Underlying Stock and who are willing to receive shares of the Underlying Stock as the return on their investment if the securities are not called. In exchange for participating in limited appreciation in the price of the Underlying Stock, and in lieu of dividends, if any, payable on the Underlying Stock, investors in the securities will receive quarterly interest payments at a rate of 10% per year so long as the securities have not been called by us. The securities have been designed to outperform the price performance of the Underlying Stock at maturity so long as the Underlying Stock does not appreciate over the term of the securities by an amount that exceeds the yield to call, which is currently expected to be between 22% and 25% per year (to be determined on the pricing date), inclusive of interest paid over the term of the securities.

The securities are not designed for, and are not a suitable investment for, investors who seek principal protection or who are unwilling to make an investment that is exposed to the full downside performance risk of the Underlying Stock. The securities are also not designed for, and may not be a suitable investment for, investors who seek the full upside appreciation in the market price of the Underlying Stock, and in particular for those investors who expect the Underlying Stock to appreciate over the term of the securities by an amount that exceeds the yield to call (which is currently expected to be between 22% and 25% per year). The securities may not be a suitable investment for investors who prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings, or who are unable or unwilling to hold the securities to maturity.

What will I receive if I sell the securities prior to maturity?

The market value of the securities may fluctuate during the term of the securities. Several factors and their interrelationship will influence the market value of the securities, including the market price of the Underlying Stock, dividend yields on the Underlying Stock, the time remaining to maturity of the securities, interest and yield rates in the market and the volatility of the market price of the Underlying Stock. If you sell your securities prior to maturity or, if we exercise our call right, you may have to sell them at a discount. Depending on the impact of these factors, you may receive less than the principal amount in any sale of your securities before the maturity date of the securities and less than what you would have received had you held the securities until maturity. For more details, see “Risk Factors — Many factors affect the market value of the securities”.

Who is eBay Inc.?

According to publicly available information, the Underlying Stock Issuer has three primary businesses: the eBay Marketplaces, Payments and Communications. The eBay Marketplaces segments provide the infrastructure to enable online commerce in a variety of formats, including the traditional auction platform, along with our other online platforms, such as Rent.com, Shopping.com, Kijiji, mobile.de, and Marktplaats.nl. The Payments segment, which consists of its PayPal, Inc. business, enables individuals or businesses to securely, easily and quickly send and receive payments online. The Communications segment, which consists of its Skype Technologies SA (“Skype”) business, enables Voice over Internet Protocol calls between Skype users, as well as provides low-cost connectivity to traditional fixed-line and mobile telephones.

Because the Underlying Stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Underlying Stock Issuer is required to file periodically certain financial and other information specified by the Securities and Exchange Commission (the “SEC”). Information provided to or filed with the SEC by the Underlying Stock Issuer can be located by reference to SEC file number 000-24821 and inspected at the SEC’s public reference facilities or accessed over the Internet through the SEC’s website. The address of the SEC’s website is http://www.sec.gov. In addition, information regarding the Underlying Stock may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated information. We make no representation or warranty as to the accuracy or completeness of any such information. For further information, please see the section entitled “The Underlying Stock — The Underlying Stock Issuer” in this prospectus supplement.

What is the Underlying Stock Issuer’s role in the securities?

The Underlying Stock Issuer has no obligations relating to the securities or amounts to be paid to you, including no obligation to take the needs of Wachovia or of holders of the securities into consideration for any reason. The Underlying Stock Issuer will not receive any of the proceeds of the offering of the securities, is not responsible for, and has not participated in, the offering of the securities and is not responsible for, and will not participate in, the determination of whether to call the securities or the calculation of the call price, or the determination or calculation of the amount of shares of the Underlying Stock you will receive on the securities at maturity. Wachovia is not affiliated with the Underlying Stock Issuer.

How has the Underlying Stock performed historically?

You can find a table with the high, low and closing prices per share of the Underlying Stock during each calendar quarter from calendar year 2003 to the present in the section entitled “The Underlying Stock — Historical Data” in this prospectus supplement. We obtained the historical information from Bloomberg Financial Markets, without independent verification. You should not take the performance of the Underlying Stock as an indication of how the Underlying Stock will perform in the future.

What about taxes?

The United States federal income tax consequences of an investment in the securities are complex and uncertain. Wachovia intends to treat the securities for all tax purposes as pre-paid income-bearing forward contracts. Under this characterization of the securities, if you are a United States holder: (i) you will likely be taxed on the quarterly coupon payments you receive on the securities as ordinary income in accordance with your regular method of accounting for United States federal income tax purposes, (ii) you would recognize capital gain or loss on the sale, redemption or exchange of your securities prior to maturity in an amount equal to the difference between the amount you realize on the sale or exchange (other than amounts in respect of accrued interest, which are likely to be taxed as ordinary income) and your United States federal income tax basis in the securities, and (iii) if you receive Underlying Stock at maturity, you would generally not recognize any taxable income, gain or loss at maturity, except with respect to your receipt of accrued interest and cash in lieu of fractional shares. If you are a United States alien holder, quarterly coupon payments on your securities may be subject to a 30% withholding tax and no Additional Amounts (as defined in the accompanying prospectus) will be paid.

For further discussion, see “Supplemental Tax Considerations” beginning on page S-24.

Will the securities be listed on a stock exchange?

The securities will not be listed or displayed on any securities exchange, the Nasdaq National Market or any electronic communications network. There can be no assurance that a liquid trading market will develop for the securities. Accordingly, if you sell your securities prior to maturity, you may have to sell them at a substantial loss. You should review the section entitled “Risk Factors — There may not be an active trading market for the securities” in this prospectus supplement.

Are there any risks associated with my investment?

Yes, an investment in the securities is subject to significant risks, including the risk of loss of some or all of your principal. We urge you to read the detailed explanation of risks in “Risk Factors” beginning on page S-7.

How to reach us

You may reach us by calling 1-888-215-4145 or 1-212-214-6282 and asking for the Investment Solutions Group.

RISK FACTORS

An investment in the securities is subject to the risks described below, as well as the risks described under “Risk Factors — Risks Related to Indexed Notes” in the accompanying prospectus. Your securities are a riskier investment than ordinary debt securities because there is no guaranteed return of principal. Also, your securities are not equivalent to investing directly in the Underlying Stock to which your securities are linked. You should carefully consider whether the securities are suited to your particular circumstances.

Your investment may result in a loss of some or all of your principal

The terms of the securities differ from those of ordinary debt securities in that we will not pay you a fixed amount at maturity. With an investment in the securities, you bear the risk of losing some or all of the value of your principal. At maturity, if the securities have not been previously called by us, the amount that you will receive will be a number of shares of the Underlying Stock for each security you hold equal to the exchange ratio. If the closing price of the Underlying Stock on the maturity date is less than the initial stock price, we will pay you an amount of shares of the Underlying Stock equal to the exchange ratio for each security you hold, plus cash in lieu of any fractional shares, with a value that is less than the principal amount of the securities.

Your appreciation potential is limited by the call right

The appreciation potential of the securities is limited by our call right. We may call the securities at any time on or after March 1, 2007, including on the maturity date. If we exercise our call right, you will receive the call price described under “Specific Terms of the Securities — Issuer Call Right” beginning on page S-14 and you will not receive any shares of the Underlying Stock. The payment you will receive in the event that we exercise our call right will depend upon the call date and will be an amount of cash per security that, together with all of the interest paid on the security to and including the call date, represents a specified yield to call. The yield to call is currently expected to be between 22% and 25% per annum (to be determined on the pricing date) on the initial public offering price of the securities from the settlement date to but excluding the call date. If we call the securities, you should not expect to obtain a total yield (including interest payments) of more than 22% to 25% per annum (compounded annually) on the initial public offering price, even though you bear the full risk of a decline in the market price of the Underlying Stock.

Owning the securities is not the same as owning the Underlying Stock

Your return will not reflect the return you would realize if you actually owned and held the Underlying Stock for a similar period. The securities represent senior unsecured obligations of ours and do not represent or convey any rights of ownership in the Underlying Stock, other than the right to receive a payment at maturity in shares of the Underlying Stock (provided that we have not called the securities). Even though the securities are linked to the performance of the Underlying Stock, you will not be entitled to receive any dividend payments or other distributions on the Underlying Stock and, as a holder of the securities, you will not have voting rights or any other rights that holders of the Underlying Stock may have. If the return on the Underlying Stock over the term of the securities exceeds the principal amount of the securities and the interest payments you receive (and if the securities are called, the call price plus the interest payments you receive), your return on the securities at maturity will be less than the return on a direct investment in the Underlying Stock without taking into account taxes and other costs related to such a direct investment. Even if the market price of the Underlying Stock increases above the initial stock price during the term of the securities, the market value of the securities may not increase by the same amount. It is also possible for the market price of the Underlying Stock to increase while the market value of the securities declines.

There may not be an active trading market for the securities

The securities will not be listed or displayed on any securities exchange, the Nasdaq National Market or any electronic communications network. There can be no assurance that a liquid trading market will develop for the securities. The development of a trading market for the securities will depend on our financial performance and other factors such as the increase, if any, in the market price of the Underlying Stock. Even if a secondary market for the securities develops, it may not provide significant liquidity and transaction costs in any secondary market could be high. As a result, the difference between bid and asked prices for the securities in any secondary market could be substantial. If you sell your securities before maturity, you may have to do so at a discount from the initial public offering price, and, as a result, you may suffer substantial losses.

Wachovia Capital Markets, LLC and other broker-dealer affiliates of Wachovia currently intend to make a market for the securities, although they are not required to do so and may stop any such market-making activities at any time. As market makers, trading of the securities may cause Wachovia Capital Markets, LLC or any other broker-dealer affiliates of Wachovia to have long or short positions in the securities. The supply and demand for the securities, including inventory positions of market makers, may affect the secondary market for the securities.

Many factors affect the market value of the securities

The market value of the securities will be affected by factors that interrelate in complex ways. It is important for you to understand that the effect of one factor may offset the increase in the market value of the securities caused by another factor and that the effect of one factor may compound the decrease in the market value of the securities caused by another factor. We expect that the market value of the securities will depend substantially on the market price of the Underlying Stock at any time during the term of the securities relative to the initial stock price. If you choose to sell your securities when the market price of the Underlying Stock exceeds or is equal to the initial stock price, you may receive substantially less than the amount that would be payable at maturity based on this market price because of the expectation that the market price of the Underlying Stock will continue to fluctuate until the final stock price is determined. In addition, we believe that other factors that may influence the value of the securities include:

•	the volatility (frequency and magnitude of changes in market price) of the Underlying Stock and in particular market expectations regarding the volatility of the Underlying Stock;

•	interest rates generally as well as changes in interest rates and the yield curve;

•	the dividend yield on the Underlying Stock;

•	the time remaining to maturity and the fact that we can call the securities;

•	our creditworthiness, as represented by our credit ratings or as otherwise perceived in the market; and

•	geopolitical, economic, financial, political, regulatory or judicial events as well as other conditions that affect stock markets in general and that may affect the Underlying Stock Issuer and the market price of the Underlying Stock.

Wachovia and its affiliates have no affiliation with the Underlying Stock Issuer and are not responsible for its public disclosure of information

Wachovia and its affiliates are not affiliated with the Underlying Stock Issuer in any way and have no ability to control or predict its actions, including any corporate actions of the type that would require the calculation agent to adjust the exchange ratio, and have no ability to control the public disclosure of these corporate actions or any events or circumstances affecting them.

Each security is an unsecured debt obligation of Wachovia only and is not an obligation of the Underlying Stock Issuer. None of the money you pay for your securities will go to the Underlying Stock Issuer. Since the Underlying Stock Issuer is not involved in the offering of the securities in any way, it has no obligation to consider your interest as an owner of securities in taking any actions that might affect the value of your securities. The Underlying Stock Issuer may take actions that will adversely affect the market value of the securities.

This prospectus supplement relates only to the securities and does not relate to the Underlying Stock. We have derived the information about the Underlying Stock Issuer in this prospectus supplement from publicly available documents, without independent verification. We have not participated in the preparation of any of the documents or made any “due diligence” investigation or any inquiry of the Underlying Stock Issuer in connection with the offering of the securities. Neither we nor any of our affiliates assumes any responsibility for the adequacy or accuracy of the information about the Underlying Stock Issuer contained in this prospectus supplement. Furthermore, we do not know whether the Underlying Stock Issuer has disclosed all events occurring before the date of this prospectus supplement – including events that could affect the accuracy or completeness of the publicly available documents referred to above and the market price of the Underlying Stock. You, as an investor in the securities, should investigate the Underlying Stock Issuer on your own.

You have limited antidilution protection

WBNA, as calculation agent for your securities, will, in its sole discretion, adjust the exchange ratio for certain events affecting the Underlying Stock, such as stock splits and stock dividends, and certain other corporate actions involving the Underlying Stock Issuer, such as mergers. However, the calculation agent is not required to make an adjustment for every corporate event that can affect the Underlying Stock. For example, the calculation agent is not required to make any adjustments to the exchange ratio if the Underlying Stock Issuer or anyone else makes a partial tender or partial exchange offer for the Underlying Stock. If an event occurs that does not require the calculation agent to adjust the exchange ratio, and, therefore, the amount of shares of the Underlying Stock payable at maturity, the market value of the securities may be materially and adversely affected. You should refer to “Specific Terms of the Securities — Antidilution Adjustments” beginning on page S-17 for a description of the general circumstances in which the calculation agent will make adjustments to the exchange ratio.

The securities may become exchangeable into the common stock of companies other than the Underlying Stock Issuer

Following certain corporate events relating to the Underlying Stock issuer, such as a merger event where holders of the Underlying Stock would receive all or a substantial portion of their consideration in cash or a significant cash dividend or distribution of property with respect to the Underlying Stock, you will receive at maturity the common stock of three companies in the same industry group, as the Underlying Stock issuer in lieu of, or in addition to, the Underlying Stock. Following certain other corporate events, such as a stock for stock merger where the Underlying Stock Issuer is not the surviving entity, you will receive at maturity the common stock of a successor corporation to the Underlying Stock Issuer. We describe the specific corporate events that can lead to these adjustments and the procedures for selecting those other reference stocks in the section of this prospectus supplement called “Specific Terms of the Securities — Antidilution Adjustments” beginning on page S-17. The occurrence of such corporate events and the consequent adjustments may materially and adversely affect the market price of the securities.

Historical performance of the Underlying Stock should not be taken as an indication of its future performance during the term of the securities

It is impossible to predict whether the market price of the Underlying Stock will rise or fall. The Underlying Stock has performed differently in the past and is expected to perform differently in the future. The market price of the Underlying Stock will be influenced by complex and interrelated political, economic, financial and other factors that can affect the Underlying Stock Issuer. You should refer to “The Underlying Stock” beginning on page S-23 for a description of the Underlying Stock Issuer and historical data on the Underlying Stock.

Purchases and sales by us and our affiliates may affect the return on the securities

As described below under “Use of Proceeds and Hedging” on page S-28 we or one or more of our affiliates may hedge our obligations under the securities by purchasing the Underlying Stock, futures or options on the Underlying Stock or other derivative instruments with returns linked or related to changes in the market price of the Underlying Stock, and we may adjust these hedges by, among other things, purchasing or selling the Underlying Stock, futures, options or other derivative instruments with returns linked to the Underlying Stock at any time. Although they are not expected to, any of these hedging activities may adversely affect the market price of the Underlying Stock and, therefore, the market value of the securities. It is possible that we or one or more of our affiliates could receive substantial returns from these hedging activities while the market value of the securities declines.

The inclusion of commissions and projected profits from hedging in the initial public offering price is likely to adversely affect secondary market prices

Assuming no change in market conditions or any other relevant factors, the price, if any, at which Wachovia is willing to purchase the securities in secondary market transactions will likely be lower than the initial public offering price, since the initial public offering price included, and secondary market prices are likely to exclude, commissions paid with respect to the securities, as well as the projected profit included in the cost of hedging our obligations under the securities. In addition, any such prices may differ from values determined by pricing models used by Wachovia, as a result of dealer discounts, mark-ups or other transactions.

The calculation agent may postpone the valuation date and, therefore, the determination of the number of shares of the Underlying Stock that you will receive and the maturity date if a market disruption event occurs on the valuation date

The valuation date and, therefore, the determination of the number of shares of the Underlying Stock that you will receive may be postponed if the calculation agent determines that a market disruption event has occurred or is continuing on the valuation date. If a postponement occurs, the calculation agent will determine the number of shares of the Underlying Stock that you will receive on the next succeeding trading day on which the calculation agent determines that a market disruption event does not occur or is not continuing. As a result, the maturity date for the securities would also be postponed. You will not be entitled to any compensation from us or the calculation agent for any loss suffered as a result of the occurrence of a market disruption event, any resulting delay in payment or any change in the market price of the Underlying Stock resulting from the postponement of the valuation date. See “Specific Terms of the Securities — Market Disruption Event” beginning on page S-15.

Potential conflicts of interest could arise

Our subsidiary, WBNA, is our agent for the purposes of calculating the number of shares of the Underlying Stock that you will receive, the amount of shares of the Underlying Stock you will receive on the securities at maturity and the call price. Under certain circumstances, WBNA’s role as our subsidiary and its responsibilities as calculation agent for the securities could give rise to conflicts of interest. These conflicts could occur, for instance, in connection with its determination as to whether the number of shares of Underlying Stock that you will receive at maturity, if the Securities have not been previously called by us, can be calculated on the valuation date. See the section entitled “Specific Terms of the Securities — Market Disruption Event” beginning on page S-15. WBNA is required to carry out its duties as calculation agent in good faith and using its reasonable judgment.

Wachovia or its affiliates may presently or from time to time engage in business with the Underlying Stock Issuer. This business may include extending loans to, or making equity investments in, the Underlying Stock Issuer or providing advisory services to the Underlying Stock Issuer, including merger and acquisition advisory services. In the course of business, Wachovia or its affiliates may acquire non-public information relating to the Underlying Stock Issuer and, in addition, one or more affiliates of Wachovia may publish research reports about the Underlying Stock Issuer. Wachovia does not make any representation to any purchasers of the securities regarding any matters whatsoever relating to the Underlying Stock Issuer. Any prospective purchaser of the securities should undertake an independent investigation of the Underlying Stock Issuer as in its judgment is appropriate to make an informed decision regarding an investment in the securities.

Tax consequences are uncertain

You should consider the tax consequences of investing in the securities, significant aspects of which are uncertain. If you are a United States alien holder, quarterly coupon payments on your securities may be subject to a 30% withholding tax and no Additional Amounts (as defined in the accompanying prospectus) will be paid. See “Supplemental Tax Considerations” beginning on page S-24.

Certain considerations for insurance companies and employee benefit plans

A fiduciary of a pension plan or other employee benefit plan that is subject to the prohibited transaction rules of the Employee Retirement Income Security Act of 1974, as amended, which we call “ERISA”, or the Internal Revenue Code of 1986, as amended, and that is considering purchasing the securities with the assets of such a plan, should consult with its counsel regarding whether the purchase or holding of the securities could become a “prohibited transaction” under ERISA, the Internal Revenue Code or any substantially similar prohibition. These prohibitions are discussed in further detail under “Employee Retirement Income Security Act” beginning on page S-26.

SPECIFIC TERMS OF THE SECURITIES

Please note that in this section entitled “Specific Terms of the Securities”, references to “holders” mean those who own securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not indirect holders who own beneficial interests in securities registered in street name or in securities issued in book- entry form through The Depository Trust Company. Please review the special considerations that apply to indirect holders in the accompanying prospectus, under “Legal Ownership”.

The securities are part of a series of debt securities, entitled “Medium-Term Notes, Series G”, that we may issue under the indenture from time to time as described in the accompanying prospectus. The securities are also “Indexed Notes” and “Senior Notes”, each as described in the accompanying prospectus.

This prospectus supplement summarizes specific financial and other terms that apply to the securities. Terms that apply generally to all Medium-Term Notes, Series G, are described in “Description of the Notes We May Offer” in the accompanying prospectus. The terms described here supplement those described in the accompanying prospectus and, if the terms described there are inconsistent with those described here, the terms described here are controlling.

We describe the terms of the securities in more detail below.

Interest

The securities will bear interest at a rate of 10% per annum payable on each of March 5, June 5, September 5 and December 5, beginning on December 5, 2006 and ending on September 5, 2007 (the maturity date). If we call the securities, we will pay in cash any accrued but unpaid interest on the securities to but excluding the call date.

If the maturity date is postponed due to a postponement of the valuation date or otherwise, we will pay interest on the maturity date as postponed rather than on September 5, 2007 (the scheduled maturity date), but no interest will accrue on the securities or on such payment during the period from or after September 5, 2007.

The regular record dates will be the close of business on February 28, May 31, August 31 and November 30, respectively, in each case the fifth calendar day, whether or not a business day, immediately preceding the related interest payment date. For the purpose of determining the holder at the close of business on a day that is not a business day, the close of business will mean 5:00 P.M. in New York City, on that day.

In the event that we call the securities, no interest payment date will occur after the call notice date, except for any interest payment date for which the call notice date falls on or after the “ex-interest” date for the related interest payment, in which case the related interest payment will be made on such interest payment date. In addition, any accrued but unpaid interest payable on the call date, if any, will be payable to the person to whom the call price is payable. The “ex-interest” date for any interest payment is the date on which purchase transactions in the securities no longer carry the right to receive such interest payment. If the final call notice date is postponed as described below under “—Issuer Call Right”, any accrued but unpaid interest payable on the call date will equal any accrued but unpaid interest that would otherwise have been payable on September 5, 2007.

Denominations

Wachovia will issue each security in a principal amount of $• (equal to the closing price per share of the Underlying Stock on the pricing date) and integral multiples thereof.

Offering Price

The initial public offering price and principal amount of each security is $•, which is equal to the closing price per share of the Underlying Stock on the pricing date.

Payment at Maturity

On the maturity date, if we have not called the securities for the call price, you will receive a number of shares of the Underlying Stock for each security you hold equal to the exchange ratio, as determined on the valuation date, plus any accrued but unpaid interest in cash. Unlike ordinary debt securities, the return of your principal is not guaranteed. If the closing price of the Underlying Stock at maturity is less than the initial stock price, the value per share of the Underlying Stock you receive at maturity will be less than the initial public offering price and you will lose some or all of your principal.

The “Underlying Stock” means the common stock of the Underlying Stock Issuer, CUSIP Number 278642103. In the event of the occurrence of certain corporate events in respect of the Underlying Stock Issuer described in the section entitled “—Antidilution Adjustments — Adjustments for Reorganization Events” on page S-21, the securities may become redeemable for shares of common stock of one or more issuers in addition to, or in lieu of, the Underlying Stock. If any such event occurs, references to “Underlying Stock” in this prospectus supplement will mean, for purposes of determining the number of shares of stock to be delivered to an investor on the maturity date, the shares of common stock of such additional issuers or issuers, as well as the original Underlying Stock if the original Underlying Stock remains outstanding.

The “Underlying Stock Issuer” means eBay Inc. In the event of the occurrence of certain corporate events in respect of the Underlying Stock Issuer described in the section entitled “—Antidilution Adjustments — Adjustments for Reorganization Events”, the securities may become redeemable for shares of common stock of one or more issuers in addition to, or in lieu of, the Underlying Stock. If any such event occurs, references to “Underlying Stock Issuer” in this prospectus supplement will mean, as the context requires, such additional issuer or issuers, as well as the original Underlying Stock Issuer if the original Underlying Stock remains outstanding.

The “maturity date” is September 5, 2007, subject to extension if the valuation date is postponed as described below or if the final call notice date is postponed as described below under “—Issuer Call Right”. If the valuation date is postponed, then the maturity date of the securities will be postponed by an equal number of trading days. If the final call notice date is postponed and we elect to call the securities, the maturity date will be postponed so that it will be the tenth calendar day following the final call notice date as postponed.

The “exchange ratio” is equal to one share of Underlying Stock for each security, subject to adjustment for certain corporate events relating to eBay Inc., the Underlying Stock Issuer, as described in this prospectus supplement under “—Antidilution Adjustments”

The “valuation date” means the second trading day prior to the maturity date. However, if that date occurs on a day on which the calculation agent has determined that a market disruption event has occurred or is continuing, then the valuation date will be the next succeeding trading day on which the calculation agent has determined that a market disruption event has not occurred or is not continuing. If the valuation date is postponed, then the maturity date of the securities will be postponed by an equal number of trading days.

A “trading day” means a day, as determined by the calculation agent, on which trading is generally conducted on the New York Stock Exchange, Inc. (“NYSE”), the American Stock Exchange, the Nasdaq National Market, the Chicago Board Mercantile Exchange and the Chicago Board of Options Exchange and in the over-the-counter market for equity securities in the United States.

A “business day” means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City generally are authorized or obligated by law, regulation or executive order to close.

If any payment is due on the securities on a day which is not a day on which commercial banks settle payments in New York City, then that payment may be made on the next day that is a day on which commercial banks settle payments in New York City, in the same amount and with the same effect as if paid on the original due date.

If the calculation of the number of shares of the Underlying Stock per security on the valuation date results in fractional shares, such fractional shares will be paid in U.S. dollar amounts equal to the fractional number of shares multiplied by the closing price per share of the Underlying Stock on the valuation date.

WBNA, our subsidiary, will serve as the calculation agent. All determinations made by the calculation agent will be at the sole discretion of the calculation agent and, absent a determination of a manifest error, will be conclusive for all purposes and binding on Wachovia and the holders and beneficial owners of the securities. Wachovia may at any time change the calculation agent without notice to holders of securities.

U.S. Bank National Association will serve as the U.S. registrar and the domestic paying agent.

If Wachovia determines that it is prohibited from delivering shares of the Underlying Stock, or that it would otherwise be unduly burdensome to deliver shares of the Underlying Stock, then on the maturity date, it will pay an amount in cash for each security equal to the closing price of the Underlying Stock on the valuation date multiplied by the number of shares of the Underlying Stock that correspond to such security, plus any accrued but unpaid interest in cash. Any such determination will be made in the sole discretion of Wachovia.

Issuer Call Right

On any trading day on or after March 1, 2007 to and including the maturity date (as it may be extended regardless of whether the maturity date is a trading day), we may call the securities, in whole, but not in part, for the call price. If we call the securities, you will receive for each security a call price in cash that, together with all other payments made on the securities from the settlement date to and including the call date, will provide the yield to call on the securities.

The “yield to call” is currently expected to be between 22% and 25% per annum (to be determined on the pricing date). The calculation of the yield to call takes into account the initial public offering price of the securities, the time to the call date, and the amount and timing of interest payments on the securities, as well as the call price.

The “call notice date” is the trading day on which we issue our notice of call, which must be at least 10 but not more than 30 calendar days prior to the call date. The “final call notice date” is September 5, 2007, provided, however, that if such day is not a trading day or is a day on which the calculation agent has determined that a market disruption event has occurred or is continuing, the final call notice date will be the immediately succeeding trading day on which the calculation agent determines that a market disruption event does not occur or is not continuing.

The “call date” is the day we specify in our notice of call which may be any trading day from and after March 1, 2007 to and including the maturity date (as it may be extended regardless of whether the maturity date is a trading day).

The “call price” with respect to any call date is an amount of cash per security equal to the amount necessary so that the sum of the present values of all cash flows on each security to and including the call date (i.e., the call price and all of the interest payments, including any accrued but unpaid interest payable on the call date), discounted to the settlement date at the yield to call, equals the initial public offering price of the securities, as determined by the calculation agent. For a description of how the call price is determined, see “Annex A” beginning on page A-1.

The “notice of call” means our notice delivered to the paying agent announcing that we have decided to call the securities and specifying a call date and a call price.

The opportunity to participate in the possible increases in the price of the Underlying Stock through an investment in the securities is limited because the amount you receive if we call the securities will never result in a total yield to call of more than 22% to 25% compounded annually (to be determined on the pricing date), even though you bear the full risk of a decline in the price of the Underlying Stock.

If we call the securities, we will do the following:

•	on the call notice date, send a notice of call announcing that we have decided to call the securities;

•	specify in the notice of call a call date when you will receive payment in exchange for delivering your securities to the paying agent; and

•	specify in the call notice the call price that we will pay to you in exchange for each security.

If we call the securities, the call price and any accrued but unpaid interest on the securities will be delivered to DTC, as holder of the securities, on the call date fixed by us and set forth in our notice of call, upon delivery of the securities to the paying agent, on our behalf. We will, or will cause, the paying agent to, deliver such cash to DTC, as holder of the securities. We expect such amount of cash will be distributed to investors on the call date in accordance with the standard rules and procedures of DTC and its direct and indirect participants.

Closing Price

The closing price for one share of the Underlying Stock (or one unit of any other security for which a closing price must be determined) on any trading day means:

•	if the Underlying Stock (or any such other security) is listed or admitted to trading on a national securities exchange, the last reported sale price, regular way, of the principal trading session on such day on the principal United States securities exchange registered under the Exchange Act, on which the Underlying Stock (or any such other security) is listed or admitted to trading,

•	if the Underlying Stock (or any such other security) is a security of the Nasdaq National Market (and provided that the Nasdaq National Market is not then a national securities exchange), the Nasdaq official closing price published by The Nasdaq Stock Market, Inc. on such day, or

•	if the Underlying Stock (or any such other security) is neither listed or admitted to trading on any national securities exchange nor a security of the Nasdaq National Market but is included in the OTC Bulletin Board Service (the “OTC Bulletin Board”) operated by the National Association of Securities Dealers, Inc. (the “NASD”), the last reported sale price of the principal trading session on the OTC Bulletin Board on such day.

If the Underlying Stock (or any such other security) is listed or admitted to trading on any national securities exchange or is a security of the Nasdaq National Market but the last reported sale price or Nasdaq official closing price, as applicable, is not available pursuant to the preceding sentence, then the closing price for one share of the Underlying Stock (or one unit of any such other security) on any trading day will mean the last reported sale price of the principal trading session on the over-the-counter market as reported on the Nasdaq National Market or the OTC Bulletin Board on such day.

If the last reported sale price or Nasdaq official closing price, as applicable, for the Underlying Stock (or any such other security) is not available pursuant to either of the two preceding sentences, then the closing price for any trading day will be the mean, as determined by the calculation agent, of the bid prices for the Underlying Stock (or any such other security) obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent. Bids of Wachovia Capital Markets, LLC or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. The term “security of the Nasdaq National Market” will include a security included in any successor to such system, and the term “OTC Bulletin Board Service” will include any successor service thereto.

Market Disruption Event

A market disruption event means the occurrence or existence of any of the following events:

•	a suspension, absence or material limitation of trading in the Underlying Stock on its primary market for more than two hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion;

•	a suspension, absence or material limitation of trading in option or futures contracts relating to the Underlying Stock, if available, in the primary market for those contracts for more than two hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion;

•	if the Underlying Stock does not trade on the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market or what was the primary market for the Underlying Stock, as determined by the calculation agent in its sole discretion; or

•	any other event, if the calculation agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to the securities that we or our affiliates have effected or may effect as described below under “Use of Proceeds and Hedging”.

The following events will not be market disruption events:

•	a limitation on the hours or number of days of trading in the Underlying Stock on its primary market, but only if the limitation results from an announced change in the regular trading hours of the relevant market; and

•	a decision to permanently discontinue trading in the option or futures contracts relating to the Underlying Stock.

For this purpose, an “absence of trading” in the primary securities market on which option or futures contracts relating to the Underlying Stock, if available, are traded will not include any time when that market is itself closed for trading under ordinary circumstances. In contrast, a suspension or limitation of trading in option or futures contracts relating to the Underlying Stock, if available, in the primary market for those contracts, by reason of any of:

•	a price change exceeding limits set by that market;

•	an imbalance of orders relating to those contracts; or

•	a disparity in bid and asked quotes relating to those contacts will constitute a suspension or material limitation of trading in option or futures contracts, as the case may be, relating to the Underlying Stock in the primary market for those contracts.

Events of Default and Acceleration

In case an event of default with respect to any securities has occurred and is continuing, the amount payable to a beneficial owner of a security upon any acceleration permitted by the securities, with respect to each security, will be equal to the amount of shares of the Underlying Stock you will receive on the securities at maturity, calculated as though the date of early repayment were the maturity date of the securities. If a bankruptcy proceeding is commenced in respect of Wachovia, the claim of the beneficial owner of a security may be limited, under Section 502(b)(2) of Title 11 of the United States Code, to the principal amount of the security plus an additional amount of contingent interest calculated as though the date of the commencement of the proceeding were the maturity date of the securities.

In case of default in payment of the securities, whether at their maturity or upon acceleration, the securities will not bear a default interest rate.

Antidilution Adjustments

The exchange ratio is subject to adjustment by the calculation agent as a result of the dilution and reorganization adjustments described in this section. The adjustments described below do not cover all events that could affect the market value of your securities. We describe the risks relating to dilution above under “Risk Factors — You have limited antidilution protection” on page S-9.

How adjustments will be made

If one of the events described below occurs with respect to the Underlying Stock and the calculation agent determines that the event has a diluting or concentrative effect on the market price of the Underlying Stock, the calculation agent will calculate a corresponding adjustment to the exchange ratio as the calculation agent deems appropriate to account for that dilutive or concentrative effect. For example, if an adjustment is required because of a two-for-one stock split, then the exchange ratio will be adjusted by the calculation agent by multiplying the existing exchange ratio by a fraction whose numerator is the number of shares of the Underlying Stock outstanding immediately after the stock split and whose denominator is the number of shares of the Underlying Stock outstanding immediately prior to the stock split. Consequently, the exchange ratio will be adjusted to double the prior exchange ratio, due to the corresponding decrease in the market price of the Underlying Stock.

The calculation agent will also determine the effective date of that adjustment, and the replacement of the Underlying Stock, if applicable, in the event of consolidation or merger or certain other events in respect of the Underlying Stock Issuer. Upon making any such adjustment, the calculation agent will give notice as soon as practicable to the trustee, stating the adjustment to the exchange ratio. The calculation agent will not be required to make any adjustments to the exchange ratio after the close of business on the fifth trading day immediately prior to the maturity date. In no event, however, will an antidilution adjustment to the exchange ratio during the term of the securities be deemed to change the principal amount per security, which is fixed at one-fortieth of the initial stock price of the Underlying Stock.

If more than one event requiring adjustment occurs with respect to the Underlying Stock, the calculation agent will make an adjustment for each event in the order in which the events occur, and on a cumulative basis. Thus, having made an adjustment for the first event, the calculation agent will adjust the exchange ratio for the second event, applying the required adjustment to the exchange ratio as already adjusted for the first event, and so on for any subsequent events.

For any dilution event described below, other than a consolidation or merger, the calculation agent will not have to adjust the exchange ratio unless the adjustment would result in a change to the exchange ratio then in effect of at least 0.1%. The exchange ratio resulting from any adjustment will be rounded up or down, as appropriate, to the nearest one-hundred thousandth.

If an event requiring an antidilution adjustment occurs, the calculation agent will make the adjustment with a view to offsetting, to the extent practical, any change in your economic position relative to your securities that results solely from that event. The calculation agent may, in its sole discretion, modify the antidilution adjustments as necessary to ensure an equitable result.

The calculation agent will make all determinations with respect to antidilution adjustments, including any determination as to whether an event requiring adjustment has occurred, as to the nature of the adjustment required and how it will be made or as to the value of any property distributed in a reorganization event, and will do so in its sole discretion. In the absence of manifest error, those determinations will be conclusive for all purposes and will be binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of these determinations by the calculation agent. The calculation agent will provide information about the adjustments that it makes upon your written request.

No adjustments will be made for certain other events, such as offerings of common stock by the Underlying Stock Issuer for cash or in connection with the occurrence of a partial tender or exchange offer for the Underlying Stock by the Underlying Stock Issuer.

The following events are those that may require an antidilution adjustment of the exchange ratio:

•	a subdivision, consolidation or reclassification of the Underlying Stock or a distribution or dividend of Underlying Stock to existing holders of the Underlying Stock by way of bonus, capitalization or similar issue;

•	a distribution or dividend to existing holders of the Underlying Stock of:

•	shares of the Underlying Stock,

•	other share capital or securities granting the right to payment of dividends and/or the proceeds of liquidation of the Underlying Stock Issuer equally or proportionately with such payments to holders of the Underlying Stock, or

•	any other type of securities, rights or warrants in any case for payment (in cash or otherwise) at less than the prevailing market price as determined by the calculation agent;

•	the declaration by the Underlying Stock Issuer of an extraordinary or special dividend or other distribution whether in cash or shares of the Underlying Stock or other assets;

•	a repurchase by the Underlying Stock Issuer of its common stock whether out of profits or capital and whether the consideration for such repurchase is cash, securities or otherwise;

•	any other similar event that may have a diluting or concentrative effect on the market price of the Underlying Stock; and

•	a consolidation of the Underlying Stock Issuer with another company or merger of the Underlying Stock Issuer with another company.

Stock Splits and Reverse Stock Splits

A stock split is an increase in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share will be worth less as a result of a stock split.

A reverse stock split is a decrease in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share will be worth more as a result of a reverse stock split.

If the Underlying Stock is subject to a stock split or a reverse stock split, then once the split has become effective the calculation agent will adjust the exchange ratio to equal the product of the prior exchange ratio and the number of shares issued in such stock split or reverse stock split with respect to one share of the Underlying Stock.

Stock Dividends

In a stock dividend, a corporation issues additional shares of its stock to all holders of its outstanding stock in proportion to the shares they own. Each outstanding share will be worth less as a result of a stock dividend.

If the Underlying Stock is subject to a stock dividend payable in shares of Underlying Stock that is given ratably to all holders of shares of the Underlying Stock, then once the dividend has become effective the calculation agent will adjust the exchange ratio on the ex-dividend date to equal the sum of the prior exchange ratio plus the product of:

•	the number of shares issued with respect to one share of the Underlying Stock, and

•	the prior exchange ratio.

The ex-dividend date for any dividend or other distribution is the first day on and after which the Underlying Stock trades without the right to receive that dividend or distribution.

No Adjustments for Other Dividends and Distributions

The exchange ratio will not be adjusted to reflect dividends, including cash dividends, or other distributions paid with respect to the Underlying Stock, other than:

•	stock dividends described above,

•	issuances of transferable rights and warrants as described in “— Transferable Rights and Warrants” below,

•	distributions that are spin-off events described in “— Reorganization Events” beginning on page S-20, and

•	extraordinary dividends described below.

An “extraordinary dividend” means each of (a) the full amount per share of Underlying Stock of any cash dividend or special dividend or distribution that is identified by the Underlying Stock Issuer as an extraordinary or special dividend or distribution, (b) the excess of any cash dividend or other cash distribution (that is not otherwise identified by the Underlying Stock Issuer as an extraordinary or special dividend or distribution) distributed per share of Underlying Stock over the immediately preceding cash dividend or other cash distribution, if any, per share of Underlying Stock that did not include an extraordinary dividend (as adjusted for any subsequent corporate event requiring an adjustment as described in this pricing supplement, such as a stock split or reverse stock split) if such excess portion of the dividend or distribution is more than 5% of the closing price of Underlying Stock on the trading day preceding the ex-dividend date (that is, the day on and after which transactions in Underlying Stock on an organized securities exchange or trading system no longer carry the right to receive that cash dividend or other cash distribution) for the payment of such cash dividend or other cash distribution (such closing price, the “base closing price”) and (c) the full cash value of any non-cash dividend or distribution per share of Underlying Stock (excluding marketable securities, as defined below).

If the Underlying Stock is subject to an extraordinary dividend, then once the extraordinary dividend has become effective the calculation agent will adjust the exchange ratio on the ex-dividend date to equal the product of:

•	the prior exchange ratio, and

•	a fraction, the numerator of which is the base closing price of the Underlying Stock on the trading day preceding the ex-dividend date and the denominator of which is the amount by which the base closing price of the Underlying Stock on the trading day preceding the ex-dividend date exceeds the extraordinary dividend.

Notwithstanding anything herein, the initiation by the Underlying Stock Issuer of an ordinary dividend on the Underlying Stock or any announced increase in the ordinary dividend on the Underlying Stock will not constitute an extraordinary dividend requiring an adjustment.

To the extent an extraordinary dividend is not paid in cash, the value of the non-cash component will be determined by the calculation agent, in its sole discretion. A distribution on the Underlying Stock that is a dividend payable in shares of Underlying Stock, an issuance of rights or warrants or a spin-off event and also an extraordinary dividend will result in an adjustment to the number of shares of Underlying Stock only as described in “— Stock Dividends” above, “— Transferable Rights and Warrants” below or “— Reorganization Events” below, as the case may be, and not as described here.

Transferable Rights and Warrants

If the Underlying Stock Issuer issues transferable rights or warrants to all holders of the Underlying Stock to subscribe for or purchase the Underlying Stock at an exercise price per share that is less than the closing price of the Underlying Stock on the trading day before the ex-dividend date for the issuance, then the exchange ratio will be adjusted to equal the product of:

•	the prior exchange ratio, and

•	a fraction, (1) the numerator of which will be the number of shares of the Underlying Stock outstanding at the close of trading on the trading day before the ex-dividend date (as adjusted for any subsequent event requiring an adjustment hereunder) plus the number of additional shares of the Underlying Stock offered for subscription or purchase pursuant to the rights or warrants and (2) the denominator of which will be the number of shares of the Underlying Stock outstanding at the close of trading on the trading day before the ex-dividend date (as adjusted for any subsequent event requiring an adjustment hereunder) plus the number of additional shares of the Underlying Stock (referred to herein as the additional shares) that the aggregate offering price of the total number of shares of the Underlying Stock so offered for subscription or purchase pursuant to the rights or warrants would purchase at the closing price on the trading day before the ex-dividend date for the issuance.

The number of additional shares will be equal to:

•	the product of (1) the total number of additional shares of the Underlying Stock offered for subscription or purchase pursuant to the rights or warrants and (2) the exercise price of the rights or warrants, divided by

•	the closing price of the Underlying Stock on the trading day before the ex-dividend date for the issuance.

If the number of shares of the Underlying Stock actually delivered in respect of the rights or warrants differs from the number of shares of the Underlying Stock offered in respect of the rights or warrants, then the exchange ratio will promptly be readjusted to the exchange ratio that would have been in effect had the adjustment been made on the basis of the number of shares of the Underlying Stock actually delivered in respect of the rights or warrants.

Reorganization Events

Each of the following is a reorganization event:

•	the Underlying Stock is reclassified or changed;

•	the Underlying Stock Issuer has been subject to a merger, consolidation or other combination and either is not the surviving entity or is the surviving entity but all outstanding shares of Underlying Stock are exchanged for or converted into other property;

•	a statutory share exchange involving outstanding shares of Underlying Stock and the securities of another entity occurs, other than as part of an event described above;

•	the Underlying Stock Issuer sells or otherwise transfers its property and assets as an entirety or substantially as an entirety to another entity;

•	the Underlying Stock Issuer effects a spin-off, other than as part of an event described above (in a spin-off, a corporation issues to all holders of its common stock equity securities of another issuer); or

•	the Underlying Stock Issuer is liquidated, dissolved or wound up or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law, or another entity completes a tender or exchange offer for all the outstanding shares of Underlying Stock.

Adjustments for Reorganization Events

If a reorganization event occurs, then the calculation agent will adjust the exchange ratio to reflect the amount and type of property or properties — whether cash, securities, other property or a combination thereof — that a prior holder of the number of shares of the Underlying Stock represented by its investment in the securities would have been entitled to in relation to an amount of shares of the Underlying Stock equal to what a holder of shares of the Underlying Stock would hold after the reorganization event has occurred. We refer to this new property as the distribution property.

For the purpose of making an adjustment required by a reorganization event, the calculation agent, in its sole discretion, will determine the value of each type of the distribution property. For any distribution property consisting of a security, the calculation agent will use the closing price of the security on the relevant trading day. The calculation agent may value other types of property in any manner it determines, in its sole discretion, to be appropriate. If a holder of shares of the Underlying Stock may elect to receive different types or combinations of types of distribution property in the reorganization event, the distribution property will consist of the types and amounts of each type distributed to a holder of shares of the Underlying Stock that makes no election, as determined by the calculation agent in its sole discretion.

If any reorganization event occurs, in each case as a result of which the holders of the Underlying Stock receive any equity security listed on a national securities exchange or traded on the Nasdaq National Market, which we refer to as a “marketable security”, other securities or other property, assets or cash, which we collectively refer to as “exchange property”, the amount payable upon exchange at maturity with respect to the principal amount of each security following the effective date for such reorganization event (or, if applicable, in the case of spinoff stock, the ex-dividend date for the distribution of such spinoff stock) and any required adjustment to the exchange ratio will be determined in accordance with the following and, for purposes of certain calculations and determinations in respect of the securities, such as the determination of the final stock price, the term “Underlying Stock” in this prospectus supplement will be deemed to mean:

(a)	if the Underlying Stock continues to be outstanding, the Underlying Stock (if applicable, as reclassified upon the issuance of any tracking stock) at the exchange ratio in effect on the valuation date (taking into account any adjustments for any distributions described under paragraph (c)(1) below); and

(b)	for each marketable security received in such reorganization event, which we refer to as a “new stock”, including the issuance of any tracking stock or spinoff stock or the receipt of any stock received in exchange for the Underlying Stock, the number of shares of the new stock received with respect to one share of the Underlying Stock multiplied by the exchange ratio for the Underlying Stock on the trading day immediately prior to the effective date of the reorganization event (the “new stock exchange ratio”), as adjusted to the valuation date; and

(c)	for any cash and any other property or securities other than marketable securities received in such reorganization event, which we refer to as “non-stock exchange property”,

(1)	if the Underlying Stock continues to be outstanding, a number of shares of the Underlying Stock, determined by the calculation agent on the trading day immediately prior to the effective date of such reorganization event, with an aggregate value equal to the exchange ratio in effect for the Underlying Stock on such trading day multiplied by a fraction, the numerator of which is the value of the non-stock exchange property on such trading day and the denominator of which is the amount by which the closing price of the Underlying Stock exceeds the value of the non-stock exchange property on such trading day; and the number of such shares of the Underlying Stock determined in accordance with this clause will be added at the time of such adjustment to the exchange ratio calculated under (a) above,

(2)	if the Underlying Stock is surrendered for exchange property that includes new stock:

(i) if the new stock is a marketable security in existence prior to the effective date of the reorganization event, a number of shares of the new stock determined by the calculation agent on the trading day immediately prior to the effective date of such reorganization event with an aggregate value equal to (x) the new stock exchange ratio as calculated under (b) above (without taking into account the additional shares in this provision) multiplied by (y) a fraction, the numerator of which is the value on such trading day of the non-stock exchange property received per share of the Underlying Stock and the denominator of which is the amount by which the closing price of the new stock exceeds the value on such trading day of the non-stock exchange property received per share of the Underlying Stock, and

(ii) if the new stock is not a marketable security in existence prior to the effective date of the reorganization event, a number of shares of the new stock determined by the calculation agent on the effective date of such reorganization event (or the following trading day if such day is not a trading day or if a market disruption event occurs or is continuing on such day) with an aggregate value equal to the new stock exchange ratio in effect for the new stock on such trading day multiplied by a fraction, the numerator of which is the value on such trading day of the non-stock exchange property received per share of the Underlying Stock and the denominator of which is the amount by which the closing price of the new stock exceeds the value on such trading day of the non-stock exchange property received per share of the Underlying Stock, where the number of such shares of the new stock determined in accordance with this clause will be added to the new stock exchange ratio as calculated under (b) above either at the time of such adjustment, in the case of clause (i) above, or on the date of determination of additional shares, in case of clause (ii) above, or

(3)	if the Underlying Stock is surrendered exclusively for non-stock exchange property (in each case, a “reference basket event”), an initially equal dollar weighted basket of three reference basket stocks (as defined below) with an aggregate value on the effective date of such reorganization event equal to the value of the non-stock exchange property multiplied by the exchange ratio in effect for the Underlying Stock on the trading day immediately prior to the effective date of such reorganization event.

If a reorganization event occurs with respect to the shares of the Underlying Stock and the calculation agent adjusts the exchange ratio to reflect the distribution property in the event as described above, the calculation agent will make further antidilution adjustments for any later events that affect the distribution property, or any component of the distribution property, comprising the new exchange ratio. The calculation agent will do so to the same extent that it would make adjustments if the shares of the Underlying Stock were outstanding and were affected by the same kinds of events. If a subsequent reorganization event affects only a particular component of the number of shares of the Underlying Stock, the required adjustment will be made with respect to that component as if it alone were the number of shares of the Underlying Stock.

For example, if the Underlying Stock Issuer merges into another company and each share of the Underlying Stock is converted into the right to receive two common shares of the surviving company and a specified amount of cash, the shares of the Underlying Stock will be adjusted to reflect two common shares of the surviving company and the specified amount of cash. The calculation agent will adjust the exchange ratio to reflect any later stock split or other event, including any later reorganization event, that affects the common shares of the surviving company, to the extent described in this section entitled “— Antidilution Adjustments”, as if the common shares were shares of the Underlying Stock. In that event, the cash component will not be adjusted but will continue to be a component of the number of shares of the Underlying Stock (with no interest adjustment). Consequently, the final stock price will include the final value of the two shares of the surviving company and the cash.

Reference Basket Events

Following the occurrence of a reference basket event described in paragraph (c)(3) above, the amount payable at maturity for each security will be determined by reference to reference basket stocks at the basket stock exchange ratio then in effect for each such a reference basket stock as determined in accordance with the following paragraph.

The “reference basket stocks” will be the three stocks with the largest market capitalization among the stocks that then comprise the S&P 500 Index (or, if publication of such Index is discontinued, any successor or substitute index selected by the calculation agent in its sole discretion) with the same primary Standard Industrial Classification Code (“SIC code”) as the Underlying Stock Issuer; provided, however, that a reference basket stock will not include any stock that is subject to a trading restriction under the trading restriction policies of Wachovia or any of its affiliates that would materially limit the ability of Wachovia or any of its affiliates to hedge the securities with respect to such stock. In the event that three reference basket stocks cannot be identified from the S&P 500 Index by primary SIC code for which there is no trading restriction, the remaining reference basket stock(s) will be selected by the calculation agent from the largest market capitalization stock(s) within the same Division and Major Group classification (as defined by the Office of Management and Budget) as the primary SIC code for the Underlying Stock Issuer. Each reference basket stock will be assigned a basket stock exchange ratio equal to the number of shares of such reference basket stock with a closing price on the effective date of such reorganization event equal to the product of (a) the value of the non-stock exchange property, (b) the exchange ratio in effect for the Underlying Stock on the trading day immediately prior to the effective date of such reorganization event and (c) 0.3333333.

THE UNDERLYING STOCK

The Underlying Stock Issuer

Provided below is a brief description of the Underlying Stock Issuer obtained from publicly available information published by the Underlying Stock Issuer.

The Underlying Stock Issuer has disclosed that it has three primary businesses: the eBay Marketplaces, Payments and Communications. The eBay Marketplaces segments provide the infrastructure to enable online commerce in a variety of formats, including the traditional auction platform, along with our other online platforms, such as Rent.com, Shopping.com, Kijiji, mobile.de, and Marktplaats.nl. The Payments segment, which consists of its PayPal, Inc. business, enables individuals or businesses to securely, easily and quickly send and receive payments online. The Communications segment, which consists of its Skype Technologies SA (“Skype”) business, enables Voice over Internet Protocol calls between Skype users, as well as provides low-cost connectivity to traditional fixed-line and mobile telephones.

The Underlying Stock is registered under the Exchange Act. Companies with securities registered under the Exchange Act are required to file periodically financial and other information specified by the SEC. Information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, Room 1580, 100 F Street, NE, Washington, DC 20549. Copies of this material can also be obtained from the Public Reference Section, at prescribed rates. In addition, information filed by the Underlying Stock Issuer with the SEC electronically can be reviewed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information filed with the SEC by the Underlying Stock Issuer under the Exchange Act can be located by reference to SEC file number 000-24821.

Information about the Underlying Stock may also be obtained from other sources such as press releases, newspaper articles and other publicly disseminated documents, as well as from the Underlying Stock Issuer’s website. We do not make any representation or warranty as to the accuracy or completeness of any materials referred to above, including any filings made by the Underlying Stock Issuer with the SEC.

Historical Data

The Underlying Stock is quoted on the Nasdaq National Market under the symbol “EBAY”. The following table sets forth the high closing, low closing and quarter-end closing prices for the Underlying Stock. The information given below is for the last four calendar quarters in each of 2003, 2004 and 2005 and for the first two calendar quarters in 2006. Partial data is provided for the third calendar quarter in 2006. On August 17, 2006, the closing price for the Underlying Stock was $27.67 per share. The closing prices listed below were obtained from Bloomberg Financial Markets without independent verification. The historical closing prices of the Underlying Stock should not be taken as an indication of future performance, and no assurance can be given that the price of the Underlying Stock will not decrease such that you would receive less than the principal amount of your securities at maturity.

Quarterly High Closing, Low Closing and Quarter-End Closing Price of the Underlying Stock

Quarter-Start Date	Quarter-End Date	High Closing Price of the Underlying Stock	Low Closing Price of the Underlying Stock	Quarter- End Closing Price of the Underlying Stock
01/01/03	03/31/03	$22.53	$16.96	$21.33
04/01/03	06/30/03	26.00	21.53	26.00
07/01/03	09/30/03	28.94	25.13	26.82
10/01/03	12/31/03	32.31	25.56	32.31

01/01/04	03/31/04	35.05	31.50	34.64
04/01/03	06/30/04	46.41	36.13	45.98
07/01/04	09/30/04	47.21	36.49	45.97
10/01/04	12/31/04	58.89	45.68	58.17

01/01/05	03/31/05	57.06	35.01	37.26
04/01/05	06/30/05	39.12	31.14	33.01
07/01/05	09/30/05	44.75	32.88	41.20
10/01/05	12/31/05	46.75	37.84	43.22

01/01/06	03/31/06	46.77	37.15	39.00
04/01/06	06/30/06	40.35	28.25	29.29
07/01/06	08/17/06	29.20	22.99	27.67

SUPPLEMENTAL TAX CONSIDERATIONS

The following is a general description of certain United States federal income tax considerations relating to the securities. The following does not purport to be a complete analysis of all tax considerations relating to the securities. Prospective purchasers of the securities should consult their tax advisors as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of the United States of acquiring, holding and disposing of the securities and receiving payments of interest, principal and/or other amounts under the securities. This summary is based on the law as in effect on the date of this prospectus supplement and is subject to any change in law that may take effect after such date. This summary does not address all aspects of United States federal income taxation of the securities that may be relevant to you in light of your particular circumstances, nor does it address all of your tax consequences if you are a holder of securities who is subject to special treatment under the United States federal income tax laws.

Supplemental U.S. Tax Considerations

The discussion below supplements the discussion under “United States Taxation” in the accompanying prospectus and is subject to the limitations and exceptions set forth therein. Except as otherwise noted under “United States Alien Holders” below, this discussion is only applicable to you if you are a United States holder (as defined in the accompanying prospectus).

The treatment of the securities for United States federal income tax purposes is uncertain. In the opinion of Sullivan & Cromwell LLP, it would be reasonable to treat the securities as pre-paid income-bearing forward contracts, and Wachovia intends to treat the securities for all tax purposes in accordance with such characterization. Except as noted below under “Alternative Characterizations”, the discussion below assumes that the securities will be so treated.

No statutory, judicial, or administrative authority directly discusses how the securities should be treated for United States federal income tax purposes. As a result, the United States federal income tax consequences of your investment in the securities are highly uncertain and alternative characterizations are possible. Accordingly, we urge you to consult your tax advisor in determining the tax consequences of an investment in the securities, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

Treatment as Pre-Paid Income-Bearing Forward Contracts. If the securities are properly treated as pre-paid income-bearing forward contracts, it is likely that you will be taxed on any quarterly coupon payments you receive on the securities as ordinary income in accordance with your regular method of accounting for United States federal income tax purposes.

Upon the sale, redemption or exchange of the securities prior to maturity (including upon exercise of the Issuer call right), you would recognize capital gain or loss in an amount equal to the difference, if any, between the amount you realize on the sale, redemption or exchange (other than amounts in respect of accrued interest, which are likely to be taxed as ordinary income) and your United States federal income tax basis in the securities. Your United States federal income tax basis in the securities will generally be equal to the amount you paid for your securities. Capital gain of a non-corporate United States holder that is recognized before January 1, 2011 is generally taxed at a maximum rate of 15% but only where the holder has a holding period greater than one year.

You would generally not recognize gain or loss on the receipt of Underlying Stock upon maturity. Your United States federal income tax basis in any Underlying Stock received upon maturity would generally be equal to your tax basis in the securities less the portion of this basis allocable pro rata to fractional shares for which you receive cash. Your holding period in any Underlying Stock received upon maturity would generally begin on the day following the day you beneficially receive such stock. You would likely recognize short-term capital gain or loss on any cash that you receive upon maturity in lieu of fractional shares in an amount equal to the difference between the amount of cash you receive (other than in respect of accrued interest, which is likely to be taxed as ordinary income) and your United States federal income tax basis in the fractional shares.

Alternative Characterizations. In light of the uncertainty as to the United States federal income tax treatment of the securities, it is possible that the securities could be treated differently from described above. For example, the securities could be treated as a single debt instrument subject to the special tax rules governing contingent debt instruments. If the securities are so treated, you would be required to accrue interest income over the term of your securities based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your securities (the “comparable yield”). You would recognize gain or loss upon the sale or maturity of your securities in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your securities. In general, your adjusted basis in your securities would be equal to the amount you paid for your securities, increased by the amount of interest you previously accrued with respect to your securities, and decreased by the amount of any interest payments previously made with respect to your securities. Any gain you recognize upon the sale, redemption or maturity of your securities would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years with respect to your securities, and thereafter would be capital loss.

If the securities are treated as a contingent debt instrument and you purchase your securities in the secondary market at a price that is at a discount from, or in excess of, the adjusted initial public offering price of the securities, such excess or discount would not be subject to the generally applicable market discount or amortizable bond premium rules described in the accompanying prospectus but rather would be subject to special rules set forth in United States Treasury Regulations governing contingent debt instruments. Accordingly, if you purchase your securities in the secondary market, you should consult your tax advisor as to the possible application of such rules to you.

The securities could also be treated as a unit consisting of a forward contract (the “Forward Contract”) and an interest-bearing cash deposit used to secure your obligation to purchase the Underlying Stock under the

Forward Contract (“the Cash Deposit”). Under this characterization, if you are an initial purchaser of the securities, your securities would likely be treated for United States federal income tax purposes in the same manner as described above under “Treatment as Pre-Paid Income-Bearing Forward Contracts.” If, however, you are a secondary purchaser of the securities, you would likely be required to allocate your purchase price for the securities between the Forward Contract and the Cash Deposit based on the respective fair market value of each on the date of purchase. If the portion of your purchase price allocated to the Cash Deposit is at a discount from, or is in excess of, the principal amount of your security, you may be subject to the market discount or amortizable bond premium rules described in the accompanying prospectus under “United States Taxation – United States Holders – Notes Purchased with Market Discount” and “United States Taxation – United States Holders – Notes Purchased at a Premium” with respect to the Cash Deposit. Accordingly, if you purchase your securities in the secondary market, you should consult your tax advisor as to the possible application of such rules to you.

It is also possible that the quarterly coupon payments would not be treated as interest for United States federal income tax purposes but instead would be treated in some other manner. For example, the quarterly coupon payments could be treated all or in part as contract fees in respect of a forward contract. The United States federal income tax treatment of such contract fees is uncertain. You should consult your tax advisor as to the tax consequences of such characterization and any possible alternative characterizations of your securities for United States federal income tax purposes.

United States Alien Holders. Because the United States federal income tax treatment (including the applicability of withholding) of the quarterly coupon payments on the securities is uncertain, if you are a United States alien holder, quarterly coupon payments made to you will be withheld upon at a 30% rate or at a lower rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not make payments of any Additional Amounts (as defined in the accompanying prospectus). To claim a reduced treaty rate for withholding, you generally must provide a valid Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, your status as a United States alien holder and your entitlement to the lower treaty rate. Payments will be made to you at a reduced treaty rate of withholding only if such reduced treaty rate would apply to any possible characterization of the payments (including, for example, if the payments were characterized as contract fees). Withholding also may not apply to quarterly coupon payments made to you if: (i) the quarterly coupon payments are “effectively connected” with your conduct of a trade or business in the United States and are includable in your gross income for United States federal income tax purposes, (ii) the quarterly coupon payments are attributable to a permanent establishment that you maintain in the United States, if required by an applicable tax treaty, and (iii) you comply with the requisite certification requirements (generally, by providing an Internal Revenue Service Form W-8ECI). If you are eligible for a reduced rate of United States withholding tax, you may obtain a refund of any amounts withheld in excess of that rate by filing a refund claim with the United States Internal Revenue Service.

“Effectively connected” payments includable in your United States gross income are generally taxed at rates applicable to United States citizens, resident aliens, and domestic corporations; if you are a corporate United States alien holder, “effectively connected” payments may be subject to an additional “branch profits tax” under certain circumstances.

You will also be subject to generally applicable information reporting and backup withholding requirements with respect to payments on your securities unless you comply with certain certification and identification requirements as to your foreign status. If you are a United States alien holder, you should consult with your tax advisor regarding the United States federal income tax consequences of acquiring, holding, and disposing of the securities in your specific circumstances.

EMPLOYEE RETIREMENT INCOME SECURITY ACT

A fiduciary of a pension, profit-sharing or other employee benefit plan (a “plan”) subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), should consider the fiduciary standards of ERISA in the context of the plan’s particular circumstances before authorizing an investment in the securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan, and whether the investment would involve a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code (the “Code”).

Section 406 of ERISA and Section 4975 of the Code prohibit plans, as well as individual retirement accounts and Keogh plans subject to Section 4975 of the Internal Revenue Code (also “plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (“parties in interest”) with respect to the plan or account. A violation of these prohibited transaction rules may result in civil penalties or other liabilities under ERISA and/or an excise tax under Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Certain employee benefit plans and arrangements including those that are governmental plans (as defined in section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(4) of ERISA) (“non-ERISA arrangements”) are not subject to the requirements of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, foreign or other regulations, rules or laws (“similar laws”).

The acquisition of the securities by a plan with respect to which Wachovia, Wachovia Securities or certain of our affiliates is or becomes a party in interest may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless those securities are acquired pursuant to and in accordance with an applicable exemption. The United States Department of Labor has issued five prohibited transaction class exemptions, or “PTCEs”, that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the securities. These exemptions are:

•	PTCE 84-14, an exemption for certain transactions determined or effected by independent qualified professional asset managers;

•	PTCE 90-1, an exemption for certain transactions involving insurance company pooled separate accounts;

•	PTCE 91-38, an exemption for certain transactions involving bank collective investment funds;

•	PTCE 95-60, an exemption for transactions involving certain insurance company general accounts; and

•	PTCE 96-23, an exemption for plan asset transactions managed by in-house asset managers.

The securities may not be purchased or held by (1) any plan, (2) any entity whose underlying assets include “plan assets” by reason of any plan’s investment in the entity (a “plan asset entity”) or (3) any person investing “plan assets” of any plan, unless in each case the purchaser or holder is eligible for the exemptive relief available under one or more of the PTCEs listed above or another applicable similar exemption. Any purchaser or holder of the securities or any interest in the securities will be deemed to have represented by its purchase and holding of the securities that it either (1) is not a plan or a plan asset entity and is not purchasing those securities on behalf of or with “plan assets” of any plan or plan asset entity or (2) with respect to the purchase or holding, is eligible for the exemptive relief available under any of the PTCEs listed above or another applicable exemption. In addition, any purchaser or holder of the securities or any interest in the securities which is a non-ERISA arrangement will be deemed to have represented by its purchase and holding of the securities that its purchase and holding will not violate the provisions of any similar law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any plan, plan asset entity or non-ERISA arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above or any other applicable exemption, or the potential consequences of any purchase or holding under similar laws, as applicable.

If you are an insurance company or the fiduciary of a pension plan or an employee benefit plan, and propose to invest in the securities, you should consult your legal counsel.

USE OF PROCEEDS AND HEDGING

The net proceeds from the sale of the securities will be used as described under “Use of Proceeds” in the accompanying prospectus and to hedge market risks of Wachovia associated with its obligation to pay the amounts due at the maturity of the securities.

The hedging activity discussed above may adversely affect the market value of the securities from time to time and the final stock price, which will be used to determine the amount of shares of the Underlying Stock you will receive on the securities at maturity. See “Risk Factors — Purchases and sales by us or our affiliates may affect the return on the securities” and “Risk Factors — Potential conflicts of interest could arise” for a discussion of these adverse effects.

SUPPLEMENTAL PLAN OF DISTRIBUTION

Wachovia Capital Markets, LLC has agreed, subject to the terms and conditions of the distribution agreement and a terms agreement, to purchase from Wachovia as principal $• aggregate principal amount of securities and will receive an underwriting discount and commission of •%. Wachovia Capital Markets, LLC has engaged the services of each of Wachovia Securities, LLC and Wachovia Securities Financial Network, LLC, as broker, to resell $• and $•, respectively, aggregate principal amount of the securities purchased by Wachovia Capital Markets, LLC and has agreed to reallow Wachovia Securities, LLC and Wachovia Securities Financial Network, LLC •% of the principal amount of each security sold through Wachovia Securities, LLC or Wachovia Securities Financial Network, LLC, respectively, as broker.

The distribution agreement provides that the obligations of Wachovia Capital Markets, LLC are subject to certain conditions and that Wachovia Capital Markets, LLC is obligated to purchase the securities. Wachovia Capital Markets, LLC has advised Wachovia that it proposes initially to offer all or part of the securities directly to the public at the offering price set forth on the cover page of this prospectus supplement. Included in the compensation paid at the time of the initial public offering of the securities is an additional administrative fee of •% that will be paid to dealers and agents in connection with the administration of orders for the securities. After the initial public offering, the public offering price may be changed and a concession to dealers may be offered. Wachovia Capital Markets, LLC is offering the securities subject to receipt and acceptance and subject to its right to reject any order in whole or in part.

In addition, additional agents under the distribution agreement, subject to the terms and conditions of the distribution agreement, may act as Wachovia’s agents in the sale of $• aggregate principal amount of the securities. The total commission payable on securities sold by the additional agents on an agency basis, pursuant to the distribution agreement, will be •%. We refer to the additional agents, together with Wachovia Capital Markets, LLC, as the “Agents”.

Proceeds to be received by Wachovia in this offering will be net of the underwriting discount, commission and expenses payable by Wachovia.

The Agents, Wachovia Securities, LLC, Wachovia Securities Financial Network, LLC or any other broker-dealer affiliate of Wachovia may use this prospectus supplement and the accompanying prospectus for offers and sales related to market-making transactions in the securities. The Agents, Wachovia Securities, LLC, Wachovia Securities Financial Network, LLC or any other broker-dealer affiliate of Wachovia may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale.

Wachovia Capital Markets, LLC, Wachovia Securities, LLC and Wachovia Securities Financial Network, LLC are affiliates of Wachovia. Rule 2720 of the Conduct Rules of the NASD imposes certain requirements when an NASD member such as Wachovia Capital Markets, LLC, Wachovia Securities, LLC or Wachovia Securities Financial Network, LLC distributes an affiliated company’s debt securities. Wachovia Capital Markets, LLC,

Wachovia Securities, LLC and Wachovia Securities Financial Network, LLC have advised Wachovia that this offering will comply with the applicable requirements of Rule 2720. No NASD member participating in the offering will confirm initial sales to accounts over which it exercises discretionary authority without the prior written approval of the customer.

No action has been or will be taken by Wachovia, the Agents, Wachovia Securities, LLC, Wachovia Securities Financial Network, LLC or any broker-dealer affiliate of Wachovia that would permit a public offering of the securities or possession or distribution of this prospectus supplement or the accompanying prospectus in any jurisdiction, other than the United States, where action for that purpose is required. No offers, sales or deliveries of the securities, or distribution of this prospectus supplement or the accompanying prospectus, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on Wachovia, the Agents, Wachovia Securities, LLC, Wachovia Securities Financial Network, LLC or any broker-dealer affiliate of Wachovia. In respect of specific jurisdictions, please note the following:

The securities, and the offer to sell such securities, do not constitute a public offering in Argentina. Consequently, no public offering approval has been requested or granted by the Comisión Nacional de Valores, nor has any listing authorization of the securities been requested on any stock market in Argentina.

The securities will not be offered or sold to any persons who are residents of the Bahamas within the meaning of the Exchange Control Regulations of 1956 issued by the Central Bank of the Bahamas.

The securities may not be offered or sold to the public in Brazil. Accordingly, the securities have not been submitted to the Comissão de Valores Mobiliários for approval. Documents relating to this offering may not be supplied to the public as a public offering in Brazil or be used in connection with any offer for subscription or sale to the public in Brazil.

Neither the securities nor Wachovia Corporation are registered in the Securities Registry of the Superintendency of Securities and Insurance in Chile.

The securities have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico. This prospectus supplement and the accompanying prospectus may not be publicly distributed in Mexico.

RECENT DEVELOPMENTS

On May 7, 2006, Wachovia and Golden West Financial Corporation (“Golden West”) announced that they had entered into an Agreement and Plan of Merger, dated as of May 7, 2006 (the “Merger Agreement”), that provides, among other things, for Golden West to be merged with and into a wholly-owned subsidiary of Wachovia (the “Merger”). As a result of the Merger, the outstanding shares of Golden West common stock, with respect to each shareholder of record of Golden West common stock, will be converted into the right to receive (A) a number of shares of Wachovia common stock equal to the product of (i) 1.365 times (ii) the number of shares of Golden West common stock held by such holder of record times (iii) 77%, and (B) an amount in cash equal to the product of (i) $81.07 times (ii) the number of shares of Golden West common stock held by such holder of record times (iii) 23%. Wachovia also entered into Voting Agreements, dated as of May 7, 2006 (the “Voting Agreements”), with the co-chairman and chief executive officers of Golden West, Marion Sandler and Herbert Sandler, and with one other director, Bernard Osher. Under the Voting Agreements, the Sandlers and Mr. Osher gave Wachovia an irrevocable proxy to vote, and they agreed to vote, their Golden West shares in favor of the Merger and agreed that they will not vote those shares in favor of another acquisition transaction. In the Merger Agreement, Golden West agreed to pay Wachovia a termination fee of $995 million under certain circumstances generally arising if Golden West or a third party takes certain actions that could prevent or impede consummation of the Merger. Wachovia agreed to elect two current Golden West directors to its board of directors upon consummation of the Merger.

The Merger is intended to be treated as a tax-free reorganization to Wachovia and Golden West and otherwise tax free to Golden West’s shareholders, except to the extent they receive cash, and is to be accounted for as a purchase. Consummation of the Merger is subject to various conditions, including: (i) receipt of the approvals of Wachovia’s and Golden West’s shareholders; (ii) receipt of requisite regulatory approvals from the Board of Governors of the Federal Reserve System and other regulatory authorities; (iii) receipt of legal opinions as to the tax treatment of the Merger; (iv) listing on the NYSE, subject to notice of issuance, of Wachovia’s common stock to be issued in the Merger; and (v) satisfaction of certain other conditions.

ANNEX A

The following table sets forth sample calculations of the call prices for the hypothetical call dates of March 1, 2007 (the first call date), May 25, 2007 (the interim call date), and September 5, 2007 (the maturity date) based on the following terms:

•	Settlement Date: September 1, 2006

•	Interest Payment Dates: December 5, 2006, March 5, 2007, June 5, 2007, and September 5, 2007 (as applicable)

•	Yield to Call: 25.00% per annum (computed on the basis of a 360-day year of twelve 30-day months)

•	Initial Public Offering Price: $25.00 per security

•	Interest Rate: 10.00% per annum

The call price with respect to any call date is an amount of cash per security equal to the amount necessary so that the sum of the present values of all cash flows on each security to and including the call date (i.e., the call price and all of the interest payments on each security), discounted to the settlement date at the yield to call, equals the initial public offering price of the securities, as determined by the calculation agent.

The call price in each of the hypothetical examples shown below is determined as follows:

•	The known cash flows on the securities (i.e., the interest payments) are discounted to their present value on the settlement date at the applicable yield to call. The sum of these present values equals the present value on the settlement date of all of the interest payments payable on the securities to and including the applicable call date.

•	Since the present value of all payments on the securities to and including the call date (i.e., the call price and all of the interest payment on each securities) must equal the initial public offering price, we can determine the present value of the applicable call price by subtracting the sum of the present values of the interest payments from the initial public offering price.

•	The call price is then derived by determining the amount that, when discounted to the settlement date from the applicable call date at the yield to call, equals the present value of the call price.

The call prices calculated in the following tables are based upon the terms set forth above and the hypothetical call dates of March 1, 2007, May 25, 2007, and September 5, 2007. The actual amount you will receive if we call the securities will depend upon the actual call date.

Call Date of March 1, 2007

Payment Date	Cash Paid in	Interest Received	Accrued but Unpaid Interest Received on the Call Date	Computed Call Price(1)	Total Cash Received	Days from Settlement date(2)	Years from Settlement date(2)	Discount Factor at Yield to Call(3)	Present Value of Cash Received at Yield to Call
September 1, 2006	$(25.00)	—	—	—	—	0	0.0000000	100.000%	—
December 5, 2006	—	$0.6528	—	—	$0.6528	94	0.2611100	94.340%	$0.6159
Call Date March 1, 2007	—	$0.5972	$0.5972	—	$0.5972	180	0.5000000	89.443%	$0.5342
Call Date March 1, 2007	—	—	—	—	$0.0000	180	0.5000000	89.443%	—
Call Date March 1, 2007	—	—	—	—	$0.0000	180	0.5000000	89.443%	—
Call Date March 1, 2007	—	—	—	—	$0.0000	180	0.5000000	89.443%	—
Call Date March 1, 2007	—	—	—	$26.6649	$26.6649	180	0.5000000	89.443%	$23.8499
Total amount received on the call date : $27.2621								Total:	$25.00
Total amount received over the term of the securities:					$27.9149

(1)	The call price of $26.6649 is the dollar amount that has a present value on the settlement date of $23.8499, which has been discounted to the settlement date from the call date at the yield to call rate of 25% so that the sum of the present values of all of the interest payments on the securities and the present value of the call price is equal to the initial public offering price of $25.00.

(2)	Based upon a 360-day year and twelve 30-day months.

(3)	The discount factor is based on the yield to call rate of 25% per annum and the number of years (or fraction of a year) from the settlement date to and including the call date and is represented by the following formula: discount factor = 1/1.25(x), where x is the number of years from the settlement date to and including the call date.

Call Date of May 25, 2007

Payment Date	Cash Paid in	Interest Received	Accrued but Unpaid Interest Received on the Call Date	Computed Call Price(1)	Total Cash Received	Days from Settlement date(2)	Years from Settlement date(2)	Discount Factor at Yield to Call(3)	Present Value of Cash Received at Yield to Call
September 1, 2006	$(25.00)	—	—	—	—	0	0.0000000	100.000%	—
December 5, 2006	—	$0.6528	—	—	$0.6528	94	0.2611100	94.340%	$0.6159
March 5, 2007	—	$0.6250	—	—	$0.6250	184	0.5111100	89.221%	$0.5576
Call Date May 25, 2007	—	$0.5556	$0.5556	—	$0.5556	264	0.7333300	84.905%	$0.4717
Call Date May 25, 2007	—	—	—	—	$0.0000	264	0.7333300	84.905%	—
Call Date May 25, 2007	—	—	—	—	—	264	0.7333300	84.905%	—
Call Date May 25, 2007	—	—	—	$27.5070	$27.5070	264	0.7333300	84.905%	$23.3548
Total amount received on the call date : $28.0626								Total:	$25.00
Total amount received over the term of the securities:					$29.3404

(1)	The call price of $27.5070 is the dollar amount that has a present value on the settlement date of $23.3548, which has been discounted to the settlement date from the call date at the yield to call rate of 25% so that the sum of the present values of all of the interest payments on the securities and the present value of the call price is equal to the initial public offering price of $25.00.

(2)	Based upon a 360-day year and twelve 30-day months.

(3)	The discount factor is based on the yield to call rate of 25% per annum and the number of years (or fraction of a year) from the settlement date to and including the call date and is represented by the following formula: discount factor = 1/1.25(x), where x is the number of years from the settlement date to and including the call date.

Call Date of September 5, 2007

Payment Date	Cash Paid in	Interest Received	Accrued but Unpaid Interest Received on the Call Date	Computed Call Price(1)	Total Cash Received	Days from Settlement date(2)	Years from Settlement date(2)	Discount Factor at Yield to Call(3)	Present Value of Cash Received at Yield to Call
September 1, 2006	$(25.00)	—	—	—	—	0	0.0000000	100.00%	—
December 5, 2006	—	$0.6528	—	—	$0.6528	94	0.2611100	94.340%	$0.6159
March 5, 2007	—	$0.6250	—	—	$0.6250	184	0.5111100	89.221%	$0.5576
June 5, 2007	—	$0.6250	—	—	$0.6250	274	0.7611100	84.380%	$0.5274
Call Date September 5, 2007	—	$0.6250	$0.6250	—	$0.6250	364	1.0111100	79.802%	$0.4988
Call Date September 5, 2007	—	—	—	—	$0.0000	364	1.0111100	79.802%	—
Call Date September 5, 2007	—	—	—	—	—	364	1.0111100	79.802%	—
Call Date September 5, 2007	—	—	—	28.5711	$28.5711	364	1.0111100	79.800%	$22.8003
Total amount received on the call date : $29.1961								Total:	$25.00
Total amount received over the term of the securities:					$31.0989

(1)	The call price of $28.5711 is the dollar amount that has a present value on the settlement date of $22.803, which has been discounted to the settlement date from the call date at the yield to call rate of 20% so that the sum of the present values of all of the interest payments on the securities and the present value of the call price is equal to the initial public offering price of $25.00.

(2)	Based upon a 360-day year and twelve 30-day months.

(3)	The discount factor is based on the yield to call rate of 25% per annum and the number of years (or fraction of a year) from the settlement date to and including the call date and is represented by the following formula: discount factor = 1/1.25(x), where x is the number of years from the settlement date to and including the call date.

$9,100,000,000

WACHOVIA CORPORATION

Senior Global Medium-Term Notes, Series G

and

Subordinated Global Medium-Term Notes, Series H

Terms of Sale

Wachovia Corporation may from time to time offer and sell notes with various terms, including the following:

•  stated maturity of 9 months or longer

•  fixed or floating interest rate, zero-coupon or issued with original issue discount; a floating interest rate may be based on:

•  commercial paper rate

•  prime rate

•  LIBOR

•  EURIBOR

•  treasury rate

•  CMT rate

•  CD rate

•  CPI rate

•  federal funds rate

•  ranked as senior or subordinated indebtedness
of Wachovia

•  amount of principal or interest may be determined by reference to an index or formula

•  book-entry form through The Depository Trust Company, Euroclear, Clearstream or any other clearing system or financial institution named in the applicable pricing supplement

•  redemption at the option of Wachovia or repayment at the option of the holder

•  interest on notes paid monthly, quarterly, semi-annually or annually

•  denominations of $1,000 and multiples of $1,000

•  denominated in U.S. dollars, a currency other than U.S dollars or in a composite currency

•  settlement in immediately available funds

The final terms of each note will be included in a pricing supplement. Wachovia will receive between $9,090,000,000 and $8,372,000,000 of the proceeds from the sale of the notes, after paying the agents’ commissions of between $10,000,000 and $728,000,000, unless otherwise agreed with the agents.

Wachovia has filed an application to list notes issued under this prospectus on the Luxemburg Stock Exchange. The Luxembourg Stock Exchange has advised us that with respect to notes so listed, this prospectus is valid for one year from the date of this prospectus.

Investing in the notes involves risks. See “Risk Factors” beginning on page 5.

Neither the Securities and Exchange Commission, any state securities commission or the Commissioner of Insurance of the state of North Carolina has approved or disapproved of the securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

These securities will be our unsecured obligations and will not be savings accounts, deposits or other obligations of any bank or non-bank subsidiary of ours and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund or any other governmental agency.

Wachovia may sell the notes directly or through one or more agents or dealers, including the agents listed below. The agents are not required to sell any particular amount of the notes.

Wachovia may use this prospectus in the initial sale of any notes. In addition, Wachovia Capital Markets, LLC, or any other affiliate of Wachovia may use this prospectus in a market-making or other transaction in any note after its initial sale. Unless Wachovia or its agent informs the purchaser otherwise in the confirmation of sale or pricing supplement, this prospectus is being used in a market-making transaction.

Wachovia Securities

This prospectus is dated May 13, 2005

ABOUT THIS PROSPECTUS

General

This document is called a prospectus and is part of a registration statement that we filed with the SEC using a “shelf” registration or continuous offering process. Under this shelf registration, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings up to a total aggregate initial offering price of $9,100,000,000 or the equivalent amount in one or more other currencies or composite currencies.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities we will provide a pricing supplement containing specific information about the terms of the securities being offered. That pricing supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The pricing supplement may also add, update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus and any pricing supplement, you should rely on the information in that pricing supplement. You should read both this prospectus and any pricing supplement together with additional information described under the heading “Where You Can Find More Information”.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading “Where You Can Find More Information”.

When acquiring any securities discussed in this prospectus, you should rely only on the information provided in this prospectus and in any pricing supplement, including the information incorporated by reference. Neither we nor any underwriters or agents have authorized anyone to provide you with different information. We are not offering the securities in any state where the offer is prohibited. You should not assume that the information in this prospectus, any pricing supplement or any document incorporated by reference is truthful or complete at any date other than the date mentioned on the cover page of these documents.

We may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents designated from time to time, which agents may be our affiliates. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with our agents, to reject, in whole or in part, any of those offers.

The pricing supplement will contain the names of the underwriters, brokers, dealers or agents, if any, together with the terms of offering, the compensation of those persons and the net proceeds to us. Any underwriters, brokers, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933 (the “Securities Act”).

One or more of our subsidiaries, including Wachovia Capital Markets, LLC may buy and sell any of the securities after the securities are issued as part of their business as a broker-dealer. Those subsidiaries may use this prospectus and the related pricing supplement in those transactions. Any sale by a subsidiary will be made at the prevailing market price at the time of sale. Wachovia Capital Markets, LLC and Wachovia Securities, LLC another of our subsidiaries, each conduct business under the name “Wachovia Securities”. Any reference in this prospectus to “Wachovia Securities” means Wachovia Capital Markets, LLC, unless otherwise mentioned or unless the context requires otherwise.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “Wachovia”, “we”, “us”, “our” or similar references mean Wachovia Corporation and its subsidiaries.

Selling Restrictions Outside the United States

Offers and sales of the notes are subject to restrictions in the United Kingdom. The distribution of this prospectus and the offering of the notes in certain other jurisdictions may also be restricted by law. This prospectus does not constitute an offer of, or an invitation on Wachovia’s behalf or on behalf of the agents or any of them to subscribe to or purchase, any of the notes. This prospectus may not be used for or in connection with an offer or solicitation by anyone in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation. Please refer to the section entitled “Plan of Distribution”.

As long as the notes are listed on the Luxembourg Stock Exchange, a supplemental prospectus will be prepared and filed with the Luxembourg Stock Exchange in the event of a material change in the financial condition of Wachovia that is not reflected in this prospectus, for the use in connection with any subsequent issue of debt securities to be listed on the Luxembourg Stock Exchange. As long as the notes are listed on the Luxembourg Stock Exchange, if the terms and conditions of the notes are modified or amended in a manner which would make this prospectus materially inaccurate or misleading, a new prospectus or supplemental prospectus will be prepared.

Wachovia accepts responsibility for the information contained in this prospectus. The Luxembourg Stock Exchange takes no responsibility for the contents of this document, makes no representation as to its accuracy or completeness and expressly disclaims any liability whatsoever for any loss no matter how arising from or in reliance upon the whole or any part of the contents of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. In addition, our SEC filings are available to the public at the SEC’s web site at http://www.sec.gov. You can also inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York.

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below and any documents we file with the SEC in the future under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) until the offering of securities by means of this prospectus is completed:

•	Annual Report on Form 10-K for the year ended December 31, 2004;

•	Quarterly Report on Form 10-Q for the period ended March 31, 2005; and

•	Current Reports on Form 8-K dated January 5, 2005, January 14, 2005, January 19, 2005, April 15, 2005 and May 2, 2005.

You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to or telephoning us at the following address:

Corporate Relations

Wachovia Corporation

One Wachovia Center

301 South College Street

Charlotte, North Carolina 28288-0206

(704) 374-6782

As long as the notes are listed on the Luxembourg Stock Exchange, you may also obtain documents incorporated by reference in this prospectus free of charge from the Luxembourg Listing Agent or the Luxembourg Paying Agent and Transfer Agent.

FORWARD-LOOKING STATEMENTS

This prospectus and applicable pricing supplements contain or incorporate statements that are “forward-looking statements”. These statements can be identified by the use of forward-looking language such as “will likely result”, “may”, “are expected to”, “is anticipated”, “estimate”, “projected”, “intends to”, or other similar words. Our actual results, performance or achievements could be significantly different from the results expressed in or implied by these forward-looking statements. These statements are subject to certain risks and uncertainties, including but not limited to certain risks described in the pricing supplement or the documents incorporated by reference. When considering these forward-looking statements, you should keep in mind these risks, uncertainties and other cautionary statements made in this prospectus and the pricing supplements. You should not place undue reliance on any forward-looking statement, which speaks only as of the date made. You should refer to our periodic and current reports filed with the SEC for specific risks which could cause actual results to be significantly different from those expressed or implied by these forward-looking statements.

WACHOVIA CORPORATION

Wachovia was incorporated under the laws of North Carolina in 1967. We are registered as a financial holding company and a bank holding company under the Bank Holding Company Act of 1956, as amended, and are supervised and regulated by the Board of Governors of the Federal Reserve System. Our banking and securities subsidiaries are supervised and regulated by various federal and state banking and securities regulatory authorities. On September 1, 2001, the former Wachovia Corporation merged with and into First Union Corporation, and First Union Corporation changed its name to “Wachovia Corporation”.

In addition to North Carolina, Wachovia’s full-service banking subsidiaries operate in Alabama, Connecticut, Delaware, Florida, Georgia, Maryland, Mississippi, New Jersey, New York, Pennsylvania, South Carolina, Tennessee, Texas, Virginia and Washington, D.C. These full-service banking subsidiaries provide a wide range of commercial and retail banking and trust services. Wachovia also provides various other financial services, including mortgage banking, home equity lending, leasing, investment banking, insurance and securities brokerage services through other subsidiaries.

In 1985, the Supreme Court upheld regional interstate banking legislation. Since then, Wachovia has concentrated its efforts on building a large regional banking organization in what it perceives to be some of the better banking markets in the eastern United States. Since November 1985, Wachovia has completed over 100 banking-related acquisitions.

Wachovia continually evaluates its business operations and organizational structures to ensure they are aligned closely with its goal of maximizing performance in its core business lines, Capital Management, Wealth Management, the General Bank and Corporate and Investment Banking. When consistent with our overall business strategy, we may consider the disposition of certain of our assets, branches, subsidiaries or lines of business. We continue to routinely explore acquisition opportunities, particularly in areas that would complement our core business lines, and frequently conduct due diligence activities in connection with possible acquisitions. As a result, acquisition discussions and, in some cases, negotiations frequently take place, and future acquisitions involving cash, debt or equity securities can be expected.

Wachovia is a separate and distinct legal entity from its banking and other subsidiaries. Dividends received from our subsidiaries are our principal source of funds to pay dividends on our common and preferred stock and debt service on our debt. Various federal and state statutes and regulations limit the amount of dividends that our banking and other subsidiaries may pay to us without regulatory approval.

RISK FACTORS

Our Credit Ratings May Not Reflect All Risks of An Investment in the Notes

The credit ratings of our medium-term note program may not reflect the potential impact of all risks related to structure and other factors on any trading market for, or trading value of, your notes. In addition, real or anticipated changes in our credit ratings will generally effect any trading market for, or trading value of, your notes.

Risks Relating to Indexed Notes

We use the term “indexed notes” to mean notes whose value is linked to an underlying property or index. Indexed notes may present a high level of risk, and those who invest in indexed notes may lose their entire investment. In addition, the treatment of indexed notes for U.S. federal income tax purposes is often unclear due to the absence of any authority specifically addressing the issues presented by any particular indexed note. Thus, if you propose to invest in indexed notes, you should independently evaluate the federal income tax consequences of purchasing an indexed note that apply in your particular circumstances. You should also read “United States Taxation” for a discussion of U.S. tax matters.

Investors in Indexed Notes Could Lose Their Investment

The amount of principal and/or interest payable on an indexed note and the cash value or physical settlement value of a physically settled note will be determined by reference to the price, value or level of one or more securities, currencies, commodities or other properties, any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, and/or one or more indices or baskets of any of these items. We refer to each of these as an “index”. The direction and magnitude of the change in the price, value or level of the relevant index will determine the amount of principal and/or interest payable on the indexed note, and the cash value or physical settlement value of a physically settled note. The terms of a particular indexed note may or may not include a guaranteed return of a percentage of the face amount at maturity or a minimum interest rate. Thus, if you purchase an indexed note, you may lose all or a portion of the principal or other amount you invest and may receive no interest on your investment.

The Issuer of a Security or Currency That Serves as an Index Could Take Actions That May Adversely Affect an Indexed Note

The issuer of a security that serves as an index or part of an index for an indexed note will have no involvement in the offer and sale of the indexed note and no obligations to the holder of the indexed note. The issuer may take actions, such as a merger or sale of assets, without regard to the interests of the holder. Any of these actions could adversely affect the value of a note indexed to that security or to an index of which that security is a component.

If the index for an indexed note includes a non-U.S. dollar currency or other asset denominated in a non-U.S. dollar currency, the government that issues that currency will also have no involvement in the offer and sale of the indexed note and no obligations to the holder of the indexed note. That government may take actions that could adversely affect the value of the note. See “—Risks Relating to Notes Denominated or Payable in or Linked to a Non-U.S. Dollar Currency” below for more information about these kinds of government actions.

An Indexed Note May Be Linked to a Volatile Index, Which Could Hurt Your Investment

Some indices are highly volatile, which means that their value may change significantly, up or down, over a short period of time. The amount of principal or interest that can be expected to become payable on an indexed note may vary substantially from time to time. Because the amounts payable with respect to an indexed note are generally calculated based on the value or level of the relevant index on a specified date or over a limited period of time, volatility in the index increases the risk that the return on the indexed note may be adversely affected by a fluctuation in the level of the relevant index.

The volatility of an index may be affected by political or economic events, including governmental actions, or by the activities of participants in the relevant markets. Any of these events or activities could adversely affect the value of an indexed note.

An Index to Which a Note Is Linked Could Be Changed or Become Unavailable

Some indices compiled by us or our affiliates or third parties may consist of or refer to several or many different securities, commodities or currencies or other instruments or measures. The compiler of such an index typically reserves the right to alter the composition of the index and the manner in which the value or level of the index is calculated. An alteration may result in a decrease in the value of or return on an indexed note that is linked to the index. The indices for our indexed notes may include published indices of this kind or customized indices developed by us or our affiliates in connection with particular issues of indexed notes.

A published index may become unavailable, or a customized index may become impossible to calculate in the normal manner, due to events such as war, natural disasters, cessation of publication of the index or a suspension or disruption of trading in one or more securities, commodities or currencies or other instruments or measures on which the index is based. If an index becomes unavailable or impossible to calculate in the normal manner, the terms of a particular indexed note may allow us to delay determining the amount payable as principal or interest on an indexed note, or we may use an alternative method to determine the value of the unavailable index. Alternative methods of valuation are generally intended to produce a value similar to the value resulting from reference to the relevant index. However, it is unlikely that any alternative method of valuation we use will produce a value identical to the value that the actual index would produce. If we use an alternative method of valuation for a note linked to an index of this kind, the value of the note, or the rate of return on it, may be lower than it otherwise would be.

Some indexed notes are linked to indices that are not commonly used or that have been developed only recently. The lack of a trading history may make it difficult to anticipate the volatility or other risks associated with an indexed note of this kind. In addition, trading in these indices or their underlying stocks, commodities or currencies or other instruments or measures, or options or futures contracts on these stocks, commodities or currencies or other instruments or measures, may be limited, which could increase their volatility and decrease the value of the related indexed notes or the rates of return on them.

We May Engage in Hedging Activities that Could Adversely Affect an Indexed Note

In order to hedge an exposure on a particular indexed note, we may, directly or through our affiliates, enter into transactions involving the securities, commodities or currencies or other instruments or measures that underlie the index for the note, or involving derivative instruments, such as swaps, options or futures, on the index or any of its component items. By engaging in transactions of this kind, we could adversely affect the value of an indexed note. It is possible that we could achieve substantial returns from our hedging transactions while the value of the indexed note may decline.

Information About Indices May Not Be Indicative of Future Performance

If we issue an indexed note, we may include historical information about the relevant index in the relevant pricing supplement. Any information about indices that we may provide will be furnished as a matter of information only, and you should not regard the information as indicative of the range of, or trends in, fluctuations in the relevant index that may occur in the future.

We May Have Conflicts of Interest Regarding an Indexed Note

Wachovia Securities and our other affiliates may have conflicts of interest with respect to some indexed notes. Wachovia Securities and our other affiliates may engage in trading, including trading for hedging purposes, for their proprietary accounts or for other accounts under their management, in indexed notes and in the securities, commodities or currencies or other instruments or measures on which the index is based or in other derivative instruments related to the index or its component items. These trading activities could adversely affect the value of indexed notes. We and our affiliates may also issue or underwrite securities or derivative instruments that are linked to the same index as one or more indexed notes. By introducing competing products into the marketplace in this manner, we could adversely affect the value of an indexed note.

Wachovia Bank, National Association or another of our affiliates may serve as calculation agent for the indexed notes and may have considerable discretion in calculating the amounts payable in respect of the notes. To the extent that Wachovia Bank, National Association or another of our affiliates calculates or compiles a particular index, it may also have considerable discretion in performing the calculation or compilation of the index. Exercising discretion in this manner could adversely affect the value of an indexed note based on the index or the rate of return on the security.

Risks Relating to Notes Denominated or Payable in or Linked to a Non-U.S. Dollar Currency

If you intend to invest in a non-U.S. dollar note — e.g., a note whose principal and/or interest is payable in a currency other than U.S. dollars or that may be settled by delivery of or reference to a non-U.S. dollar currency or property denominated in or otherwise linked to a non-U.S. dollar currency — you should consult your own financial and legal advisors as to the currency risks entailed by your investment. Notes of this kind may not be an appropriate investment for investors who are unsophisticated with respect to non-U.S. dollar currency transactions.

An Investment in a Non-U.S. Dollar Note Involves Currency-Related Risks

An investment in a non-U.S. dollar note entails significant risks that are not associated with a similar investment in a note that is payable solely in U.S. dollars and where settlement value is not otherwise based on a non-U.S. dollar currency. These risks include the possibility of significant changes in rates of exchange between the U.S. dollar and the various non-U.S. dollar currencies or composite currencies and the possibility of the imposition or modification of foreign exchange controls or other conditions by either the United States or non-U.S. governments. These risks generally depend on factors over which we have no control, such as economic and political events and the supply of and demand for the relevant currencies in the global markets.

Changes in Currency Exchange Rates Can Be Volatile and Unpredictable

Rates of exchange between the U.S. dollar and many other currencies have been highly volatile, and this volatility may continue and perhaps spread to other currencies in the future. Fluctuations in currency exchange rates could adversely affect an investment in a note denominated in, or where value is otherwise linked to, a specified currency other than U.S. dollars. Depreciation of the specified currency against the U.S. dollar could result in a decrease in the U.S. dollar-equivalent value of payments on the note, including the principal payable at maturity. That in turn could cause the market value of the note to fall. Depreciation of the specified currency against the U.S. dollar could result in a loss to the investor on a U.S. dollar basis.

In courts outside of New York, investors may not be able to obtain judgment in a specified currency other than U.S. dollars. For example, a judgment for money in an action based on a non-U.S. dollar note in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars.

The date used to determine the rate of conversion of the currency in which any particular note is denominated into U.S. dollars will depend upon various factors, including which court renders the judgment.

Information About Exchange Rates May Not Be Indicative of Future Performance

If we issue a non-U.S. dollar note, we may include in the relevant pricing supplement a currency supplement that provides information about historical exchange rates for the relevant non-U.S. dollar currency or currencies. Any information about exchange rates that we may provide will be furnished as a matter of information only, and you should not regard the information as indicative of the range of, or trends in, fluctuations in currency exchange rates that may occur in the future. That rate will likely differ from the exchange rate used under the terms that apply to a particular note.

USE OF PROCEEDS

Wachovia currently intends to use the net proceeds from the sale of any notes for general corporate purposes, which may include:

•	reducing debt;

•	investments at the holding company level;

•	investing in, or extending credit to, our operating subsidiaries;

•	acquisitions;

•	stock repurchases; and

•	other purposes as mentioned in any pricing supplement.

Pending such use, we may temporarily invest the net proceeds. The precise amounts and timing of the application of proceeds will depend upon our funding requirements and the availability of other funds. Except as mentioned in any pricing supplement, specific allocations of the proceeds to such purposes will not have been made at the date of that pricing supplement.

Based upon our historical and anticipated future growth and our financial needs, we may engage in additional financings of a character and amount that we determine as the need arises.

CONSOLIDATED EARNINGS RATIOS

The following table provides Wachovia’s consolidated ratios of earnings to fixed charges and preferred stock dividends:

	Three Months Ended March 31,	Years Ended December 31,
	2005	2004	2003	2002	2001	2000
Consolidated Ratios of Earnings to Fixed Charges and Preferred Stock Dividends
Excluding interest on deposits	3.31x	3.83	3.63	2.91	1.61	1.13
Including interest on deposits	2.16x	2.37	2.30	1.79	1.27	1.06

For purposes of computing these ratios

•	earnings represent income from continuing operations before extraordinary items and cumulative effect of a change in accounting principles, plus income taxes and fixed charges (excluding capitalized interest);

•	fixed charges, excluding interest on deposits, represent interest (including capitalized interest), one-third of rents and all amortization of debt issuance costs; and

•	fixed charges, including interest on deposits, represent all interest (including capitalized interest), one-third of rents and all amortization of debt issuance costs.

One-third of rents is used because it is the proportion deemed representative of the interest factor.

SELECTED CONSOLIDATED CONDENSED FINANCIAL DATA

The following is selected unaudited consolidated condensed financial information for Wachovia for the three months ended March 31, 2005, and the year ended December 31, 2004. The summary below should be read in conjunction with the consolidated financial statements of Wachovia, and the related notes thereto, and the other detailed information contained in Wachovia’s 2005 First Quarter Report on Form 10-Q and in Wachovia’s 2004 Annual Report on Form 10-K.

	Three Months Ended	Year Ended
(In millions, except per share data)	March 31, 2005	December 31, 2004
CONSOLIDATED CONDENSED SUMMARIES OF INCOME
Interest income	$5,453	17,288
Interest expense	2,040	5,327

Net interest income	3,413	11,961
Provision for credit losses	36	257

Net interest income after provision for credit losses	3,377	11,704
Securities losses	(2)	(10)
Fee and other income	2,997	10,789
Merger-related and restructuring expenses	61	444
Other noninterest expense	3,811	14,222
Minority interest in income of consolidated subsidiaries	64	184

Income before income taxes	2,436	7,633
Income taxes	815	2,419

Net income	$1,621	5,214

PER COMMON SHARE DATA
Basic earnings	$1.03	3.87
Diluted earnings	1.01	3.81
Cash dividends	$0.46	1.66
Average common shares—Basic	1,571	1,346
Average common shares—Diluted	1,603	1,370

CONSOLIDATED CONDENSED PERIOD-END BALANCE SHEET
Cash and cash equivalents	$38,227	38,591
Trading account assets	47,149	45,932
Securities	116,731	110,597
Loans, net of unearned income	227,266	223,840
Allowance for loan losses	(2,732)	(2,757)

Loans, net	224,534	221,083

Loans held for sale	14,173	12,988
Goodwill	21,635	21,526
Other intangible assets	1,428	1,581
Other assets	42,956	41,026

Total assets	$506,833	493,324

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits	297,657	295,053
Short-term borrowings	73,401	63,406
Trading account liabilities	22,418	21,709
Other liabilities	16,147	16,262
Long-term debt	47,932	46,759

Total liabilities	457,555	443,189
Minority interest in net assets of consolidated subsidiaries	2,811	2,818
Stockholders’ equity	46,467	47,317

Total liabilities and stockholders’ equity	$506,833	493,324

CAPITALIZATION

The following table sets forth the unaudited capitalization of Wachovia at March 31, 2005.

(In millions)	March 31, 2005
Long-term Debt
Total long-term debt	$47,932

Stockholders’ Equity
Dividend Equalization Preferred shares, issued 97 million shares	—
Common stock, authorized 3 billion shares, issued 1.576 billion shares	5,255
Paid-in capital	30,976
Retained earnings	10,319
Accumulated other comprehensive income, net	(83)

Total stockholders’ equity	46,467

Total long-term debt and stockholders’ equity	$94,399

As of the date of this prospectus, there has been no material change in the capitalization of Wachovia since March 31, 2005.

REGULATORY CONSIDERATIONS

As a financial holding company and a bank holding company under the Bank Holding Company Act, the Federal Reserve Board regulates, supervises and examines Wachovia. For a discussion of the material elements of the regulatory framework applicable to financial holding companies, bank holding companies and their subsidiaries and specific information relevant to Wachovia, please refer to Wachovia’s annual report on Form 10-K for the fiscal year ended December 31, 2004, and any subsequent reports we file with the SEC, which are incorporated by reference in this prospectus. This regulatory framework is intended primarily for the protection of depositors and the federal deposit insurance funds and not for the protection of security holders. As a result of this regulatory framework, Wachovia’s earnings are affected by actions of the Federal Reserve Board, the Office of Comptroller of the Currency, that regulates our banking subsidiaries, the Federal Deposit Insurance Corporation, that insures the deposits of our banking subsidiaries within certain limits, and the SEC, that regulates the activities of certain subsidiaries engaged in the securities business.

Wachovia’s earnings are also affected by general economic conditions, our management policies and legislative action.

In addition, there are numerous governmental requirements and regulations that affect our business activities. A change in applicable statutes, regulations or regulatory policy may have a material effect on Wachovia’s business.

Depository institutions, like Wachovia’s bank subsidiaries, are also affected by various federal laws, including those relating to consumer protection and similar matters. Wachovia also has other financial services subsidiaries regulated, supervised and examined by the Federal Reserve Board, as well as other relevant state and federal regulatory agencies and self-regulatory organizations. Wachovia’s non-bank subsidiaries may be subject to other laws and regulations of the federal government or the various states in which they are authorized to do business.

DESCRIPTION OF THE NOTES WE MAY OFFER

The following information outlines some of the provisions of the indentures and the notes. This information may not be complete in all respects, and is qualified entirely by reference to the indenture under which the notes are issued. These indentures are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. This information relates to certain terms and conditions that generally apply to the notes. The specific terms of any series of notes will be described in the relevant pricing supplement. As you read this section, please remember that the specific terms of your note as described in your pricing supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If your pricing supplement is inconsistent with this prospectus, your pricing supplement will control with regard to your note. Thus, the statements we make in this section may not apply to your note.

General

Senior notes will be issued under an indenture, dated as of April 1, 1983, as amended and supplemented, between Wachovia and JPMorgan Chase Bank, National Association, (formerly known as The Chase Manhattan Bank) as trustee. Subordinated notes will be issued under an indenture, dated as of March 15, 1986, as amended and supplemented, between Wachovia and J.P. Morgan Trust Company, National Association (formerly known as Bank One Trust Company, N.A.), as trustee. Each of the senior and the subordinated notes constitutes a single series of debt securities of Wachovia issued under the senior and the subordinated indenture, respectively. The provisions of each indenture allow us not only to issue debt securities with terms different from those of debt securities previously issued under that indenture, but also to “reopen” a previously issued series of debt securities and issue additional debt securities of that series. The term “debt securities,” as used in this prospectus, refers to all debt securities, including the notes, issued and issuable from time to time under the relevant indenture. The indentures are subject to, and governed by, the Trust Indenture Act of 1939, as amended. These indentures are more fully described below in this section. Whenever we refer to specific provisions or defined terms in one or both of the indentures, those provisions or defined terms are incorporated in this prospectus by reference. Section references used in this discussion are references to the relevant indenture. Capitalized terms which are not otherwise defined shall have the meaning given to them in the relevant indenture. As long as the notes are listed on the Luxembourg Stock Exchange, the indentures will be available for inspection at the offices of the Luxembourg Listing Agent and Luxembourg Paying Agent and Transfer Agent.

The notes will be limited to an aggregate initial offering price of $9,100,000,000, or at Wachovia’s option if so specified in the relevant pricing supplement, the equivalent of this amount in any other currency or currency unit, and will be Wachovia’s direct, unsecured obligations. The notes will not be deposits or other bank obligations and will not be FDIC insured.

The notes are being offered on a continuous basis by Wachovia through one or more agents listed under “Plan of Distribution”. The indentures do not limit the aggregate principal amount of senior or subordinated notes that we may issue. We may, from time to time, without the consent of the holders of the notes, provide for the issuance of notes or other debt securities under the indentures in addition to the $9,100,000,000 aggregate initial offering price of notes noted on the cover of this prospectus. Each note issued under this prospectus will mature nine months or more from its date of issue, as selected by the purchaser and agreed to by Wachovia and may be subject to redemption or repayment before its stated maturity. Notes may be issued at significant discounts from their principal amount due on the stated maturity (or on any prior date on which the principal or an installment of principal of a note becomes due and payable, whether by the declaration of acceleration, call for redemption at the option of Wachovia, repayment at the option of the holder or otherwise), and some notes may not bear interest. Wachovia may from time to time, without the consent of the existing holders of the relevant notes, create and issue further notes having the same terms and conditions as such notes in all respects, except for the issue date, issue price and, if applicable, the first payment of interest thereon. Additional notes issued in this manner will be consolidated with, and will form a single series with, the previously outstanding notes.

Unless we specify otherwise in the relevant pricing supplement, currency amounts in this prospectus are expressed in United States dollars. Unless we specify otherwise in any note and pricing supplement, the notes will be denominated in U.S. dollars and payments of principal, premium, if any, and any interest on the notes will be made in U.S. dollars. If any note is to be denominated other than exclusively in U.S. dollars, or if the principal of, premium, if any, or any interest on the note is to be paid in one or more currencies (or currency units or in amounts determined by reference to an index or indices) other than that in which that note is denominated, additional information (including authorized denominations and related exchange rate information) will be provided in the relevant pricing supplement. Unless we specify otherwise in any pricing supplement, notes denominated in U.S. dollars will be issued in denominations of $1,000 or any integral multiple of $1,000.

Interest rates that we offer on the notes may differ depending upon, among other factors, the aggregate principal amount of notes purchased in any single transaction. Notes with different variable terms other than interest rates may also be offered concurrently to different investors. We may change interest rates or formulas and other terms of notes from time to time, but no change of terms will affect any note we have previously issued or as to which we have accepted an offer to purchase.

Each note will be issued as a book-entry note in fully registered form without coupons. Each note issued in book-entry form will be represented by a global note that we deposit with and register in the name of a financial institution or its nominee, that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable pricing supplement, The Depository Trust Company, New York, New York, will be the depositary for all notes in global form. Except as discussed below under “Global Notes”, owners of beneficial interests in book-entry notes will not be entitled to physical delivery of notes in certificated form. We will make payments of principal of, and premium, if any and interest, if any, on the notes through the applicable trustee to the depositary for the notes. See “Global Notes”.

The indentures do not limit the aggregate principal amount of debt securities or of any particular series of debt securities which may be issued under the indentures and provide that these debt securities may be issued at various times in one or more series, in each case with the same or various maturities, at par or at a discount. (Section 301) The indentures provide that there may be more than one trustee under the indentures with respect to different series of debt securities. As of March 31, 2005, $16.0 billion aggregate principal amount of senior debt securities was outstanding under the senior indenture. The senior trustee is trustee for such series. As of March 31, 2005, $31.9 billion aggregate principal amount of subordinated debt securities was outstanding under the subordinated indenture. The subordinated trustee is trustee for such series.

The indentures do not limit the amount of other debt that Wachovia may issue and do not contain financial or similar restrictive covenants. As of March 31, 2005, Wachovia had an aggregate of $27.4 billion of short-term senior indebtedness outstanding which consisted primarily of commercial paper and other borrowed money. Wachovia expects from time to time to incur additional senior indebtedness and Other Financial Obligations (as defined below). The indentures do not prohibit or limit additional senior indebtedness or Other Financial Obligations.

Because Wachovia is a holding company and a legal entity separate and distinct from its subsidiaries, Wachovia’s rights to participate in any distribution of assets of any subsidiary upon its liquidation, reorganization or otherwise, and the holders of notes’ ability to benefit indirectly from such distribution, would be subject to prior creditor’s claims, except to the extent that Wachovia itself may be a creditor of that subsidiary with recognized claims. Claims on Wachovia’s subsidiary banks by creditors other than Wachovia include long-term debt and substantial obligations with respect to deposit liabilities and federal funds purchased, securities sold under repurchase agreements, other short-term borrowings and various other financial obligations. The indentures do not contain any covenants designed to afford holders of notes protection in the event of a highly leveraged transaction involving Wachovia.

Legal Ownership

Street Name and Other Indirect Holders

Investors who hold their notes in accounts at banks or brokers will generally not be recognized by us as legal holders of notes. This is called holding in street name. Instead, we would recognize only the bank or broker, or the financial institution the bank or broker uses to hold its notes. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the notes, either because they agree to do so in their customer agreements or because they are legally required to do so. If you hold your notes in street name, you should check with your own institution to find out:

•	how it handles note payments and notices;

•	whether it imposes fees or charges;

•	how it would handle voting if it were ever required;

•	whether and how you can instruct it to send you notes registered in your own name so you can be a direct holder as described below; and

•	how it would pursue rights under the notes if there were a default or other event triggering the need for holders to act to protect their interests.

Direct Holders

Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, under the notes run only to persons who are registered as holders of notes. As noted above, we do not have obligations to you if you hold in street name or other indirect means, either because you choose to hold your notes in that manner or because the notes are issued in the form of global securities as described below. For example, once we make payment to the registered holder we have no further responsibility for the payment even if that holder is legally required to pass the payment along to you as a street name customer but does not do so.

Global Notes

A global note is a special type of indirectly held security, as described above under “—Street Name and Other Indirect Holders”. If we choose to issue notes in the form of global notes, the ultimate beneficial owners of global notes can only be indirect holders. We require that the global note be registered in the name of a financial institution we select.

We also require that the notes included in the global note not be transferred to the name of any other direct holder except in the special circumstances described in the section “Global Notes”. The financial institution that acts as the sole direct holder of the global note is called the depositary. Any person wishing to own a global note must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary. The pricing supplement indicates whether your series of notes will be issued only in the form of global notes.

Further details of legal ownership are discussed in the section “Global Notes” below.

In the remainder of this description “you” or “holder” means direct holders and not street name or other indirect holders of notes. Indirect holders should read the previous subsection titled “—Street Name and Other Indirect Holders”.

Types of Notes

We may issue the following four types of notes:

•	Fixed Rate Notes. A note of this type will bear interest at a fixed rate described in the applicable pricing supplement. This type includes zero-coupon notes, which bear no interest and are instead issued at a price lower than the principal amount.

•	Floating Rate Notes. A note of this type will bear interest at rates that are determined by reference to an interest rate formula. In some cases, the rates may also be adjusted by adding or subtracting a spread or multiplying by a spread multiplier and may be subject to a minimum rate or a maximum rate. The various interest rate formulas and these other features are described below in “—Interest Rates—Floating Rate Notes”. If your note is a floating rate note, the formula and any adjustments that apply to the interest rate will be specified in your pricing supplement.

•	Indexed Notes. A note of this type provides that the principal amount payable at its maturity, and/or the amount of interest payable on an interest payment date, will be determined by reference to:

•	one or more securities;

•	one or more currencies;

•	one or more commodities;

•	any other financial, economic or other measures or instruments, including the occurrence or non-occurrence of any event or circumstance; and/or

•	indices or baskets of any of these items.

If you are a holder of an indexed note, you may receive a principal amount at maturity that is greater than or less than the face amount of your note depending upon the value of the applicable index at maturity. That value may fluctuate over time. If you purchase an indexed note your pricing supplement will include information about the relevant index and about how amounts that are to become payable will be determined by reference to that index. Before you purchase any indexed note, you should read carefully the section entitled “Risk Factors—Risks Relating to Indexed Notes” above.

•	Exchangeable Notes. We may issue notes, which we refer to as “exchangeable notes,” that are exchangeable, at our option or the option of the holder, into securities of an issuer other than Wachovia or into other property. The exchangeable notes may or may not bear interest or be issued with original issue discount or at a premium. The general terms of the exchangeable notes are described below.

Optionally Exchangeable Notes.    The holder of an optionally exchangeable note may, during a period, or at specific times, exchange the note for the underlying property at a specified rate of exchange. If specified in your pricing supplement, we will have the option to redeem the optionally exchangeable note prior to maturity. If the holder of an optionally exchangeable note does not elect to exchange the note prior to maturity or any redemption date, the holder will receive the principal amount of the note plus any accrued interest at maturity or upon redemption.

Mandatorily Exchangeable Notes.    At maturity, the holder of a mandatorily exchangeable note must exchange the note for the underlying property at a specified rate of exchange, and, therefore, depending upon the value of the underlying property at maturity, the holder of a mandatorily exchangeable note may receive less than the principal amount of the note at maturity. If so indicated in your pricing supplement, the specified rate at which a mandatorily exchangeable note may be exchanged may vary depending on the value of the underlying property so that, upon exchange, the holder participates in a percentage, which may be less than, equal to, or greater than 100% of the change in value of the underlying property. Mandatorily exchangeable notes may include notes where we have the right, but not the obligation, to require holders of notes to exchange their notes for the underlying property.

Payments upon Exchange.    Your pricing supplement will specify if upon exchange, at maturity or otherwise, the holder of an exchangeable note may receive, at the specified exchange rate, either the underlying property or the cash value of the underlying property. The underlying property may be the securities of either U.S. or foreign entities or both. The exchangeable notes may or may not provide for protection against fluctuations in the exchange rate between the currency in which that note is denominated and the currency or currencies in which the market prices of the underlying security or securities are quoted. Exchangeable notes may have other terms, which will be specified in your pricing supplement.

Special Requirements for Exchange of Global Securities.    If an optionally exchangeable note is represented by a global security, the depositary’s nominee will be the holder of that note and therefore will be the only entity that can exercise a right to exchange. In order to ensure that the depositary’s nominee will timely exercise a right to exchange a particular note or any portion of a particular note, the beneficial owner of the note must instruct the broker or other direct or indirect participant through which it holds an interest in that note to notify the depositary of its desire to exercise a right to exchange. Different firms have different deadlines for accepting instructions from their customers. Each beneficial owner should consult the broker or other participant through which it holds an interest in a note in order to ascertain the deadline for ensuring that timely notice will be delivered to the depositary.

Payments upon Acceleration of Maturity or upon Tax Redemption.    If the principal amount payable at maturity of any exchangeable note is declared due and payable prior to maturity, the amount payable on:

•	an optionally exchangeable note will equal the face amount of the note plus accrued interest, if any, to but excluding the date of payment, except that if a holder has exchanged an optionally exchangeable note prior to the date of declaration or tax redemption without having received the amount due upon exchange, the amount payable will be an amount of cash equal to the amount due upon exchange and will not include any accrued but unpaid interest; and

•	a mandatorily exchangeable note will equal an amount determined as if the date of declaration or tax redemption were the maturity date plus accrued interest, if any, to but excluding the date of payment.

Original Issue Discount Notes

A fixed rate note, a floating rate note or an indexed note may be an original issue discount note. A note of this type is issued at a price lower than its principal amount and provides that, upon redemption or acceleration of its maturity, an amount less than its principal amount will be payable. An original issue discount note may be a zero coupon note. A note issued at a discount to its principal may, for U.S. federal income tax purposes, be considered an original issue discount note, regardless of the amount payable upon redemption or acceleration of maturity. See “United States Taxation” below for a brief description of the U.S. federal income tax consequences of owning an original issue discount note.

Information in the Pricing Supplement

Your pricing supplement will describe one or more of the following terms of your note:

•	the stated maturity;

•	the specified currency or currencies for principal and interest, if not U.S. dollars;

•	the price at which we originally issue your note, expressed as a percentage of the principal amount, and the original issue date;

•	whether your note is a fixed rate note, a floating rate note, an indexed note or an exchangeable note;

•	if your note is a fixed rate note, the yearly rate at which your note will bear interest, if any, and the interest payment dates;

•

if your note is a floating rate note, the interest rate basis, which may be one of the nine interest rate bases described in “— Interest Rates — Floating Rate Notes” below; any applicable index currency or maturity, spread or spread multiplier or initial, maximum or minimum rate; and the interest reset, determination, calculation and payment dates, all of which we describe under “ — Interest Rates — Floating Rate Notes” below;

•	if your note is an indexed note, the principal amount, if any, we will pay you at maturity, the amount of interest, if any, we will pay you on an interest payment date or the formula we will use to calculate these amounts, if any, and whether your note will be exchangeable for or payable in cash, securities of an issuer other than Wachovia or other property;

•	if your note is an exchangeable note, the securities or property for which the notes may be exchanged, whether the notes are exchangeable at your option or at Wachovia’s option, and the other items described in “Exchangeable Notes” above;

•	if your note is an original issue discount note, the yield to maturity;

•	if applicable, the circumstances under which your note may be redeemed at our option before the stated maturity, including any redemption commencement date, redemption price(s) and redemption period(s);

•	if applicable, the circumstances under which you may demand repayment of your note before the stated maturity, including any repayment commencement date, repayment price(s) and repayment period(s);

•	any special United States federal income tax consequences of the purchase, ownership or disposition of a particular issuance of notes;

•	the use of proceeds, if materially different than those discussed in this prospectus; and

•	any other terms of your note, which could be different from those described in this prospectus.

•	Market-Making Transactions. lf you purchase your note in a market-making transaction, you will receive information about the price you pay and your trade and settlement dates in a separate confirmation of sale. A market-making transaction is one in which Wachovia Securities or another of our affiliates resells a note that it has previously acquired from another holder. A market-making transaction in a particular note occurs after the original sale of the note.

Redemption at the Option of Wachovia; No Sinking Fund

If an initial redemption date is specified in the applicable pricing supplement, we may redeem the particular notes prior to their stated maturity date at our option on any date on or after that initial redemption date in whole or from time to time in part in increments of $1,000 or any other integral multiple of an authorized denomination specified in the applicable pricing supplement (provided that any remaining principal amount thereof shall be at least $1,000 or other minimum authorized denomination applicable thereto), at the applicable redemption price (as defined below), together with unpaid interest accrued thereon to the date of redemption. We must give written notice to registered holders of the particular notes to be redeemed at our option not more than 60 nor less than 30 calendar days prior to the date of redemption. “Redemption price”, with respect to a note, means an amount equal to the initial redemption percentage specified in the applicable pricing supplement (as adjusted by the annual redemption percentage reduction, if applicable) multiplied by the unpaid principal amount thereof to be redeemed. The initial redemption percentage, if any, applicable to a note shall decline at each anniversary of the initial redemption date by an amount equal to the applicable annual redemption percentage reduction, if any, until the redemption price is equal to 100% of the unpaid principal amount thereof to be redeemed.

The notes will not be subject to, or entitled to the benefit of, any sinking fund.

Repayment at the Option of the Holder

If one or more optional repayment dates are specified in the applicable pricing supplement, registered holders of the particular notes may require us to repay those notes prior to their stated maturity date on any optional repayment date in whole or from time to time in part in increments of $1,000 or any other integral multiple of an authorized denomination specified in the applicable pricing supplement (provided that any remaining principal amount thereof shall be at least $1,000 or other minimum authorized denomination applicable thereto), at a repayment price equal to 100% of the unpaid principal amount thereof to be repaid, together with unpaid interest accrued thereon to the date of repayment. A registered holder’s exercise of the repayment option will be irrevocable.

For any note to be repaid, the applicable trustee must receive, at its corporate trust office in the Borough of Manhattan, The City of New York, not more than 60 nor less than 30 calendar days prior to the date of repayment, the particular notes to be repaid and, in the case of a book-entry note, repayment instructions from the applicable beneficial owner (as defined below) to the depositary and forwarded by the depositary.

Only the depositary may exercise the repayment option in respect of global notes representing book-entry notes. Accordingly, beneficial owners of global notes that desire to have all or any portion of the book-entry notes represented thereby repaid must instruct the participant (as defined below) through which they own their interest to direct the depositary to exercise the repayment option on their behalf by forwarding the repayment instructions to the applicable trustee as aforesaid. In order to ensure that these instructions are received by the applicable trustee on a particular day, the applicable beneficial owner must so instruct the participant through which it owns its interest before that participant’s deadline for accepting instructions for that day. Different firms may have different deadlines for accepting instructions from their customers. Accordingly, beneficial owners should consult their participants for the respective deadlines. All instructions given to participants from beneficial owners of global notes relating to the option to elect repayment shall be irrevocable. In addition, at the time repayment instructions are given, each beneficial owner shall cause the participant through which it owns its interest to transfer the beneficial owner’s interest in the global note representing the related book-entry notes, on the depositary’s records, to the applicable trustee. See “Global Notes.”

If applicable, we will comply with the requirements of Section 14(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules promulgated thereunder, and any other securities laws or regulations in connection with any repayment of notes at the option of the registered holders thereof.

We may at any time purchase notes at any price or prices in the open market or otherwise. Notes so purchased by us may, at our discretion, be held, resold or surrendered to the applicable trustee for cancellation.

Interest

Each interest-bearing note will bear interest from its date of issue at the rate per annum, in the case of a fixed rate note, or pursuant to the interest rate formula, in the case of a floating rate note, in each case as specified in the applicable pricing supplement, until the principal thereof is paid. We will make interest payments in respect of fixed rate notes and floating rate notes in an amount equal to the interest accrued from and including the immediately preceding interest payment date in respect of which interest has been paid or from and including the date of issue, if no interest has been paid, to but excluding the applicable interest payment date or the maturity date, as the case may be (each, an “interest period”).

Interest on fixed rate notes and floating rate notes will be payable in arrears on each interest payment date and on the maturity date. The first payment of interest on any note originally issued between a regular record date and the related interest payment date will be made on the interest payment date immediately following the next succeeding record date to the registered holder on the next succeeding record date. The

“regular record date” shall be the fifteenth calendar day, whether or not a “business day”, immediately preceding the related interest payment date. “Business Day” is defined below under “—Interest Rates—Special Rate Calculation Terms”. For the purpose of determining the holder at the close of business on a regular record date when business is not being conducted, the close of business will mean 5:00 P.M., New York City time, on that day.

Interest Rates

This subsection describes the different kinds of interest rates that may apply to your note, if it bears interest.

Fixed Rate Notes

The relevant pricing supplement will specify the interest payment dates for a fixed rate note as well as the maturity date. Interest on fixed rate notes will be computed on the basis of a 360-day year of twelve 30-day months or such other day count fraction set forth in the pricing supplement.

If any interest payment date or the maturity date of a fixed rate note falls on a day that is not a business day, we will make the required payment of principal, premium, if any, and/or interest on the next succeeding business day, and no additional interest will accrue in respect of the payment made on that next succeeding business day.

Floating Rate Notes

In this subsection, we use several specialized terms relating to the manner in which floating interest rates are calculated. These terms appear in bold, italicized type the first time they appear, and we define these terms in “—Special Rate Calculation Terms” at the end of this subsection.

The following will apply to floating rate notes.

Interest Rate Basis.    We currently expect to issue floating rate notes that bear interest at rates based on one or more of the following interest rate bases:

•	commercial paper rate;

•	prime rate;

•	LIBOR;

•	EURIBOR;

•	treasury rate;

•	CMT rate;

•	CD rate;

•	consumer price index (“CPI”) rate; and/or

•	federal funds rate.

We describe each of the interest rate bases in further detail below in this subsection. If you purchase a floating rate note, your pricing supplement will specify the interest rate basis that applies to your note.

Calculation of Interest.    Calculations relating to floating rate notes will be made by the calculation agent, an institution that we appoint as our agent for this purpose. That institution may include any affiliate of ours, such as Wachovia Securities or Wachovia Bank, National Association. If other than Wachovia

Securities or Wachovia Bank, National Association, the pricing supplement for a particular floating rate note will name the institution that we have appointed to act as the calculation agent for that note as of its original issue date. We may appoint a different institution to serve as calculation agent from time to time after the original issue date of the note without your consent and without notifying you of the change.

For each floating rate note, the calculation agent will determine, on no later than the corresponding interest calculation date or on the interest determination date, as described below, the interest rate that takes effect on each interest reset date. In addition, the calculation agent will calculate the amount of interest that has accrued during each interest period—i.e., the period from and including the original issue date, or the last date to which interest has been paid or made available for payment, to but excluding the payment date. For each interest period, the calculation agent will calculate the amount of accrued interest by multiplying the face or other specified amount of the floating rate note by an accrued interest factor for the interest period. This factor will equal the sum of the interest factors calculated for each day during the interest period. The interest factor for each day will be expressed as a decimal and will be calculated by dividing the interest rate, also expressed as a decimal, applicable to that day by 360 or by the actual number of days in the year, as specified in the relevant pricing supplement.

Upon the request of the holder of any floating rate note, the calculation agent will provide for that note the interest rate then in effect—and, if determined, the interest rate that will become effective on the next interest reset date. The calculation agent’s determination of any interest rate, and its calculation of the amount of interest for any interest period, will be final and binding in the absence of manifest error.

All percentages resulting from any calculation relating to a note will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point, e.g., 9.876541% (or .09876541) being rounded down to 9.87654% (or ..0987654) and 9.876545% (or .09876545) being rounded up to 9.87655% (or .0987655). All amounts used in or resulting from any calculation relating to a floating rate note will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.

In determining the interest rate basis that applies to a floating rate note during a particular interest period, the calculation agent may obtain rate quotes from various banks or dealers active in the relevant market, as discussed below. Those reference banks and dealers may include the calculation agent itself and its affiliates, as well as any agent participating in the distribution of the relevant floating rate notes and its affiliates, and they may include affiliates of Wachovia.

Initial Interest Rate.    For any floating rate note, the interest rate in effect from the original issue date to the first interest reset date will be the initial interest rate. We will specify the initial interest rate or the manner in which it is determined in the relevant pricing supplement.

Spread or Spread Multiplier.    In some cases, the interest rate basis for a floating rate note may be adjusted:

•	by adding or subtracting a specified number of basis points, called the spread, with one basis point being 0.01%; or

•	by multiplying the interest rate basis by a specified percentage, called the spread multiplier.

If you purchase a floating rate note, your pricing supplement will indicate whether a spread or spread multiplier will apply to your note and, if so, the amount of the spread or spread multiplier.

Maximum and Minimum Rates.    The actual interest rate, after being adjusted by the spread or spread multiplier, may also be subject to either or both of the following limits:

•	a maximum rate—i.e., a specified upper limit that the actual interest rate in effect at any time may not exceed; and/or

•	a minimum rate—i.e., a specified lower limit that the actual interest rate in effect at any time may not fall below.

If you purchase a floating rate note, your pricing supplement will indicate whether a maximum rate and/or minimum rate will apply to your note and, if so, what those rates are.

Whether or not a maximum rate applies, the interest rate on a floating rate note will in no event be higher than the maximum rate permitted by New York law, as it may be modified by U.S. law of general application. Under current New York law, the maximum rate of interest, with some exceptions, for any loan in an amount less than $250,000 is 16% and for any loan in the amount of $250,000 or more but less than $2,500,000 is 25% per year on a simple interest basis. These limits do not apply to loans of $2,500,000 or more.

The rest of this subsection describes how the interest rate and the interest payment dates will be determined, and how interest will be calculated, on a floating rate note.

Interest Reset Dates.    The rate of interest on a floating rate note will be reset, by the calculation agent described below, daily, weekly, monthly, quarterly, semi-annually or annually. The date on which the interest rate resets and the reset rate becomes effective is called the interest reset date. Except as otherwise specified in the applicable pricing supplement, the interest reset date will be as follows:

•	for floating rate notes that reset daily, each business day;

•	for floating rate notes that reset weekly and are not treasury rate notes, the Wednesday of each week;

•	for treasury rate notes that reset weekly, the Tuesday of each week;

•	for floating rate notes that reset monthly, the third Wednesday of each month;

•	for floating rate notes that reset quarterly, the third Wednesday of March, June, September and December of each year;

•	for floating rate notes that reset semi-annually, the third Wednesday of each of two months of each year as indicated in the relevant pricing supplement; and

•	for floating rate notes that reset annually, the third Wednesday of one month of each year as indicated in the relevant pricing supplement.

For a floating rate note, the interest rate in effect on any particular day will be the interest rate determined with respect to the latest interest reset date that occurs on or before that day. There are several exceptions, however, to the reset provisions described above.

The interest rate in effect from the original issue date to the first interest reset date will be the initial interest rate.

If any interest reset date for a floating rate note would otherwise be a day that is not a business day, the interest reset date will be postponed to the next day that is a business day. For a LIBOR or EURIBOR note, however, if that business day is in the next succeeding calendar month, the interest reset date will be the immediately preceding business day.

Interest Determination Dates.    The interest rate that takes effect on an interest reset date will be determined by the calculation agent by reference to a particular date called an interest determination date. Except as otherwise indicated in the relevant pricing supplement:

•	for commercial paper rate, federal funds rate and prime rate notes, the interest determination date relating to a particular interest reset date will be the business day preceding the interest reset date;

•	for CD rate, CPI rate, and CMT rate notes, the interest determination date relating to a particular interest reset date will be the second business day preceding the interest reset date;

•	for LIBOR notes, the interest determination date relating to a particular interest reset date will be the second London business day preceding the interest reset date, unless the index currency is pounds sterling, in which case the interest determination date will be the interest reset date. We refer to an interest determination date for a LIBOR note as a LIBOR interest determination date;

•	for EURIBOR notes, the interest determination date relating to a particular interest reset date will be the second euro business day preceding the interest reset date. We refer to an interest determination date for a EURIBOR note as a EURIBOR interest determination date; and

•	for treasury rate notes, the interest determination date relating to a particular interest reset date, which we refer to as a treasury interest determination date, will be the day of the week in which the interest reset date falls on which treasury bills—i.e., direct obligations of the U.S. government—would normally be auctioned. Treasury bills are usually sold at auction on the Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, except that the auction may be held on the preceding Friday. If as the result of a legal holiday an auction is held on the preceding Friday, that Friday will be the treasury interest determination date relating to the interest reset date occurring in the next succeeding week.

The interest determination date pertaining to a floating rate note the interest rate of which is determined with reference to two or more interest rate bases will be the latest business day which is at least two business days before the related interest reset date for the applicable floating rate note on which each interest rate basis is determinable.

Interest Calculation Dates.    As described above, the interest rate that takes effect on a particular interest reset date will be determined by reference to the corresponding interest determination date. Except for LIBOR notes and EURIBOR notes, however, the determination of the rate will actually be made on a day no later than the corresponding interest calculation date. The interest calculation date will be the earlier of the following:

•	the tenth calendar day after the interest determination date or, if that tenth calendar day is not a business day, the next succeeding business day; and

•	the business day immediately preceding the interest payment date or the maturity, whichever is the day on which the next payment of interest will be due.

The calculation agent need not wait until the relevant interest calculation date to determine the interest rate if the rate information it needs to make the determination is available from the relevant sources sooner.

Interest Payment Dates.    The interest payment dates for a floating rate note will depend on when the interest rate is reset and, unless we specify otherwise in the relevant pricing supplement, will be as follows:

•	for floating rate notes that reset daily, weekly or monthly, the third Wednesday of each month or the third Wednesday of March, June, September and December of each year, as specified in the relevant pricing supplement;

•	for floating rate notes that reset quarterly, the third Wednesday of March, June, September and December of each year;

•	for floating rate notes that reset semi-annually, the third Wednesday of the two months of each year specified in the relevant pricing supplement; or

•	for floating rate notes that reset annually, the third Wednesday of the month specified in the relevant pricing supplement.

Regardless of these rules, if a note is originally issued after the regular record date and before the date that would otherwise be the first interest payment date, the first interest payment date will be the date that would otherwise be the second interest payment date.

In addition, the following special provision will apply to a floating rate note with regard to any interest payment date other than one that falls on the maturity. If the interest payment date would otherwise fall on a day that is not a business day, then the interest payment date will be the next day that is a business day. However, if the floating rate note is a LIBOR note or a EURIBOR note and the next business day falls in the next calendar month, then the interest payment date will be advanced to the next preceding day that is a business day. If the maturity date of a floating rate note falls on a day that is not a business day, we will make the required payment of principal, premium, if any, and interest on the next succeeding business day, and no additional interest will accrue in respect of the payment made on that next succeeding business day.

Calculation Agent.    We have initially appointed Wachovia Capital Markets, LLC as our calculation agent for the notes. See “—Calculation of Interest” above for details regarding the role of the calculation agent.

Commercial Paper Rate Notes

If you purchase a commercial paper rate note, your note will bear interest at an interest rate equal to the commercial paper rate and adjusted by the spread or spread multiplier, if any, indicated in your pricing supplement.

The commercial paper rate will be the money market yield of the rate, for the relevant interest determination date, for commercial paper having the index maturity indicated in your pricing supplement, as published in H.15(519) under the heading “Commercial Paper—Nonfinancial”. If the commercial paper rate cannot be determined as described above, the following procedures will apply.

•	If the rate described above does not appear in H.15(519) at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from that source at that time, then the commercial paper rate will be the rate, for the relevant interest determination date, for commercial paper having the index maturity specified in your pricing supplement, as published in H.15 daily update or any other recognized electronic source used for displaying that rate, under the heading “Commercial Paper—Nonfinancial”.

•	If the rate described above does not appear in H.15(519), H.15 daily update or another recognized electronic source at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, the commercial paper rate will be the money market yield of the arithmetic mean of the following offered rates for U.S. dollar commercial paper that has the relevant index maturity and is placed for an industrial issuer whose bond rating is “AA”, or the equivalent, from a nationally recognized rating agency: the rates offered as of 11:00 A.M., New York City time, on the relevant interest determination date, by three leading U.S. dollar commercial paper dealers in New York City selected by the calculation agent.

•	If fewer than three dealers selected by the calculation agent are quoting as described above, the commercial paper rate for the new interest period will be the commercial paper rate in effect for the prior interest period. If the initial interest rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

Prime Rate Notes

If you purchase a prime rate note, your note will bear interest at an interest rate equal to the prime rate and adjusted by the spread or spread multiplier, if any, indicated in your pricing supplement.

The prime rate will be the rate, for the relevant interest determination date, published in H.15(519) under the heading “Bank Prime Loan”. If the prime rate cannot be determined as described above, the following procedures will apply.

•	If the rate described above does not appear in H.15(519) at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from that source at that time, then the prime rate will be the rate, for the relevant interest determination date, as published in H.15 daily update or another recognized electronic source used for the purpose of displaying that rate, under the heading “Bank Prime Loan”.

•	If the rate described above does not appear in H.15(519), H.15 daily update or another recognized electronic source at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the prime rate will be the arithmetic mean of the following rates as they appear on the Reuters screen US PRIME 1 page: the rate of interest publicly announced by each bank appearing on that page as that bank’s prime rate or base lending rate, as of 11:00 A.M., New York City time, on the relevant interest determination date.

•	If fewer than four of these rates appear on the Reuters screen US PRIME 1 page, the prime rate will be the arithmetic mean of the prime rates or base lending rates, as of the close of business on the relevant interest determination date, of three major banks in New York City selected by the calculation agent. For this purpose, the calculation agent will use rates quoted on the basis of the actual number of days in the year divided by a 360-day year.

•	If fewer than three banks selected by the calculation agent are quoting as described above, the prime rate for the new interest period will be the prime rate in effect for the prior interest period. If the initial interest rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

LIBOR Notes

If you purchase a LIBOR note, your note will bear interest at an interest rate equal to LIBOR, which will be the London interbank offered rate for deposits in U.S. dollars or any other index currency, as noted in your pricing supplement. In addition, when LIBOR is the interest rate basis the applicable LIBOR rate will be adjusted by the spread or spread multiplier, if any, indicated in your pricing supplement. LIBOR will be determined in the following manner:

•	LIBOR will be either:

•	the offered rate appearing on the Telerate LIBOR page; or

•	the arithmetic mean of the offered rates appearing on the Reuters screen LIBOR page unless that page by its terms cites only one rate, in which case that rate;

in either case, as of 11:00 A.M., London time, on the relevant LIBOR interest determination date, for deposits of the relevant index currency having the relevant index maturity beginning on the relevant interest reset date. Your pricing supplement will indicate the index currency, the index maturity and the reference page that apply to your LIBOR note. If no reference page is mentioned in your pricing supplement, Telerate LIBOR page will apply to your LIBOR note.

•

If Telerate LIBOR page applies and the rate described above does not appear on that page, or if Reuters screen LIBOR page applies and fewer than two of the rates described above appears on that page or no rate appears on any page on which only one rate normally appears, then LIBOR will be determined on the basis of the rates, at approximately 11:00 A.M., London time, on the relevant LIBOR interest determination date, at which deposits of the following kind are offered to prime banks in the London interbank market by four major banks in that market selected by the calculation agent: deposits of the index currency having the relevant index maturity, beginning on the relevant interest reset date, and in a representative amount. The calculation agent will request the principal London office of each of these banks to provide a quotation of its rate. If at least two quotations are provided, LIBOR for the relevant LIBOR interest determination date will be the arithmetic mean of the quotations.

•	If fewer than two quotations are provided as described above, LIBOR for the relevant LIBOR interest determination date will be the arithmetic mean of the rates for loans of the following kind to leading European banks quoted, at approximately 11:00 A.M., in the principal financial center for the country of the index currency, on that LIBOR interest determination date, by three major banks in that financial center selected by the calculation agent: loans of the index currency having the relevant index maturity, beginning on the relevant interest reset date, and in a representative amount.

•	If fewer than three banks selected by the calculation agent are quoting as described above, LIBOR for the new interest period will be LIBOR in effect for the prior interest period. If the initial interest rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

EURIBOR Notes

If you purchase a EURIBOR note, your note will bear interest at an interest rate equal to the interest rate for deposits in euro, designated as “EURIBOR” and sponsored jointly by the European Banking Federation and ACI—the Financial Market Association, or any company established by the joint sponsors for purposes of compiling and publishing that rate. In addition, when EURIBOR is the interest rate basis the EURIBOR base rate will be adjusted by the spread or spread multiplier, if any, specified in your pricing supplement. EURIBOR will be determined in the following manner:

•	EURIBOR will be the offered rate for deposits in euros having the index maturity specified in your pricing supplement, beginning on the second euro business day after the relevant EURIBOR interest determination date, as that rate appears on Telerate page 248 as of 11:00 A.M., Brussels time, on the relevant EURIBOR interest determination date.

•	If the rate described above does not appear on Telerate page 248, EURIBOR will be determined on the basis of the rates, at approximately 11:00 A.M., Brussels time, on the relevant EURIBOR interest determination date, at which deposits of the following kind are offered to prime banks in the euro-zone interbank market by the principal euro-zone office of each of four major banks in that market selected by the calculation agent: euro deposits having the relevant index maturity, beginning on the relevant interest reset date, and in a representative amount. The calculation agent will request the principal euro-zone office of each of these banks to provide a quotation of its rate. If at least two quotations are provided, EURIBOR for the relevant EURIBOR interest determination date will be the arithmetic mean of the quotations.

•	If fewer than two quotations are provided as described above, EURIBOR for the relevant EURIBOR interest determination date will be the arithmetic mean of the rates for loans of the following kind to leading euro-zone banks quoted, at approximately 11:00 A.M., Brussels time on that EURIBOR interest determination date, by three major banks in the euro-zone selected by the calculation agent: loans of euros having the relevant index maturity, beginning on the relevant interest reset date, and in a representative amount.

•	If fewer than three banks selected by the calculation agent are quoting as described above, EURIBOR for the new interest period will be EURIBOR in effect for the prior interest period. If the initial interest rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

Treasury Rate Notes

If you purchase a treasury rate note, your note will bear interest at an interest rate equal to the treasury rate and adjusted by the spread or spread multiplier, if any, indicated in your pricing supplement.

The treasury rate will be the rate for the auction, on the relevant treasury interest determination date, of treasury bills having the index maturity specified in your pricing supplement, as that rate appears on Telerate page 56 or 57 under the heading “Investment Rate”. If the treasury rate cannot be determined in this manner, the following procedures will apply.

•	If the rate described above does not appear on either page at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from that source at that time, the treasury rate will be the bond equivalent yield of the rate, for the relevant interest determination date, for the type of treasury bill described above, as published in H.15 daily update, or another recognized electronic source used for displaying that rate, under the heading “U.S. Government Securities/Treasury Bills/Auction High”.

•	If the rate described in the prior paragraph does not appear in H.15 daily update or another recognized electronic source at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, the treasury rate will be the bond equivalent yield of the auction rate, for the relevant treasury interest determination date and for treasury bills of the kind described above, as announced by the U.S. Department of the Treasury.

•	If the auction rate described in the prior paragraph is not so announced by 3:00 P.M., New York City time, on the relevant interest calculation date, or if no such auction is held for the relevant week, then the treasury rate will be the bond equivalent yield of the rate, for the relevant treasury interest determination date and for treasury bills having a remaining maturity closest to the specified index maturity, as published in H.15(519) under the heading “U.S. Government Securities /Treasury Bills/Secondary Market”.

•	If the rate described in the prior paragraph does not appear in H.15(519) at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the treasury rate will be the rate, for the relevant treasury interest determination date and for treasury bills having a remaining maturity closest to the specified index maturity, as published in H.15 daily update, or another recognized electronic source used for displaying that rate, under the heading “U.S. Government Securities/Treasury Bills/Secondary Market”.

•	If the rate described in the prior paragraph does not appear in H.15 daily update or another recognized electronic source at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, the treasury rate will be the bond equivalent yield of the arithmetic mean of the following secondary market bid rates for the issue of treasury bills with a remaining maturity closest to the specified index maturity: the rates bid as of approximately 3:30 P.M., New York City time, on the relevant treasury interest determination date, by three primary U.S. government securities dealers in New York City selected by the calculation agent.

•	If fewer than three dealers selected by the calculation agent are quoting as described in the prior paragraph, the treasury rate in effect for the new interest period will be the treasury rate in effect for the prior interest period. If the initial interest rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

CD Rate Notes

If you purchase a CD rate note, your note will bear interest at an interest rate equal to the CD rate and adjusted by the spread or spread multiplier, if any, indicated in your pricing supplement.

The CD rate will be the rate, on the relevant interest determination date, for negotiable U.S. dollar certificates of deposit having the index maturity specified in your pricing supplement, as published in H.15(519) under the heading “CDs (Secondary Market)”. If the CD rate cannot be determined in this manner, the following procedures will apply.

•	If the rate described above does not appear in H.15(519) at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from that source at that time, then the CD rate will be the rate, for the relevant interest determination date, described above as published in H.15 daily update, or another recognized electronic source used for displaying that rate, under the heading “CDs (Secondary Market).”

•	If the rate described above does not appear in H.15(519), H.15 daily update or another recognized electronic source at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, the CD rate will be the arithmetic mean of the following secondary market offered rates for negotiable U.S. dollar certificates of deposit of major U.S. money market banks with a remaining maturity closest to the specified index maturity, and in a representative amount: the rates offered as of 10:00 A.M., New York City time, on the relevant interest determination date, by three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in New York City, as selected by the calculation agent.

•	If fewer than three dealers selected by the calculation agent are quoting as described above, the CD rate in effect for the new interest period will be the CD rate in effect for the prior interest period. If the initial interest rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

CMT Rate Notes

If you purchase a CMT rate note, your note will bear interest at an interest rate equal to the CMT rate and adjusted by the spread or spread multiplier, if any, indicated in your pricing supplement.

The CMT rate will be the following rate displayed on the designated CMT Moneyline Telerate page under the heading “. . . Treasury Constant Maturities . . . Federal Reserve Board Release H.15 Mondays Approximately 3:45 P.M.,” under the column for the designated CMT index maturity:

•	if the designated CMT Moneyline Telerate page is Telerate page 7051, the rate for the relevant interest determination date; or

•	if the designated CMT Moneyline Telerate page is Telerate page 7052, the weekly or monthly average, as specified in your pricing supplement, for the week that ends immediately before the week in which the relevant interest determination date falls, or for the month that ends immediately before the month in which the relevant interest determination date falls, as applicable.

If the CMT rate cannot be determined in this manner, the following procedures will apply.

•	If the applicable rate described above is not displayed on the relevant designated CMT Moneyline Telerate page at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from that source at that time, then the CMT rate will be the applicable treasury constant maturity rate described above—i.e., for the designated CMT index maturity and for either the relevant interest determination date or the weekly or monthly average, as applicable—as published in H.15(519).

•

If the applicable rate described above does not appear in H.15(519) at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the CMT rate will be the treasury constant maturity rate, or other U.S. treasury rate, for the designated CMT index maturity and with reference to the relevant interest determination date, that:

•	is published by the Board of Governors of the Federal Reserve System, or the U.S. Department of the Treasury; and

•	is determined by the calculation agent to be comparable to the applicable rate formerly displayed on the designated CMT Moneyline Telerate page and published in H.15(519).

•	If the rate described in the prior paragraph does not appear at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the CMT rate will be the yield to maturity of the arithmetic mean of the following secondary market bid rates for the most recently issued treasury notes having an original maturity of approximately the designated CMT index maturity and a remaining term to maturity of not less than the designated CMT index maturity minus one year, and in a representative amount: the bid rates, as of approximately 3:30 P.M., New York City time, on the relevant interest determination date, of three primary U.S. government securities dealers in New York City selected by the calculation agent. In selecting these bid rates, the calculation agent will request quotations from five of these primary dealers and will disregard the highest quotation—or, if there is equality, one of the highest—and the lowest quotation—or, if there is equality, one of the lowest. Treasury notes are direct, non-callable, fixed rate obligations of the U.S. government.

•	If the calculation agent is unable to obtain three quotations of the kind described in the prior paragraph, the CMT rate will be the yield to maturity of the arithmetic mean of the following secondary market bid rates for treasury notes with an original maturity longer than the designated CMT index maturity, with a remaining term to maturity closest to the designated CMT index maturity and in a representative amount: the bid rates, as of approximately 3:30 P.M., New York City time, on the relevant interest determination date, of three primary U.S. government securities dealers in New York City selected by the calculation agent. In selecting these bid rates, the calculation agent will request quotations from five of these primary dealers and will disregard the highest quotation—or, if there is equality, one of the highest and the lowest quotation—or, if there is equality, one of the lowest. If two treasury notes with an original maturity longer than the designated CMT index maturity have remaining terms to maturity that are equally close to the designated CMT index maturity, the calculation agent will obtain quotations for the treasury note with the shorter remaining term to maturity.

•	If fewer than five but more than two of these primary dealers are quoting as described in the prior paragraph, then the CMT rate for the relevant interest determination date will be based on the arithmetic mean of the bid rates so obtained, and neither the highest nor the lowest of those quotations will be disregarded.

•	If two or fewer primary dealers selected by the calculation agent are quoting as described above, the CMT rate in effect for the new interest period will be the CMT rate in effect for the prior interest period. If the initial interest rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

CPI Rate Notes

If you purchase a CPI rate note, your note will bear interest at an interest rate equal to the CPI rate and adjusted by the spread or spread multiplier, if any, indicated in your pricing supplement.

Except as otherwise specified in the applicable pricing supplement, the CPI rate will be the rate, determined as of the relevant interest determination date, expressed as a percentage and calculated in accordance with the following formula:

CPI rate =	(C –P) P	– 1

where

•	“C” means the CPI (as defined below) applicable for the calendar month which is two months preceding the month of the relevant interest determination date;

•	“P” means the CPI applicable for the calendar month which is twelve months immediately preceding the calendar month for which C is determined; and

•	“CPI” means the non-seasonally adjusted U.S. City Average All Items Consumer Price Index for All Urban Consumers, published monthly by the Bureau of Labor Statistics of the U.S. Department of Labor. For reference purposes only, the CPI is available on Bloomberg page CPURNSA or any successor service. In the event of an inconsistency between the CPI published on Bloomberg page CPURNSA and the CPI published by the Bureau of Labor Statistics, the CPI shall be the CPI published by the Bureau of Labor Statistics.

Federal Funds Rate Notes

If you purchase a federal funds rate note, your note will bear interest at an interest rate equal to the federal funds rate and adjusted by the spread or spread multiplier, if any, indicated in your pricing supplement.

The federal funds rate will be the rate for U.S. dollar federal funds on the relevant interest determination date, as published in H.15 (519) under the heading “Federal Funds (Effective)”, as that rate is displayed on Telerate page 120. If the federal funds rate cannot be determined in this manner, the following procedures will apply.

•	If the rate described above is not displayed on Telerate page 120 at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from that source at that time, then the federal funds rate, for the relevant interest determination date, will be the rate described above as published in H.15 daily update, or another recognized electronic source used for displaying that rate, under the heading “Federal Funds (Effective)”.

•	If the rate described above is not displayed on Telerate page 120 and does not appear in H.15(519), H.15 daily update or another recognized electronic source at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, the federal funds rate will be the arithmetic mean of the rates for the last transaction in overnight, U.S. dollar federal funds arranged, before 9:00 A.M., New York City time, on the relevant interest determination date, by three leading brokers of U.S. dollar federal funds transactions in New York City selected by the calculation agent.

•	If fewer than three brokers selected by the calculation agent are quoting as described above, the federal funds rate in effect for the new interest period will be the federal funds rate in effect for the prior interest period. If the initial interest rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

•	If fewer than five but more than two of these primary dealers are quoting as described in the prior paragraph, then the CMT rate for the relevant interest determination date will be based on the arithmetic mean of the offered rates so obtained, and neither the highest nor the lowest of those quotations will be disregarded.

Special Rate Calculation Terms

In this subsection entitled “—Interest Rates”, we use several terms that have special meanings relevant to calculating floating interest rates. We define these terms as follows:

The term “bond equivalent yield” means a yield expressed as a percentage and calculated in accordance with the following formula:

bond equivalent yield =	D x N	x 100
360 - (D x M)

where

•	“D” means the annual rate for treasury bills quoted on a bank discount basis and expressed as a decimal;

•	“N” means 365 or 366, as the case may be; and

•	“M” means the actual number of days in the applicable interest reset period.

The term “business day” means, for any note, a day that meets all the following applicable requirements:

•	for all notes, is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City generally are authorized or obligated by law, regulation or executive order to close;

•	if the note is a LIBOR note, is also a London business day;

•	if the note has a specified currency other than U.S. dollars or euros, is also a day on which banking institutions are not authorized or obligated by law, regulation or executive order to close in the principal financial center of the country issuing the specified currency; and

•	if the note is a EURIBOR note or has a specified currency of euros, or is a LIBOR note for which the index currency is euros, is also a TARGET business day.

The term “designated CMT index maturity” means the index maturity for a CMT rate note and will be the original period to maturity of a U.S. treasury security—either 1, 2, 3, 5, 7, 10, 20 or 30 years—specified in the applicable pricing supplement.

The term “designated CMT Moneyline Telerate page” means the Telerate page mentioned in the relevant pricing supplement that displays treasury constant maturities as reported in H.15(519). If no Telerate page is so specified, then the applicable page will be Telerate page 7052. If Telerate page 7052 applies but the relevant pricing supplement does not specify whether the weekly or monthly average applies, the weekly average will apply.

The term “euro business day” means any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System, or any successor system, is open for business.

The term “euro-zone” means, at any time, the region comprised of the member states of the European Economic and Monetary Union that, as of that time, have adopted a single currency in accordance with the Treaty on European Union of February 1992.

“H.15(519)” means the weekly statistical release entitled “Statistical Release H.15 (519)”, or any successor publication, published by the Board of Governors of the Federal Reserve System.

“H.15 daily update” means the daily update of H.15(519) available through the worldwide website of the Board of Governors of the Federal Reserve System, at http://www.federalreserve.gov/releases/h15/update, or any successor site or publication.

The term “index currency” means, with respect to a LIBOR note, the currency specified as such in the relevant pricing supplement. The index currency may be U.S. dollars or any other currency, and will be U.S. dollars unless another currency is specified in the relevant pricing supplement.

The term “index maturity” means, with respect to a floating rate note, the period to maturity of the instrument or obligation on which the interest rate formula is based, as specified in the applicable pricing supplement.

“London business day” means any day on which dealings in the relevant index currency are transacted in the London interbank market.

The term “money market yield” means a yield expressed as a percentage and calculated in accordance with the following formula:

money market yield =	D x 360	x 100
360 - (D x M)

where

•	“D” means the annual rate for commercial paper quoted on a bank discount basis and expressed as a decimal; and

•	“M” means the actual number of days in the relevant interest reset period.

The term “representative amount” means an amount that, in the calculation agent’s judgment, is representative of a single transaction in the relevant market at the relevant time.

“Reuters screen LIBOR page” means the display on the Reuters Monitor Money Rates Service, or any successor service, on the page designated as “LIBO” or any replacement page or pages on which London interbank rates of major banks for the relevant index currency are displayed.

“Reuters screen US PRIME 1 page” means the display on the “US PRIME 1” page on the Reuters Monitor Money Rates Service, or any successor service, or any replacement page or pages on that service, for the purpose of displaying prime rates or base lending rates of major U.S. banks.

“Telerate LIBOR page” means Telerate page 3750 or any replacement page or pages on which London interbank rates of major banks for the relevant index currency are displayed.

“Telerate page” means the display on Moneyline Telerate, or any successor service, on the page or pages specified in this prospectus or the relevant pricing supplement, or any replacement page or pages on that service.

If, when we use the terms designated CMT Moneyline Telerate page, H.15(519), H.15 daily update, Reuters screen LIBOR page, Reuters screen US PRIME 1 page, Telerate LIBOR page or Telerate page, we refer to a particular heading or headings on any of those pages, those references include any successor or replacement heading or headings as determined by the calculation agent.

Payment of Additional Amounts to United States Aliens

Wachovia will, subject to certain exceptions and limitations listed below (unless otherwise specified in any pricing supplement), pay to the holder of any note who is a United States Alien (as defined below), as additional interest, certain amounts (“Additional Amounts”) as may be necessary so that every net payment on that note (including payment of the principal of and interest on that note) by Wachovia or a paying agent, after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed upon or as a result of such payment by the United States (or any political subdivision or taxing authority of or in the United States), will not be less than the amount provided in that note to be then due and payable; this obligation to pay Additional Amounts, however, will not apply to:

(a)  any tax, assessment or other governmental charge that would not have been so imposed but for (i) the existence of any present or former connection between the holder or beneficial owner of that note (or between a fiduciary, settlor or beneficiary of, or a person holding a power over, that holder, if that holder is an estate or a trust, or a member or shareholder of that holder, if that holder is a partnership or corporation) and the United States or any political subdivision or taxing authority, including but not limited to that holder (or the fiduciary, settlor, beneficiary, person holding a power, member or shareholder) being or having been a citizen or resident of the United States or treated as a resident of the United States or being or having been engaged in a trade or business in the United States or present in the United States or having or having had a permanent establishment in the United States or (ii) that holder’s or beneficial owner’s past or present status as a personal holding company, foreign personal holding company, foreign private foundation or other foreign tax-exempt organization relating to the United States, controlled foreign corporation for United States tax purposes or corporation that accumulates earnings to avoid United States Federal income tax;

(b)  any estate, inheritance, gift, excise, sales, transfer, wealth or personal property tax or any similar tax, assessment or other governmental charge;

(c)  any tax, assessment or other governmental charge that would not have been imposed but for the presentation by the holder of a note for payment more than 30 days after the date on which that payment became due and payable or the date on which payment on that note was duly provided for, whichever occurred later;

(d)  any tax, assessment or other governmental charge that is payable otherwise than by withholding from a payment on a note;

(e)  any tax, assessment or other governmental charge required to be withheld by any paying agent from a payment on a note, if that payment can be made without that withholding by any other paying agent;

(f)  any tax, assessment or other governmental charge that would not have been imposed but for a failure to comply with applicable certification, information, documentation, identification or other reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of a note if that compliance is required by statute or regulation of the United States or by an applicable tax treaty to which the United States is a party as a precondition to relief or exemption from that tax, assessment or other governmental charge;

(g)  any tax, assessment or other governmental charge imposed on a holder that actually or constructively owns 10 percent or more of the combined voting power of all classes of Wachovia’s stock;

(h) any withholding or deduction imposed pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of November 26 and 27, 2000 or any law or regulation implementing such directive; or

(i)  any combination of items (a), (b), (c), (d), (e), (f), (g) and (h);

nor shall Additional Amounts be paid in relation to a payment on a note to a holder that is a fiduciary or partnership or other than the sole beneficial owner of that payment to the extent a beneficiary or settlor with respect to that fiduciary or a member of that partnership or a beneficial owner would not have been entitled to Additional Amounts (or payment of Additional Amounts would not have been necessary) had that beneficiary, settlor, member or beneficial owner been the holder of that note.

For the purposes of this discussion, a “United States Alien” means any person who, for United States Federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non-resident alien fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, for United States Federal income tax purposes, a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary, of a foreign estate or trust. “United States” means the United States of America (including the States and the District of Columbia) and its territories, its possessions and other areas that come under its jurisdiction.

Redemption for Tax Purposes

If (a) as a result of any change in the laws, regulations or rulings of the United States (or any political subdivision or taxing authority of or in the United States), or any change in the official application (including a ruling by a court of competent jurisdiction in the United States) or interpretation of those laws, regulations or rulings, which change or amendment is announced or becomes effective on or after the consummation of any offering of the notes, Wachovia is obligated to pay Additional Amounts as described above or (b) any act is taken by a taxing authority of the United States on or after the consummation of any offering of the notes, whether or not this act is taken in relation to Wachovia or any affiliate, that results in a substantial likelihood that Wachovia will or may be required to pay these Additional Amounts, then Wachovia may, at its option, redeem, as a whole, but not in part, the notes on not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of their principal amount, together with accrued interest to the date fixed for redemption; provided that Wachovia determines, in its business judgment, that the obligation to pay these Additional Amounts cannot be avoided by the use of reasonable measures available to it, not including substitution of the obligor under the notes or any action that would entail a material cost to Wachovia. No redemption under (b) above may be made unless Wachovia shall have received an opinion of independent counsel to the effect that an act taken by a taxing authority of the United States results in a substantial likelihood that it will or may be required to pay Additional Amounts described above and Wachovia shall have delivered to the Trustee a certificate, signed by a duly authorized officer, saying that based on this opinion Wachovia is entitled to redeem the notes according to their terms.

Other Provisions; Addenda

Any provisions relating to the notes, including the determination of the interest rate basis, calculation of the interest rate applicable to a floating rate note, its interest payment dates, any redemption or repayment provisions, or any other term relating thereto, may be modified and/or supplemented by the terms as specified under “Other Provisions” on the face of the applicable notes or in an Addendum relating to the applicable notes, if so specified on the face of the applicable notes, and, in each case, in the relevant pricing supplement.

Subordination of the Subordinated Notes

Wachovia’s obligations to make any payment of the principal and interest on any subordinated notes will, to the extent the subordinated indenture specifies, be subordinate and junior in right of payment to all of Wachovia’s senior indebtedness. Unless otherwise specified in the pricing supplement relating to a specific series of subordinated notes, Wachovia’s “senior indebtedness” is defined in the subordinated indenture to mean the principal of, premium and interest, if any, on

•	all Wachovia indebtedness for money borrowed, including indebtedness Wachovia guarantees, other than the subordinated notes, whether outstanding on the date of execution of the indenture or incurred afterward, except

•	any obligations on account of Existing Subordinated Indebtedness and

•	indebtedness as is by its terms expressly stated to be not superior in payment right to the subordinated notes or to rank equal to the subordinated notes and

•	any deferrals, renewals or extensions of any such senior indebtedness. (Section 101 of the subordinated indenture)

The payment of the principal and interest on the subordinated notes will, to the extent described in the subordinated indenture, be subordinated in payment right to the prior payment of all senior indebtedness. Unless otherwise described in the pricing supplement relating to the specific series of subordinated notes, in certain events of insolvency, the payment of the principal and interest on the subordinated notes, other than subordinated notes that are also Existing Subordinated Indebtedness, will, to the extent described in the subordinated indenture, also be effectively subordinated in payment right to the prior payment of all Other Financial Obligations. Upon any payment or distribution of assets to creditors under Wachovia’s liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, or any bankruptcy, insolvency or similar proceedings, all senior indebtedness holders will be entitled to receive payment in full of all amounts due before the subordinated note holders will be entitled to receive any payment in respect of the principal or interest on their securities. If upon any such payment or asset distribution to creditors, there remains, after giving effect to those subordination provisions in favor of senior indebtedness holders, any amount of cash, property or securities available for payment or distribution in respect of subordinated notes (defined in the subordinated indenture as “Excess Proceeds”) and if, at that time, any Entitled Persons (as defined below) in respect of Other Financial Obligations have not received payment of all amounts due on such Other Financial Obligations, then such Excess Proceeds shall first be applied to pay these Other Financial Obligations before any payment may be applied to the subordinated notes which are not Existing Subordinated Indebtedness. In the event of the acceleration of the maturity of any subordinated notes, all senior indebtedness holders will be entitled to receive payment of all amounts due before the subordinated note holders will be entitled to receive any payment upon the principal of or interest on their subordinated notes. (Sections 1403, 1404 and 1413 of the subordinated indenture)

By reason of such subordination in favor of senior indebtedness holders, in the event of insolvency, Wachovia’s creditors who are not senior indebtedness holders or subordinated note holders may recover less, ratably, than senior indebtedness holders and may recover more, ratably, than subordinated note holders. By reason of subordinated note holders (other than Existing Subordinated Indebtedness) to pay over any Excess Proceeds to Entitled Persons in respect to Other Financial Obligations, in the event of insolvency, Existing Subordinated Indebtedness holders may recover less, ratably, than Entitled Persons in respect of Other Financial Obligations and may recover more, ratably, than the subordinated note holders (other than Existing Subordinated Indebtedness).

Unless otherwise specified in the pricing supplement relating to the particular subordinated notes series offered by it, “Existing Subordinated Indebtedness” means subordinated notes issued under the subordinated indenture prior to November 15, 1992. (Section 101 of the subordinated indenture)

Unless otherwise specified in the pricing supplement relating to the particular subordinated notes series offered by it, “Other Financial Obligations” means all obligations of Wachovia to make payment under the terms of financial instruments, such as

•	securities contracts and foreign currency exchange contracts;

•	derivative instruments such as

•	swap agreements (including interest rate and foreign exchange rate swap agreements);

•	cap agreements;

•	floor agreements;

•	collar agreements;

•	interest rate agreements;

•	foreign exchange rate agreements;

•	options;

•	commodity futures contracts;

•	commodity option contracts; and

•	similar financial instruments other than

•	obligations on account of senior indebtedness; and

•	obligations on account of indebtedness for money borrowed ranking equal or subordinate to the subordinated notes. (Section 101 of the subordinated indenture)

Unless otherwise described in the pricing supplement relating to a specific series of subordinated notes, “Entitled Persons” means any person who is entitled to payment under the terms of Other Financial Obligations. (Section 101 of the subordinated indenture)

Wachovia’s obligations under the subordinated notes shall rank equal in right of payment with each other and with the Existing Subordinated Indebtedness, subject, unless otherwise described in the pricing supplement relating to a specific series of subordinated notes, to the obligations of subordinated note holders (other than Existing Subordinated Indebtedness) to pay over any Excess Proceeds to Entitled Persons in respect of Other Financial Obligations as provided in the subordinated indenture. (Section 1413 of the subordinated indenture)

The relevant pricing supplement may further describe the provisions, if any, applicable to the subordination of the subordinated notes of a particular series.

Defaults

The Senior Indenture

The senior indenture defines an “event of default” as

•	default in any principal or premium payment on any senior note of that series at maturity;

•	default for 30 days in interest payment of any senior note of that series;

•	failure to deposit any sinking fund payment when due in respect of that series;

•	Wachovia’s failure for 60 days after notice in performing any other covenants or warranties in the senior indenture (other than a covenant or warranty solely for the benefit of other senior notes series);

•	failure to pay when due any Wachovia indebtedness or Wachovia Bank, National Association indebtedness in excess of $5,000,000, or maturity acceleration of any indebtedness exceeding that amount if acceleration results from a default under the instrument giving rise to that indebtedness and is not annulled within 30 days after due notice;

•	Wachovia’s or Wachovia Bank, National Association’s bankruptcy, insolvency or reorganization; and

•	any other event of default provided for senior notes of that series. (Section 501)

The senior indenture provides that, if any event of default for senior notes of any series outstanding occurs and is continuing, either the senior trustee or the holders of not less than 25% in principal amount of the outstanding senior notes of that series may declare the principal amount (or, if the notes of that series are original issue discount notes, such principal amount portion as the terms of that series specify) of all senior notes of that series to be due and payable immediately. However, no such declaration is required upon certain bankruptcy events. In addition, upon fulfillment of certain conditions, this declaration may be annulled and past defaults waived by the holders of a majority in principal amount of the outstanding senior notes of that series on behalf of all senior note holders of that series. (Sections 502 and 513) In the event of Wachovia’s bankruptcy, insolvency or reorganization, senior note holders’ claims would fall under the broad equity power of a federal bankruptcy court, and to that court’s determination of the nature of those holders’ rights.

The senior indenture contains a provision entitling the senior trustee, acting under the required standard of care, to be indemnified by the holders of any outstanding senior note series before proceeding to exercise any right or power under the senior indenture at the holders’ request. (Section 603) The holders of a majority in principal amount of outstanding senior notes of any series may direct the time, method and place of conducting any proceeding for any remedy available to the senior trustee, or exercising any trust or other power conferred on the senior trustee, with respect to the senior notes of such series. The senior trustee, however, may decline to act if that direction is contrary to law or the senior indenture or would involve the senior trustee in personal liability. (Section 512)

Wachovia will file annually with the senior trustee a compliance certificate as to all conditions and covenants in the senior indenture. (Section 1007)

The Subordinated Indenture

Subordinated notes principal payment may be accelerated only upon an event of default. There is no acceleration right in the case of a default in the payment of interest or principal prior to the maturity date or a default in Wachovia performing any covenants in the subordinated indenture, unless a specific series of subordinated notes provide otherwise, which will be described in the relevant pricing supplement.

The subordinated indenture defines an “event of default” as certain events involving Wachovia’s bankruptcy, insolvency or reorganization and any other event of default provided for the subordinated notes of that series. (Section 501) The subordinated indenture defines a “default” to include

•	any event of default;

•	a default in any principal or premium payment of any subordinated debt security of that series at maturity;

•	default in any interest payment when due and continued for 30 days;

•	a default in any required designation of funds as “available funds”; or

•	default in the performance, or breach, of Wachovia’s covenants in the subordinated indenture or in the subordinated notes of that series and continued for 90 days after written notice to

•	Wachovia by the subordinated trustee; or

•	Wachovia and the subordinated trustee by the holders of not less than 25% in aggregate principal amount of the outstanding subordinated notes of that series. (Section 503)

If an event of default for subordinated notes of any series occurs and is continuing, either the subordinated trustee or the holders of not less than 25% in aggregate principal amount of the outstanding subordinated notes of that series may accelerate the maturity of all outstanding subordinated notes of such series. The holders of a majority in aggregate principal amount of the outstanding subordinated notes of that series may waive an event of default resulting in acceleration of the subordinated notes of such series, but only if all events of default have been remedied and all payments due on the subordinated notes of that series (other than those due as a result of acceleration) have been made and certain other conditions have been met. (Section 502) Subject to subordinated indenture provisions relating to the subordinated trustee’s duties, in case a default shall occur and be continuing, the subordinated trustee will be under no obligation to exercise any of its rights or powers under the subordinated indenture at the holders’ request or direction, unless such holders shall have offered to the subordinated trustee reasonable indemnity. (Section 603) Subject to such indemnification provisions, the holders of a majority in aggregate principal amount of the outstanding subordinated notes of that series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the subordinated trustee or exercising any trust or power conferred on the subordinated trustee. (Section 512) The holders of a majority in aggregate principal amount of the outstanding subordinated notes of that series may waive any past default under the subordinated indenture with respect to such series, except a default in principal or interest payment or a default of a subordinated indenture covenant which cannot be modified without the consent of each outstanding subordinated note holder of the series affected. (Section 513) In the event of Wachovia’s bankruptcy, insolvency or reorganization, subordinated note holders’ claims would fall under the broad equity power of a federal bankruptcy court, and to that court’s determination of the nature of those holders’ rights.

Wachovia will file annually with the subordinated trustee a compliance certificate as to all conditions and covenants in the subordinated indenture. (Section 1007)

Modification and Waiver

Each indenture may be modified and amended by Wachovia and the relevant trustee. Certain modifications and amendments require the consent of the holders of at least a majority in aggregate principal amount of the outstanding notes of each series issued under that indenture and affected by the modification or amendment. No such modification or amendment may, without the consent of the holder of each outstanding note issued under such indenture and affected by it

•	change the stated maturity of the principal, or any installment of principal or interest, on any outstanding note;

•	reduce any principal amount, premium or interest, on any outstanding note, including in the case of an original issue discount note the amount payable upon acceleration of the maturity of that note;

•	change the place of payment where, or the coin or currency or currency unit in which, any principal, premium or interest, on any outstanding note is payable;

•	impair the right to institute suit for the enforcement of any payment on or after the stated maturity, or in the case of redemption, on or after the redemption date;

•	reduce the above-stated percentage of outstanding notes necessary to modify or amend the applicable indenture; or

•	modify the above requirements or reduce the percentage of aggregate principal amount of outstanding notes of any series required to be held by holders seeking to waive compliance with certain provisions of the relevant indenture or seeking to waive certain defaults. (Section 902)

The holders of at least a majority in aggregate principal amount of the outstanding notes of any series may on behalf of all outstanding note holders of that series waive, insofar as that series is concerned, Wachovia’s compliance with certain restrictive provisions of the relevant indenture. (Section 1008) The holders of at least a majority in aggregate principal amount of the outstanding notes of any series may on behalf of all outstanding note holders of that series waive any past default under the relevant indenture with respect to that series, except a default in the payment of the principal, or premium, if any, or interest on any outstanding note of that series or in respect of an indenture covenant which cannot be modified or amended without each outstanding note holder consenting. (Section 513)

Certain modifications and amendments of each indenture may be made by Wachovia and the relevant trustee without the outstanding note holders consenting. (Section 901)

Each indenture provides that in determining whether the holders of the requisite principal amount of the outstanding notes have given any request, demand, authorization, direction, notice, consent or waiver under that indenture or are present at a meeting of holders of outstanding notes for quorum purposes

•	the principal amount of an original issue discount note that shall be deemed to be outstanding shall be the amount of the principal that would be due and payable as of the date of such determination upon acceleration of its maturity; and

•	the principal amount of outstanding notes denominated in a foreign currency or currency unit shall be the U.S. dollar equivalent, determined on the date of original issuance of that outstanding note, of the principal amount of that outstanding note or, in the case of an original issue discount note, the U.S. dollar equivalent, determined on the date of original issuance of such outstanding note, of the amount determined as provided in the above bullet-point. (Section 101)

Consolidation, Merger and Sale of Assets

The indentures each provide that Wachovia may not consolidate with or merge into any other corporation or transfer its properties and assets substantially as an entirety to any person unless

•	the corporation formed by the consolidation or into which Wachovia is merged, or the person to which Wachovia’s properties and assets are so transferred, shall be a corporation organized and existing under the laws of the U.S., any state or Washington, D.C. and shall expressly assume by supplemental indenture the payment of any principal, premium or interest on the notes, and the performance of Wachovia’s other covenants under the relevant indenture;

•	immediately after giving effect to this transaction, no event of default or default, as applicable, and no event which, after notice or lapse of time or both, would become an event of default or default, as applicable, shall have occurred and be continuing; and

•	certain other conditions are met. (Section 801)

Limitation on Disposition of Wachovia Bank, National Association Stock

The indentures each contain Wachovia’s covenant that, so long as any of the debt securities issued under that indenture before August 1, 1990 are outstanding, but subject to Wachovia’s rights in connection with its consolidation with or merger into another corporation or a sale of Wachovia’s assets, it will not sell, assign, transfer, grant a security interest in or otherwise dispose of any shares of, securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, Wachovia Bank, National Association voting stock, nor will it permit Wachovia Bank, National Association to issue any shares of, or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, Wachovia Bank, National Association voting stock, unless

•	any such sale, assignment, transfer, issuance, grant of a security interest or other disposition is made for fair market value, as determined by Wachovia’s board; and

•	Wachovia will own at least 80% of the issued and outstanding Wachovia Bank, National Association voting stock free and clear of any security interest after giving effect to such transaction. (Section 1006)

The above covenant is not a covenant for the benefit of any series of notes issued on or after August 1, 1990.

Restriction on Sale or Issuance of Voting Stock of Major Subsidiary Bank

With respect to the senior notes, the senior indenture contains Wachovia’s covenant that it will not, and will not permit any subsidiary to, sell, assign, transfer, grant a security interest in, or otherwise dispose of, any shares of voting stock, or any securities convertible into shares of voting stock, of any “Major Subsidiary Bank” (as defined below) or any subsidiary owning, directly or indirectly, any shares of voting stock of any Major Subsidiary Bank and that it will not permit any Major Subsidiary Bank or any subsidiary owning, directly or indirectly, any shares of voting stock of a Major Subsidiary Bank to issue any shares of its voting stock or any securities convertible into shares of its voting stock, except for sales, assignments, transfers or other dispositions which

•	are for the purpose of qualifying a person to serve as a director;

•	are for fair market value, as determined by Wachovia’s board, and, after giving effect to such dispositions and to any potential dilution, Wachovia will own not less than 80% of the shares of voting stock of such Major Subsidiary Bank or any such subsidiary owning any shares of voting stock of such Major Subsidiary Bank;

•	are made

•	in compliance with court or regulatory authority order; or

•	in compliance with a condition imposed by any such court or authority permitting Wachovia’s acquisition of any other bank or entity; or

•	in compliance with an undertaking made to such authority in connection with such an acquisition; provided, in the case of the two preceding bullet-points, the assets of the bank or entity being acquired and its consolidated subsidiaries equal or exceed 75% of the assets of such Major Subsidiary Bank or such subsidiary owning, directly or indirectly, any shares of voting stock of a Major Subsidiary Bank and its respective consolidated subsidiaries on the date of acquisition; or

•	to Wachovia or any wholly-owned subsidiary.

Despite the above requirements, any Major Subsidiary Bank may be merged into or consolidated with another banking institution organized under U.S. or state law, if after giving effect to that merger or consolidation Wachovia or any wholly-owned subsidiary owns at least 80% of the voting stock of the other banking institution free and clear of any security interest and if, immediately after the merger or consolidation, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have happened and be continuing. (Section 1007) A “Major Subsidiary Bank” is defined in each indenture to mean any subsidiary which is a bank and has total assets equal to 25% or more of Wachovia’s consolidated assets determined on the date of the most recent audited financial statements of these entities. At present, the Major Subsidiary Bank is Wachovia Bank, National Association.

The above covenant is not a covenant for the benefit of any series of debt securities issued before August 1, 1990, or, in the case of subordinated debt securities including the subordinated notes, issued after November 15, 1992.

Form, Exchange and Transfer

If the notes cease to be issued in global form, they will be issued:

•	only in fully registered form;

•	without interest coupons; and

•	unless we indicate otherwise in your pricing supplement, in denominations of $1,000 and that are multiples of $1,000.

Holders may exchange their notes for notes of smaller denominations or combined into fewer notes of larger denominations, as long as the total principal amount is not changed.

Holders may exchange or transfer their notes at the office of the relevant trustee, or in the event definitive notes are issued and so long as the notes are listed on the Luxembourg Stock Exchange, at the offices of the paying agent. We have appointed the respective trustees to act as our agents for registering notes in the names of holders and transferring notes. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their notes, but they may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership.

If we have designated additional transfer agents for your note, they will be named in your pricing supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If any notes are redeemable and we redeem less than all those notes, we may block the transfer or exchange of those notes during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any note selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any note being partially redeemed.

If a note is issued as a global note, only the depositary — e.g., DTC, Euroclear and Clearstream — will be entitled to transfer and exchange the note as described in this subsection, since it will be the sole holder of the note.

Payment Mechanics

Who Receives Payment?

If interest is due on a note on an interest payment date, we will pay the interest to the person or entity in whose name the note is registered at the close of business on the regular record date relating to the interest payment date. If interest is due at maturity but on a day that is not an interest payment date, we will pay the interest to the person or entity entitled to receive the principal of the note. If principal or another amount besides interest is due on a note at maturity, we will pay the amount to the holder of the note against surrender of the note at a proper place of payment (or, in the case of a global note, in accordance with the applicable policies of the depositary).

How We Will Make Payments Due in U.S. Dollars

We will follow the practice described in this subsection when paying amounts due in U.S. dollars. Payments of amounts due in other currencies will be made as described in the next subsection.

Payments on Global Notes.    We will make payments on a global note in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in the global note. An indirect holder’s right to receive those payments will be governed by the rules and practices of the depositary and its participants, as described under “—Global Notes” and “Global Notes”.

Payments on Non-Global Notes.    We will make payments on a note in non-global form as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee’s records as of the close of business on the regular record date. We will make all other payments by check at the paying agent described below, against surrender of the note. All payments by check will be made in next-day funds — i.e., funds that become available on the day after the check is cashed.

Alternatively, if a non-global note has a face amount of at least $1,000,000 and the holder asks us to do so, we will pay any amount that becomes due on the note by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request wire payment, the holder must give the paying agent appropriate wire transfer instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the relevant regular record date. In the case of any other payment, payment will be made only after the note is surrendered to the paying agent. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive payments on their notes.

How We Will Make Payments Due In Other Currencies

We will follow the practice described in this subsection when paying amounts that are due in a specified currency other than U.S. dollars.

Payments on Global Notes.    We will make payments on a global note in accordance with the applicable policies as in effect from time to time of the depositary, which will be DTC, Euroclear or Clearstream. Unless we specify otherwise in the applicable pricing supplement, DTC will be the depositary for all notes in global form. We understand that DTC’s policies, as currently in effect, are as follows.

Unless otherwise indicated in your pricing supplement, if you are an indirect holder of global notes denominated in a specified currency other than U.S. dollars and if you elect to receive payments in that other currency, you must notify the participant through which your interest in the global note is held of your election:

•	on or before the applicable regular record date, in the case of a payment of interest, or

•	on or before the 16th day prior to stated maturity, or any redemption or repayment date, in the case of payment of principal or any premium.

You may elect to receive all or only a portion of any interest, principal or premium payment in a specified currency other than U.S. dollars.

Your participant must, in turn, notify DTC of your election on or before the third DTC business day after that regular record date, in the case of a payment of interest, and on or before the 12th DTC business day prior to stated maturity, or on the redemption or repayment date if your note is redeemed or repaid earlier, in the case of a payment of principal or any premium.

DTC, in turn, will notify the paying agent of your election in accordance with DTC’s procedures.

If complete instructions are received by the participant and forwarded by the participant to DTC, and by DTC to the paying agent, on or before the dates noted above, the paying agent, in accordance with DTC’s instructions will make the payments to you or your participant by wire transfer of immediately available funds to an account maintained by the payee with a bank located in the country issuing the specified currency or in another jurisdiction acceptable to us and the paying agent.

If the foregoing steps are not properly completed, we expect DTC to inform the paying agent that payment is to be made in U.S. dollars. In that case, we or our agent will convert the payment to U.S. dollars in the manner described below under “—Conversion to U.S. Dollars”. We expect that we or our agent will then make the payment in U.S. dollars to DTC, and that DTC in turn will pass it along to its participants.

Indirect holders of a global note denominated in a currency other than U.S. dollars should consult their banks or brokers for information on how to request payment in the specified currency.

Payments on Non-Global Notes.    Except as described in the last paragraph under this heading, we will make payments on notes in non-global form in the applicable specified currency. We will make these payments by wire transfer of immediately available funds to any account that is maintained in the applicable specified currency at a bank designated by the holder and is acceptable to us and the trustee. To designate an account for wire payment, the holder must give the paying agent appropriate wire instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the regular record date. In the case of any other payment, the payment will be made only after the note is surrendered to the paying agent. Any instructions, once properly given, will remain in effect unless and until new instructions are properly given in the manner described above.

If a holder fails to give instructions as described above, we will notify the holder at the address in the trustee’s records and will make the payment within five business days after the holder provides appropriate instructions. Any late payment made in these circumstances will be treated under the indenture as if made on the due date, and no interest will accrue on the late payment from the due date to the date paid.

Although a payment on a note in non–global form may be due in a specified currency other than U.S. dollars, we will make the payment in U.S. dollars if the holder asks us to do so. To request U.S. dollar payment, the holder must provide appropriate written notice to the trustee at least five business days before the next due date for which payment in U.S. dollars is requested. In the case of any interest payment due on an interest payment date, the request must be made by the person or entity who is the holder on the regular record date. Any request, once properly made, will remain in effect unless and until revoked by notice properly given in the manner described above.

Book-entry and other indirect holders of a note with a specified currency other than U.S. dollars should contact their banks or brokers for information about how to receive payments in the specified currency or in U.S. dollars.

Conversion to U.S. Dollars.    When we are asked by a holder to make payments in U.S. dollars of an amount due in another currency, either on a global note or a non-global note as described above, the exchange rate agent described below will calculate the U.S. dollar amount the holder receives in the exchange rate agent’s discretion.

A holder that requests payment in U.S. dollars will bear all associated currency exchange costs, which will be deducted from the payment.

When the Specified Currency is Not Available.    If we are obligated to make any payment in a specified currency other than U.S. dollars, and the specified currency or any successor currency is not available to us due to circumstances beyond our control—such as the imposition of exchange controls or a disruption in the currency markets—we will be entitled to satisfy our obligation to make the payment in that specified currency by making the payment in U.S. dollars, on the basis of the exchange rate determined by the exchange rate agent described below, in its discretion.

The foregoing will apply to any note, whether in global or non-global form, and to any payment, including a payment at maturity. Any payment made under the circumstances and in a manner described above will not result in a default under any note or the relevant indenture.

Exchange Rate Agent.    If we issue a note in a specified currency other than U.S. dollars, we will appoint a financial institution to act as the exchange rate agent and will name the institution initially appointed when the note is originally issued in the applicable pricing supplement. We may select Wachovia Bank, National Association or another of our affiliates to perform this role. We may change the exchange rate agent from time to time after the original issue date of the note without your consent and without notifying you of the change.

All determinations made by the exchange rate agent will be at its sole discretion unless we state in the applicable pricing supplement that any determination requires our approval. In the absence of manifest error, those determinations will be conclusive for all purposes and binding on you and us, without any liability on the part of the exchange rate agent.

Payment When Offices Are Closed

If any payment is due on a note on a day that is not a business day, we will make the payment on the next day that is a business day. Payments postponed to the next business day in this situation will be treated under the relevant indenture as if they were made on the original due date. Postponement of this kind will not result in a default under any note or the indenture, and no interest will accrue on the postponed amount from the original due date to the next day that is a business day. The term business day has a special meaning, which we describe above under “—Interest Rates—Special Rate Calculation Terms”.

Paying Agent

We may appoint one or more financial institutions to act as our paying agents, at whose designated offices notes in non-global entry form may be surrendered for payment at their maturity. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. Initially, we have appointed Wachovia Bank, National Association, at its corporate trust office in New York City or its headquarters in Charlotte, North Carolina, as the paying agent. We must notify you of changes in the paying agents.

Citibank, N.A., acting through its London office (or such other agent appointed in accordance with the Senior Indenture or the Subordinated Indenture, as the case may be), will act as London paying agent and London issuing agent.

In the event definitive notes are issued as described in this prospectus and as long as the notes are listed on the Luxembourg Stock Exchange, the holders of those notes will be able to receive payments and effect transfers at the offices of Dexia Banque Internationale à Luxembourg, Luxembourg or its successor as paying agent in Luxembourg relating to the notes. Each indenture provides for the replacement of a mutilated, lost, stolen or destroyed definitive note, so long as the applicant furnishes to Wachovia and the relevant trustee the security or indemnity required by them to save each of them harmless and any evidence of ownership of the note as they may require.

Dexia Banque Internationale à Luxembourg will act as a paying agent and transfer agent in Luxembourg in relation to the notes, and as long as the notes are listed on the Luxembourg Stock Exchange, Wachovia will maintain a paying agent and transfer agent in Luxembourg and any change in the Luxembourg paying agent and transfer agent will be published in Luxembourg in accordance with the second paragraph below under “—Notices”.

Unclaimed Payments

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to us. After that two-year period, the holder may look only to us for payment and not to the relevant trustee, any other paying agent or anyone else.

Notices

Notices to be given to holders of a global note will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of notes not in global form will be sent by mail to the respective addresses of the holders as they appear in the relevant trustee’s records, and will be deemed given when mailed.

As long as the notes are listed on the Luxembourg Stock Exchange and its rules require, we will also give notices to holders by publication in a daily newspaper of general circulation in Luxembourg. We expect that newspaper to be, but it need not be, the Luxemburger Wort. If publication in Luxembourg is not practical, we will make the publication elsewhere in Western Europe. By “daily newspaper” we mean a newspaper that is published on each day, other than a Saturday, Sunday or holiday, in Luxembourg or, when applicable, elsewhere in Western Europe. You will be presumed to have received these notices on the date we first publish them. If we are unable to give notice as described in this paragraph because the publication of any newspaper is suspended or it is otherwise impracticable for us to publish the notice, then we or the relevant trustee, acting on our instructions, will give holders notice in another form. That alternate form of notice will be sufficient notice to you.

Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive notices.

Trustees

Either or both of the trustees may resign or be removed with respect to one or more series of notes and a successor trustee may be appointed to act with respect to that series. (Section 610) In the event that two or more persons are acting as trustee with respect to different series of notes, each such trustee shall be a trustee of a trust under the relevant indenture separate and apart from the trust administered by any other such trustee (Section 611), and any action to be taken by the “trustee” may then be taken by each such trustee with respect to, and only with respect to, the one or more series of notes for which it is trustee.

In the normal course of business, Wachovia and its subsidiaries conduct banking transactions with the trustees and their affiliates, and the trustees and their affiliates conduct banking transactions with Wachovia and its subsidiaries.

Title

Wachovia, the trustees and any of their agents may treat the registered owner of any note as the absolute owner of that security, whether or not that note is overdue and despite any notice to the contrary, for any purpose. See “Global Notes”.

Governing Law

The indentures and the notes will be governed by New York law.

GLOBAL NOTES

We will issue each note in book-entry form only. Each note issued in book-entry form will be represented by a global note that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing system that we select for this purpose is called the “depositary” for that note. A note will usually have only one depositary but it may have more.

Each series of notes will have one or more of the following as the depositaries.

•	The Depository Trust Company, New York, New York, which is known as “DTC”;

•	JPMorgan Chase Bank, N.A. holding the notes on behalf of Euroclear Bank S.A./N.V., as operator of the Euroclear system, which is known as “Euroclear”;

•	Citibank, N.A. holding the notes on behalf of Clearstream Banking, société anonyme, Luxembourg, which is known as “Clearstream”; and

•	any other clearing system or financial institution named in the applicable pricing supplement.

The depositaries named above may also be participants in one another’s system. Thus, for example, if DTC is the depositary for a global note, investors may hold beneficial interests in that note through Euroclear or Clearstream, as DTC participants. The depositary or depositaries for your notes will be named in your pricing supplement; if none is named, the depositary will be DTC.

A global note may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “—Holder’s Option to Obtain a Non-Global Note; Special Situations When a Global Note Will Be Terminated”. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all notes represented by a global note, and investors will be permitted to own only indirect interests in a global note. Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose note is represented by a global note will not be a holder of the note, but only an indirect owner of an interest in the global note.

If the pricing supplement for a particular note indicates that the note will be issued in global form only, then the note will be represented by a global note at all times unless and until the global note is terminated. We describe the situations in which this can occur below under “—Holder’s Option to Obtain a Non-Global Note; Special Situations When a Global Note Will Be Terminated”. If termination occurs, we may issue the notes through another book-entry clearing system or decide that the notes may no longer be held through any book-entry clearing system.

DTC has informed Wachovia that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that DTC participants deposit with DTC. DTC also facilitates the settlement among DTC participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in DTC participants’ accounts, thereby eliminating the need for physical movement of certificates. DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations, and may include other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, LLC and the National Association of Securities Dealers, Inc. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and DTC participants are on file with the Commission.

Special Considerations for Global Notes

As an indirect owner, an investor’s rights relating to a global note will be governed by the account rules of the depositary and those of the investor’s financial institution or other intermediary through which it holds its interest (e.g., Euroclear or Clearstream, if DTC is the depositary), as well as general laws relating to note transfers. We do not recognize this type of investor or any intermediary as a holder of notes and instead deal only with the depositary that holds the global note.

If notes are issued only in the form of a global note, an investor should be aware of the following:

•	An investor cannot cause the notes to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the notes, except in the special situations we describe below;

•	An investor will be an indirect holder and must look to his or her own bank or broker for payments on the notes and protection of his or her legal rights relating to the note, as we describe above under “Description of the Notes We May Offer—Legal Ownership”;

•	An investor may not be able to sell interests in the notes to some insurance companies and other institutions that are required by law to own their notes in non-book-entry form;

•	An investor may not be able to pledge his or her interest in a global note in circumstances where certificates representing the notes must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	The depositary’s policies will govern payments, deliveries, transfers, exchanges, notices and other matters relating to an investor’s interest in a global note, and those policies may change from time to time. We and the relevant trustee will have no responsibility for any aspect of the depositary’s policies, actions or records or ownership interests in a global note. We and the trustees also do not supervise the depositary in any way;

•	The depositary will require that those who purchase and sell interests in a global note within its book-entry system use immediately available funds and your broker or bank may require you to do so as well; and

•	Financial institutions that participate in the depositary’s book-entry system and through which an investor holds its interest in the global notes, directly or indirectly, may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the notes, and those policies may change from time to time. For example, if you hold an interest in a global note through Euroclear or Clearstream, when DTC is the depositary, Euroclear or Clearstream, as applicable, will require those who purchase and sell interests in that note through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

Holder’s Option to Obtain a Non-Global Note; Special Situations When a Global Note Will Be Terminated

If we issue any series of notes in book-entry form but we choose to give the beneficial owners of that series the right to obtain non-global notes, any beneficial owner entitled to obtain non-global notes may do so by following the applicable procedures of the depositary for that series and that owner’s bank, broker or other financial institution through which that owner holds its beneficial interest in the notes. If you are entitled to request a non-global certificate and wish to do so, you will need to allow sufficient lead time to enable us or our agent to prepare the requested certificate.

In addition, in a few special situations described below, a global note will be terminated and interests in it will be exchanged for certificates in non-global form representing the notes it represented. After that exchange, the choice of whether to hold the notes directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global note transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors above under “Description of the Notes We May Offer—Legal Ownership”.

Unless otherwise mentioned in the relevant pricing supplement, the special situations for termination of a global note are as follows:

•	if the depositary notifies Wachovia that it is unwilling, unable or no longer qualified to continue as depositary for that global note;

•	if Wachovia executes and delivers to the relevant trustee an order complying with the requirements of the relevant indenture that this global note shall be so exchangeable; or

•	if there has occurred and is continuing a default in the payment of any amount due in respect of the notes or an event of default or an event that, with the giving of notice or lapse of time, or both, would constitute an event of default with respect to these notes.

If a global note is terminated, only the depositary, and not we or the relevant trustee, is responsible for deciding the names of the institutions in whose names the notes represented by the global note will be registered and, therefore, who will be the holders of those notes.

Considerations Relating to Clearstream and Euroclear

Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear have informed Wachovia that Clearstream and Euroclear each hold securities for their customers and facilitate the clearance and settlement of securities transactions by electronic book-entry transfer between their respective account holders. Clearstream and Euroclear provide various services including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream and Euroclear also deal with domestic securities markets in several countries through established depositary and custodial relationships. Clearstream and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other. Clearstream and Euroclear customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to Clearstream and Euroclear is available to other institutions which clear through or maintain a custodial relationship with an account holder of either system.

Euroclear and Clearstream may be depositaries for a global note. In addition, if DTC is the depositary for a global note, Euroclear and Clearstream may hold interests in the global note as participants in DTC.

As long as any global note is held by Euroclear or Clearstream, as depositary, you may hold an interest in the global note only through an organization that participates, directly or indirectly, in Euroclear or Clearstream. If Euroclear or Clearstream is the depositary for a global note and there is no depositary in the United States, you will not be able to hold interests in that global note through any securities clearance system in the United States.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the notes made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and participants in DTC, on the other hand, when DTC is the depositary, would also be subject to DTC’s rules and procedures.

Special Timing Considerations for Transactions in Euroclear and Clearstream

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any notes held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the notes through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interest between the U.S. and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

UNITED STATES TAXATION

This section describes the material United States federal income tax consequences of owning the notes we are offering. It is the opinion of Sullivan & Cromwell LLP, counsel to Wachovia. It applies to you only if you hold your notes as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities or currencies,

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,

•	a bank,

•	a life insurance company,

•	a tax-exempt organization,

•	a person that owns notes that are a hedge or that are hedged against interest rate or currency risks,

•	a person that owns notes as part of a straddle or conversion transaction for tax purposes, or

•	a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This section deals only with notes that are due to mature 30 years or less from the date on which they are issued. The United States federal income tax consequences of owning notes that are due to mature more than 30 years from their date of issue will be discussed in an applicable pricing supplement. This section is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If a partnership holds the notes, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the notes should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the notes.

Please consult your own tax advisor concerning the consequences of owning these notes in your particular circumstances under the Code and the laws of any other taxing jurisdiction.

United States Holders

This subsection describes the tax consequences to a United States holder. You are a United States holder if you are a beneficial owner of a note and you are:

•	a citizen or resident of the United States,

•	a domestic corporation,

•	an estate whose income is subject to United States federal income tax regardless of its source, or

•	a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

If you are not a United States holder, this subsection does not apply to you and you should refer to “—United States Alien Holders” below.

Payments of Interest

Except as described below in the case of interest on a discount note that is not qualified stated interest each as defined below under “— Original Issue Discount — General”, you will be taxed on any interest on your note, whether payable in U.S. dollars or a foreign currency, including a composite currency or basket of currencies other than U.S. dollars, as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes.

Cash Basis Taxpayers.    If you are a taxpayer that uses the cash receipts and disbursements method of accounting for tax purposes and you receive an interest payment that is denominated in, or determined by reference to, a foreign currency, you must recognize income equal to the U.S. dollar value of the interest payment, based on the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars.

Accrual Basis Taxpayers.    If you are a taxpayer that uses an accrual method of accounting for tax purposes, you may determine the amount of income that you recognize with respect to an interest payment denominated in, or determined by reference to, a foreign currency by using one of two methods. Under the first method, you will determine the amount of income accrued based on the average exchange rate in effect during the interest accrual period or, with respect to an accrual period that spans two taxable years, that part of the period within the taxable year.

If you elect the second method, you would determine the amount of income accrued on the basis of the exchange rate in effect on the last day of the accrual period, or, in the case of an accrual period that spans two taxable years, the exchange rate in effect on the last day of the part of the period within the taxable year. Additionally, under this second method, if you receive a payment of interest within five business days of the last day of your accrual period or taxable year, you may instead translate the interest accrued into U.S. dollars at the exchange rate in effect on the day that you actually receive the interest payment. If you elect the second method it will apply to all debt instruments that you hold at the beginning of the first taxable year to which the election applies and to all debt instruments that you subsequently acquire. You may not revoke this election without the consent of the Internal Revenue Service.

When you actually receive an interest payment, including a payment attributable to accrued but unpaid interest upon the sale or retirement of your note, denominated in, or determined by reference to, a foreign currency for which you accrued an amount of income, you will recognize ordinary income or loss measured by the difference, if any, between the exchange rate that you used to accrue interest income and the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars.

Original Issue Discount

General.    If you own a note, other than a short-term note with a term of one year or less, it will be treated as a discount note issued at an original issue discount if the amount by which the note’s stated redemption price at maturity exceeds its issue price is more than a de minimis amount. Generally, a note’s issue price will be the first price at which a substantial amount of notes included in the issue of which the note is a part is sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers. A note’s stated redemption price at maturity is the total of all payments provided by the note that are not payments of qualified stated interest. Generally, an interest payment on a note is qualified stated interest if it is one of a series of stated interest payments on a note that are unconditionally payable at least annually at a single fixed rate, with certain exceptions for lower rates paid during some periods, applied to the outstanding principal amount of the note. There are special rules for variable rate notes that are discussed under “—Variable Rate Notes”.

In general, your note is not a discount note if the amount by which its stated redemption price at maturity exceeds its issue price is less than the de minimis amount of  1/4 of 1 percent of its stated redemption price at maturity multiplied by the number of complete years to its maturity. Your note will have de minimis original issue discount if the amount of the excess is less than the de minimis amount. If your note has de minimis original issue discount, you must include the de minimis amount in income as stated principal payments are made on the note, unless you make the election described below under “—Election to Treat All Interest as Original Issue Discount”. You can determine the includible amount with respect to each such payment by multiplying the total amount of your note’s de minimis original issue discount by a fraction equal to:

•	the amount of the principal payment made

divided by:

•	the stated principal amount of the note.

Generally, if your discount note matures more than one year from its date of issue, you must include original issue discount, or OID, in income before you receive cash attributable to that income. The amount of OID that you must include in income is calculated using a constant-yield method, and generally you will include increasingly greater amounts of OID in income over the life of your note. More specifically, you can calculate the amount of OID that you must include in income by adding the daily portions of OID with respect to your discount note for each day during the taxable year or portion of the taxable year that you hold your discount note. You can determine the daily portion by allocating to each day in any accrual period a pro rata portion of the OID allocable to that accrual period. You may select an accrual period of any length with respect to your discount note and you may vary the length of each accrual period over the term of your discount note. However, no accrual period may be longer than one year and each scheduled payment of interest or principal on the discount note must occur on either the first or final day of an accrual period.

You can determine the amount of OID allocable to an accrual period by:

•	multiplying your discount note’s adjusted issue price at the beginning of the accrual period by your note’s yield to maturity, and then

•	subtracting from this figure the sum of the payments of qualified stated interest on your note allocable to the accrual period.

You must determine the discount note’s yield to maturity on the basis of compounding at the close of each accrual period and adjusting for the length of each accrual period. Further, you determine your discount note’s adjusted issue price at the beginning of any accrual period by:

•	adding your discount note’s issue price and any accrued OID for each prior accrual period, and then

•	subtracting any payments previously made on your discount note that were not qualified stated interest payments.

If an interval between payments of qualified stated interest on your discount note contains more than one accrual period, then, when you determine the amount of OID allocable to an accrual period, you must allocate the amount of qualified stated interest payable at the end of the interval, including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval, pro rata to each accrual period in the interval based on their relative lengths. In addition, you must increase the adjusted issue price at the beginning of each accrual period in the interval by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval. You may compute the amount of OID allocable to an initial short accrual period by using any reasonable method if all other accrual periods, other than a final short accrual period, are of equal length.

The amount of OID allocable to the final accrual period is equal to the difference between:

•	the amount payable at the maturity of your note, other than any payment of qualified stated interest, and

•	your note’s adjusted issue price as of the beginning of the final accrual period.

Acquisition Premium.    If you purchase your note for an amount that is less than or equal to the sum of all amounts, other than qualified stated interest, payable on your note after the purchase date but is greater than the amount of your note’s adjusted issue price, as determined above under “—General”, the excess is acquisition premium. If you do not make the election described below under “—Election to Treat All Interest as Original Issue Discount”, then you must reduce the daily portions of OID by a fraction equal to:

•	the excess of your adjusted basis in the note immediately after purchase over the adjusted issue price of the note divided by:

•	the excess of the sum of all amounts payable, other than qualified stated interest, on the note after the purchase date over the note’s adjusted issue price.

Pre-Issuance Accrued Interest.    An election may be made to decrease the issue price of your note by the amount of pre-issuance accrued interest if:

•	a portion of the initial purchase price of your note is attributable to pre-issuance accrued interest,

•	the first stated interest payment on your note is to be made within one year of your note’s issue date, and

•	the payment will equal or exceed the amount of pre-issuance accrued interest.

If this election is made, a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on your note.

Notes Subject to Contingencies Including Optional Redemption.    Your note is subject to a contingency if it provides for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies, other than a remote or incidental contingency, whether such contingency relates to payments of interest or of principal. In such a case, you must determine the yield and maturity of your note by assuming that the payments will be made according to the payment schedule most likely to occur if:

•	the timing and amounts of the payments that comprise each payment schedule are known as of the issue date and

•	one of such schedules is significantly more likely than not to occur.

If there is no single payment schedule that is significantly more likely than not to occur, other than because of a mandatory sinking fund, you must include income on your note in accordance with the general rules that govern contingent payment obligations. These rules will be discussed in the applicable pricing supplement.

Notwithstanding the general rules for determining yield and maturity, if your note is subject to contingencies, and either you or we have an unconditional option or options that, if exercised, would require payments to be made on the note under an alternative payment schedule or schedules, then:

•	in the case of an option or options that we may exercise, we will be deemed to exercise or not exercise an option or combination of options in the manner that minimizes the yield on your note and

•	in the case of an option or options that you may exercise, you will be deemed to exercise or not exercise an option or combination of options in the manner that maximizes the yield on your note.

If both you and we hold options described in the preceding sentence, those rules will apply to each option in the order in which they may be exercised. You may determine the yield on your note for the purposes of those calculations by using any date on which your note may be redeemed or repurchased as the maturity date and the amount payable on the date that you chose in accordance with the terms of your note as the principal amount payable at maturity.

If a contingency, including the exercise of an option, actually occurs or does not occur contrary to an assumption made according to the above rules then, except to the extent that a portion of your note is repaid as a result of this change in circumstances and solely to determine the amount and accrual of OID, you must redetermine the yield and maturity of your note by treating your note as having been retired and reissued on the date of the change in circumstances for an amount equal to your note’s adjusted issue price on that date.

Election to Treat All Interest as Original Issue Discount.    You may elect to include in gross income all interest that accrues on your note using the constant-yield method described above under “—General”, with the modifications described below. For purposes of this election, interest will include stated interest, OID, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium, described below under “—Notes Purchased at a Premium,” or acquisition premium.

If you make this election for your note, then, when you apply the constant-yield method:

•	the issue price of your note will equal your cost,

•	the issue date of your note will be the date you acquired it, and

•	no payments on your note will be treated as payments of qualified stated interest.

Generally, this election will apply only to the note for which you make it; however, if the note has amortizable bond premium, you will be deemed to have made an election to apply amortizable bond premium against interest for all debt instruments with amortizable bond premium, other than debt instruments the interest on which is excludible from gross income, that you hold as of the beginning of the taxable year to which the election applies or any taxable year thereafter. Additionally, if you make this election for a market discount note, you will be treated as having made the election discussed below under “— Notes Purchased with Market Discount” to include market discount in income currently over the life of all debt instruments that you currently own or later acquire. You may not revoke any election to apply the constant-yield method to all interest on a note or the deemed elections with respect to amortizable bond premium or market discount notes without the consent of the Internal Revenue Service.

Variable Rate Notes.    Your note will be a variable rate note if:

•	your note’s issue price does not exceed the total noncontingent principal payments by more than the lesser of:

1.	.015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date, or

2.	15 percent of the total noncontingent principal payments; and

•	your note provides for stated interest, compounded or paid at least annually, only at:

1.	one or more qualified floating rates,

2.	a single fixed rate and one or more qualified floating rates,

3.	a single objective rate, or

4.	a single fixed rate and a single objective rate that is a qualified inverse floating rate.

Your note will have a variable rate that is a qualified floating rate if:

•	variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which your note is denominated; or

•	the rate is equal to such a rate multiplied by either:

1.	a fixed multiple that is greater than 0.65 but not more than 1.35, or

2.	a fixed multiple greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate; and

•	the value of the rate on any date during the term of your note is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

If your note provides for two or more qualified floating rates that are within 0.25 percentage points of each other on the issue date or can reasonably be expected to have approximately the same values throughout the term of the note, the qualified floating rates together constitute a single qualified floating rate.

Your note will not have a qualified floating rate, however, if the rate is subject to certain restrictions (including caps, floors, governors, or other similar restrictions) unless such restrictions are fixed throughout the term of the note or are not reasonably expected to significantly affect the yield on the note.

Your note will have a variable rate that is a single objective rate if:

•	the rate is not a qualified floating rate,

•	the rate is determined using a single, fixed formula that is based on objective financial or economic information that is not within the control of or unique to the circumstances of the issuer or a related party, and

•	the value of the rate on any date during the term of your note is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

Your note will not have a variable rate that is an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of your note’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of your note’s term.

An objective rate as described above is a qualified inverse floating rate if:

•	the rate is equal to a fixed rate minus a qualified floating rate, and

•	the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds.

Your note will also have a single qualified floating rate or an objective rate if interest on your note is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period, and either:

•	the fixed rate and the qualified floating rate or objective rate have values on the issue date of the note that do not differ by more than 0.25 percentage points, or

•	the value of the qualified floating rate or objective rate is intended to approximate the fixed rate.

Commercial paper rate notes, prime rate notes, LIBOR notes, EURIBOR rate notes, treasury rate notes, CMT rate notes, CD rate notes, CPI rate notes, and federal funds rate notes generally will be treated as variable rate notes under these rules.

In general, if your variable rate note provides for stated interest at a single qualified floating rate or objective rate, or one of those rates after a single fixed rate for an initial period, all stated interest on your note is qualified stated interest. In this case, the amount of OID, if any, is determined by using, in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or, for any other objective rate, a fixed rate that reflects the yield reasonably expected for your note.

If your variable rate note does not provide for stated interest at a single qualified floating rate or a single objective rate, and also does not provide for interest payable at a fixed rate other than a single fixed rate for an initial period, you generally must determine the interest and OID accruals on your note by:

•	determining a fixed rate substitute for each variable rate provided under your variable rate note,

•	constructing the equivalent fixed rate debt instrument, using the fixed rate substitute described above,

•	determining the amount of qualified stated interest and OID with respect to the equivalent fixed rate debt instrument, and

•	adjusting for actual variable rates during the applicable accrual period.

When you determine the fixed rate substitute for each variable rate provided under the variable rate note, you generally will use the value of each variable rate as of the issue date or, for an objective rate that is not a qualified inverse floating rate, a rate that reflects the reasonably expected yield on your note.

If your variable rate note provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate, and also provides for stated interest at a single fixed rate other than at a single fixed rate for an initial period, you generally must determine interest and OID accruals by using the method described in the previous paragraph. However, your variable rate note will be treated, for purposes of the first three steps of the determination, as if your note had provided for a qualified floating rate, or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate, or qualified inverse floating rate, that replaces the fixed rate must be such that the fair market value of your variable rate note as of the issue date approximates the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate, or qualified inverse floating rate, rather than the fixed rate.

Short-Term Notes.    In general, if you are an individual or other cash basis United States holder of a short-term note, you are not required to accrue OID, as specially defined below for the purposes of this paragraph, for United States federal income tax purposes unless you elect to do so (although it is possible that you may be required to include any stated interest in income as you receive it). If you are an accrual basis taxpayer, a taxpayer in a special class, including, but not limited to, a regulated investment company, common trust fund, or a certain type of pass-through entity, or a cash basis taxpayer who so elects, you will be required to accrue OID on short-term notes on either a straight-line basis or under the constant-yield method, based on daily compounding. If you are not required and do not elect to include OID in income currently, any gain you realize on the sale or retirement of your short-term note will be ordinary income to the extent of the accrued OID, which will be determined on a straight-line basis unless you make an election to accrue the OID under the constant-yield method, through the date of sale or retirement. However, if you are not required and do not elect to accrue OID on your short-term notes, you will be required to defer deductions for interest on borrowings allocable to your short-term notes in an amount not exceeding the deferred income until the deferred income is realized.

When you determine the amount of OID subject to these rules, you must include all interest payments on your short-term note, including stated interest, in your short-term note’s stated redemption price at maturity.

Foreign Currency Discount Notes.    If your discount note is denominated in, or determined by reference to, a foreign currency, you must determine OID for any accrual period on your discount note in the foreign currency and then translate the amount of OID into U.S. dollars in the same manner as stated interest accrued by an accrual basis United States holder, as described under “— United States Holders — Payments of

Interest”. You may recognize ordinary income or loss when you receive an amount attributable to OID in connection with a payment of interest or the sale or retirement of your note.

Notes Purchased at a Premium

If you purchase your note for an amount in excess of its principal amount, you may elect to treat the excess as amortizable bond premium. If you make this election, you will reduce the amount required to be included in your income each year with respect to interest on your note by the amount of amortizable bond premium allocable to that year, based on your note’s yield to maturity. If your note is denominated in, or determined by reference to, a foreign currency, you will compute your amortizable bond premium in units of the foreign currency and your amortizable bond premium will reduce your interest income in units of the foreign currency. Gain or loss recognized that is attributable to changes in exchange rates between the time your amortized bond premium offsets interest income and the time of the acquisition of your note is generally taxable as ordinary income or loss. If you make an election to amortize bond premium, it will apply to all debt instruments, other than debt instruments the interest on which is excludible from gross income, that you hold at the beginning of the first taxable year to which the election applies or that you thereafter acquire, and you may not revoke it without the consent of the Internal Revenue Service. See also “— Original Issue Discount — Election to Treat All Interest as Original Issue Discount”.

Notes Purchased with Market Discount

You will be treated as if you purchased your note, other than a short-term note, at a market discount, and your note will be a market discount note if:

•	in the case of an initial purchaser, you purchase your note for less than its issue price as determined above under “ — Original Issue Discount — General”, and

•	the difference between the note’s stated redemption price at maturity or, in the case of a discount note, the note’s revised issue price, and the price you paid for your note is equal to or greater than 1/4 of 1 percent of your note’s stated redemption price at maturity or revised issue price, respectively, multiplied by the number of complete years to the note’s maturity.

To determine the revised issue price of your note for these purposes, you generally add any OID that has accrued on your note to its issue price.

If your note’s stated redemption price at maturity or, in the case of a discount note, its revised issue price, exceeds the price you paid for the note by less than  1/4 of 1 percent multiplied by the number of complete years to the note’s maturity, the excess constitutes de minimis market discount, and the rules discussed below are not applicable to you.

You must treat any gain you recognize on the maturity or disposition of your market discount note as ordinary income to the extent of the accrued market discount on your note. Alternatively, you may elect to include market discount in income currently over the life of your note. If you make this election, it will apply to all debt instruments with market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke this election without the consent of the Internal Revenue Service. If you own a market discount note and do not make this election, you will generally be required to defer deductions for interest on borrowings allocable to your note in an amount not exceeding the accrued market discount on your note until the maturity or disposition of your note.

You will accrue market discount on your market discount note on a straight-line basis unless you elect to accrue market discount using a constant-yield method. If you make this election, it will apply only to the note with respect to which it is made and you may not revoke it.

Purchase, Sale and Retirement of the Notes

Your tax basis in your note will generally be the U.S. dollar cost, as defined below, of your note, adjusted by:

•	adding any OID or market discount, de minimis original issue discount and de minimis market discount previously included in income with respect to your note, and then

•	subtracting any payments on your note that are not qualified stated interest payments and any amortizable bond premium applied to reduce interest on your note.

If you purchase your note with foreign currency, the U.S. dollar cost of your note will generally be the U.S. dollar value of the purchase price on the date of purchase. However, if you are a cash basis taxpayer, or an accrual basis taxpayer if you so elect, and your note is traded on an established securities market, as defined in the applicable Treasury regulations, the U.S. dollar cost of your note will be the U.S. dollar value of the purchase price on the settlement date of your purchase.

You will generally recognize gain or loss on the sale or retirement of your note equal to the difference between the amount you realize on the sale or retirement and your tax basis in your note. If your note is sold or retired for an amount in foreign currency, the amount you realize will be the U.S. dollar value of such amount on the date the note is disposed of or retired, except that in the case of a note that is traded on an established securities market, as defined in the applicable Treasury regulations, a cash basis taxpayer, or an accrual basis taxpayer that so elects, will determine the amount realized based on the U.S. dollar value of the foreign currency on the settlement date of the sale.

You will recognize capital gain or loss when you sell or retire your note, except to the extent:

•	described above under “— Original Issue Discount — Short-Term Notes” or “— Notes Purchased with Market Discount”,

•	attributable to accrued but unpaid interest,

•	the rules governing contingent payment obligations apply, or

•	attributable to changes in exchange rates as described below.

Capital gain of a noncorporate United States holder that is recognized before January 1, 2009 is generally taxed at a maximum rate of 15% where the holder has a holding period greater than one year.

You must treat any portion of the gain or loss that you recognize on the sale or retirement of a note as ordinary income or loss to the extent attributable to changes in exchange rates. However, you take exchange gain or loss into account only to the extent of the total gain or loss you realize on the transaction.

Exchange of Amounts in Other Than U.S. Dollars

If you receive foreign currency as interest on your note or on the sale or retirement of your note, your tax basis in the foreign currency will equal its U.S. dollar value when the interest is received or at the time of the sale or retirement. If you purchase foreign currency, you generally will have a tax basis equal to the U.S. dollar value of the foreign currency on the date of your purchase. If you sell or dispose of a foreign currency, including if you use it to purchase notes or exchange it for U.S. dollars, any gain or loss recognized generally will be ordinary income or loss.

Indexed Notes, Exchangeable Notes, and Contingent Payment Notes

The applicable pricing supplement will discuss any special United States federal income tax rules with respect to notes the payments on which are determined by reference to any index, notes that are exchangeable at our option or the option of the holder into securities of an issuer other than Wachovia or into other property, and other notes that are subject to the rules governing contingent payment obligations which are not subject to the rules governing variable rate notes.

United States Alien Holders

This subsection describes the tax consequences to a United States alien holder. You are a United States alien holder if you are the beneficial owner of a note and are, for United States federal income tax purposes:

•	a nonresident alien individual,

•	a foreign corporation, or

•	an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from a note.

If you are a United States holder, this subsection does not apply to you.

This discussion assumes that the note is not subject to the rules of Section 871(h)(4)(A) of the Internal Revenue Code, relating to interest payments that are determined by reference to the income, profits, changes in the value of property or other attributes of the debtor or a related party.

Under United States federal income and estate tax law, and subject to the discussion of backup withholding below, if you are a United States alien holder of a note:

•	we and other U.S. payors generally will not be required to deduct United States withholding tax from payments of principal, premium, if any, and interest, including OID, to you if, in the case of payments of interest:

1.	you do not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote,

2.	you are not a controlled foreign corporation that is related to the Company through stock ownership, and

3.	the U.S. payor does not have actual knowledge or reason to know that you are a United States person and:

a.	you have furnished to the U.S. payor an Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are (or, in the case of a United States alien holder that is a partnership or an estate or trust, such forms certifying that each partner in the partnership or beneficiary of the estate or trust is) a non-United States person,

b.	in the case of payments made outside the United States to you at an offshore account (generally, an account maintained by you at a bank or other financial institution at any location outside the United States), you have furnished to the U.S. payor documentation that establishes your identity and your status as a non-United States person,

c.	the U.S. payor has received a withholding certificate (furnished on an appropriate Internal Revenue Service Form W-8 or an acceptable substitute form) from a person claiming to be:

i.	a withholding foreign partnership (generally a foreign partnership that has entered into an agreement with the Internal Revenue Service to assume primary withholding responsibility with respect to distributions and guaranteed payments it makes to its partners),

ii.	a qualified intermediary (generally a non-United States financial institution or clearing organization or a non-United States branch or office of a United States financial institution or clearing organization that is a party to a withholding agreement with the Internal Revenue Service), or

iii.	a U.S. branch of a non-United States bank or of a non-United States insurance company,

and the withholding foreign partnership, qualified intermediary or U.S. branch has received documentation upon which it may rely to treat the payment as made to a non-United States person that is, for United States federal income tax purposes, the beneficial owner of the payment on the notes in accordance with U.S. Treasury regulations (or, in the case of a qualified intermediary, in accordance with its agreement with the Internal Revenue Service),

d.	the U.S. payor receives a statement from a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business,

i.	certifying to the U.S. payor under penalties of perjury that an Internal Revenue Service Form W-8BEN or an acceptable substitute form has been received from you by it or by a similar financial institution between it and you, and

ii.	to which is attached a copy of the Internal Revenue Service Form W-8BEN or acceptable substitute form, or

e.	the U.S. payor otherwise possesses documentation upon which it may rely to treat the payment as made to a non-United States person that is, for United States federal income tax purposes, the beneficial owner of the payment on the notes in accordance with U.S. Treasury regulations; and

•	no deduction for any United States federal withholding tax will be made from any gain that you realize on the sale or exchange of your note.

Further, a note held by an individual who at death is not a citizen or resident of the United States will not be includible in the individual’s gross estate for United States federal estate tax purposes if:

•	the decedent did not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote at the time of death and

•	the income on the note would not have been effectively connected with a United States trade or business of the decedent at the same time.

Treasury Regulations Requiring Disclosure of Reportable Transactions

Recently-promulgated Treasury regulations require United States taxpayers to report certain transactions that give rise to a loss in excess of certain thresholds (a “Reportable Transaction”). Under these regulations, if the notes are denominated in a foreign currency, a United States holder (or a United States alien holder that holds the notes in connection with a U.S. trade or business) that recognizes a loss with respect to the notes that is characterized as an ordinary loss due to changes in currency exchange rates (under any of the rules discussed above) would be required to report the loss on Internal Revenue Service Form 8886

(Reportable Transaction Statement) if the loss exceeds the thresholds set forth in the regulations. For individuals and trusts, this loss threshold is $50,000 in any single taxable year. For other types of taxpayers and other types of losses, the thresholds are higher. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of notes.

Backup Withholding And Information Reporting

In general, if you are a noncorporate United States holder, we and other payors are required to report to the Internal Revenue Service all payments of principal, any premium and interest on your note, and the accrual of OID on a discount note. In addition, we and other payors are required to report to the Internal Revenue Service any payment of proceeds of the sale of your note before maturity within the United States. Additionally, backup withholding will apply to any payments, including payments of OID, if you fail to provide an accurate taxpayer identification number, or you are notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

In general, if you are a United States alien holder, payments of principal, premium or interest, including OID, made by us and other payors to you will not be subject to backup withholding and information reporting, provided that the certification requirements described above under “—United States Alien Holders” are satisfied or you otherwise establish an exemption. However, we and other payors are required to report payments of interest on your notes on Internal Revenue Service Form 1042-S even if the payments are not otherwise subject to information reporting requirements. In addition, payment of the proceeds from the sale of notes effected at a United States office of a broker will not be subject to backup withholding and information reporting provided that:

•	the broker does not have actual knowledge or reason to know that you are a United States person and you have furnished to the broker:

•	an appropriate Internal Revenue Service Form W-8 or an acceptable substitute form upon which you certify, under penalties of perjury, that you are not a United States person, or

•	other documentation upon which it may rely to treat the payment as made to a non-United States person in accordance with U.S. Treasury regulations, or

•	you otherwise establish an exemption.

If you fail to establish an exemption and the broker does not possess adequate documentation of your status as a non-United States person, the payments may be subject to information reporting and backup withholding. However, backup withholding will not apply with respect to payments made to an offshore account maintained by you unless the broker has actual knowledge that you are a United States person.

In general, payment of the proceeds from the sale of notes effected at a foreign office of a broker will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

•	the proceeds are transferred to an account maintained by you in the United States,

•	the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or

•	the sale has some other specified connection with the United States as provided in U.S. Treasury regulations,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above (relating to a sale of notes effected at a United States office of a broker) are met or you otherwise establish an exemption.

In addition, payment of the proceeds from the sale of notes effected at a foreign office of a broker will be subject to information reporting if the broker is:

•	a United States person,

•	a controlled foreign corporation for United States tax purposes,

•	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or

•	a foreign partnership, if at any time during its tax year:

•	one or more of its partners are “U.S. persons”, as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or

•	such foreign partnership is engaged in the conduct of a United States trade or business,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above (relating to a sale of notes effected at a United States office of a broker) are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

EUROPEAN UNION DIRECTIVE ON TAXATION OF SAVINGS INCOME

On June 3, 2003, the Council of the European Union (Ecofin) approved a directive regarding the taxation of, and information exchange among member states of the European Union (“EU Member States”) with respect to, interest income. Accordingly, each EU Member State is required to implement provisions that will require paying agents (within the meaning of the directive) established within its territory to provide to the competent authority of this state information about the payment of interest made to any individual resident in another EU Member State as the beneficial owner of the interest. The competent authority of the EU Member State of the paying agent (within the meaning of the directive) is then required to communicate this information to the competent authority of the EU Member State of which the beneficial owner of the interest is a resident.

For a transitional period, however, and until a number of conditions are met, Austria, Belgium and Luxembourg may opt instead to withhold tax from interest payments within the meaning of the directive at a rate of 15% for the first three years from application of the provisions of the directive, of 20% for the subsequent three years, and of 35% from the seventh year after application of the provisions of the directive. Austria, Belgium and Luxembourg shall, however, provide for one or both of the procedures set forth in article 13 of the directive order to ensure that the beneficial owners may request that no tax be withheld.

The Council of the European Union agreed that the provisions to be enacted by the EU Member States for implementation of the directive shall be applied by the EU Member States as from July 1, 2005 provided that (i) Switzerland, Liechtenstein, San Marino, Monaco and Andorra apply from that same date measures equivalent to those contained in the directive, in accordance with agreements entered into by them with the European Community and (ii) also all the relevant dependent or associated territories (the Channel Islands, the Isle of Man and the dependent or associated territories in the Caribbean) apply from that same date an automatic exchange of information or, during the transitional period described above, apply a withholding tax in the described manner.

EMPLOYEE RETIREMENT INCOME SECURITY ACT

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employment Retirement Income Security Act of 1974, as amended (“ERISA”), should consider the fiduciary standards of ERISA in the context of the plan's particular circumstances before authorizing an investment in the notes. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan.

Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit an employee benefit plan, as well as individual retirement accounts and Keogh plans subject to Section 4975 of the Internal Revenue Code, from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Internal Revenue Code with respect to the plan. A violation of these “prohibited transaction” rules may result in excise tax or other liabilities under ERISA and Section 4975 of the Internal Revenue Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption. Therefore, a fiduciary of an employee benefit plan should also consider whether an investment in the notes might constitute or give rise to a prohibited transaction under ERISA and the Internal Revenue Code. Employee benefit plans which are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA), and foreign plans (as described in Section 4(b)(4) of ERISA) generally are not subject to the requirements of ERISA or Section 4975 of the Internal Revenue Code.

Wachovia and certain of its affiliates may each be considered a party in interest or disqualified person with respect to many employee benefit plans. This could be the case, for example, if one of these companies is a service provider to a plan. Special caution should be exercised, therefore, before notes are purchased by an employee benefit plan. In particular, the fiduciary of the plan should consider whether exemptive relief is available under an applicable administrative exemption. The Department of Labor has issued five prohibited transaction class exemptions that could apply to exempt the purchase, sale and holding of notes from the prohibited transaction provisions of ERISA and the Internal Revenue Code. Those class exemptions are Prohibited Transaction Exemption 96-23 (for transactions determined by in-house asset managers), Prohibited Transaction Exemption 95-60 (for certain transactions involving insurance company general accounts), Prohibited Transaction Exemption 91-38 (for certain transactions involving bank investment funds), Prohibited Transaction Exemption 90-1 (for certain transactions involving insurance company separate accounts), and Prohibited Transaction Exemption 84-14 (for certain transactions determined by independent qualified asset managers).

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering the purchase of notes on behalf of or with “plan assets” of any employee benefit plan consult with their counsel regarding the consequences under ERISA and the Internal Revenue Code of the acquisition of the notes and the availability of exemptive relief under Prohibited Transaction Exemption 96-23, 95-60, 91-38, 90-1 or 84-14.

PLAN OF DISTRIBUTION

Unless otherwise indicated in any pricing supplement, the U.S. distribution agents shall be Wachovia Capital Markets, LLC, an indirect, wholly-owned subsidiary of Wachovia; ABN AMRO Incorporated; Barclays Capital Inc.; Bear, Stearns & Co. Inc.; Blaylock & Partners, L.P.; Citigroup Global Markets Inc.; Credit Suisse First Boston LLC; Goldman, Sachs & Co.; Greenwich Capital Markets, Inc.; Guzman & Company; J.P. Morgan Securities Inc.; Keefe, Bruyette & Woods, Inc.; Lehman Brothers Inc.; Loop Capital Markets, LLC; Merrill Lynch, Pierce, Fenner & Smith Inc.; Samuel A. Ramirez & Co. Inc.; Sandler O’Neill & Partners, L.P.; UBS Securities LLC; Utendahl Capital Partners, L.P.; The Williams Capital Group, L.P.; and the European distribution agents shall be Wachovia Securities International Limited, an indirect, wholly-owned subsidiary of Wachovia; Barclays Bank PLC; Bear, Stearns International Limited; Citigroup Global Markets Limited; Credit Suisse First Boston (Europe) Limited; Goldman Sachs International; Guzman & Company; J.P. Morgan Securities Ltd.; Lehman Brothers International (Europe); Merrill Lynch International; UBS AG, acting through its business group UBS Securities and Utendahl Capital Partners, L.P. Under the terms of a Distribution Agreement among Wachovia and these agents, Wachovia may sell notes to an agent, acting as principal, for resale to one or more investors or other purchasers at varying prices related to prevailing market prices at the time of resale, as determined by any of these agents or, if so agreed, at a fixed offering price. A form of Distribution Agreement has been filed as an exhibit to the registration statement for this prospectus. Unless otherwise indicated in the relevant pricing supplement, any note sold to an agent as principal will be purchased by that agent at a price equal to 100% of the principal amount of that note, less a percentage not exceeding the maximum commission applicable to any agency sale of a note of identical maturity, and, subject to the restriction noted in the following sentence, may be resold by that Agent to investors and other purchasers. An agent may offer the notes it has purchased as principal to other brokers or dealers at a discount and, unless otherwise indicated in any pricing supplement, the discount allowed to any broker or dealer will not exceed the discount to be received by that agent from Wachovia. After the initial public offering of notes, the public offering price (in the case of notes to be resold on a fixed public offering price basis), the concession and the discount may be changed.

Wachovia may also offer the notes on a continuing basis through the agents, which have agreed to use their reasonable efforts to solicit offers to purchase the notes, on an agency basis. When Wachovia has sold notes through an agent on an agency basis, it will pay that agent a commission (or grant a discount) as agreed by Wachovia and that agent of from 0.125% to 8% of the principal amount of each note sold through that agent. Any agent will have the right, in its discretion reasonably exercised, without notice to Wachovia, to reject any offer to purchase notes received by it in whole or in part.

Unless otherwise mentioned in the relevant pricing supplement, the obligations of any agents to purchase the notes will be subject to certain conditions precedent, and each of the agents with respect to a sale of notes will be obligated to purchase all of its notes if any are purchased.

Wachovia has reserved the right to sell notes directly to investors on its own behalf in those jurisdictions where it is authorized to do so. No selling commission will be payable nor will a selling discount be allowed on any sales made directly by Wachovia.

Wachovia has reserved the right to withdraw, cancel or modify the offer made by this prospectus without notice and may reject orders in whole or in part whether placed directly with Wachovia or with an agent. No termination date has been established for the offering of the notes.

The notes are a new issue of securities with no established trading market. Wachovia has been advised by the agents that they intend to make a market in the notes but are not obligated to do so and may discontinue market-making at any time without notice. The agents may from time to time purchase and sell notes in the secondary market, but no agent is obligated to do so. We can give no assurance that the notes offered by this prospectus will be sold or that there will be a secondary market for the notes (or liquidity in such secondary market, if one develops).

We have applied to list on the Luxembourg Stock Exchange any notes issued under this prospectus during the twelve-month period after the date of this prospectus. We may also list any notes on any additional securities exchanges on which we and the agents agree in relation to each issuance. We may also issue unlisted notes.

Unless otherwise indicated in any pricing supplement, payment of the purchase price of notes, other than notes denominated in a non-U.S. dollar currency, will be required to be made in funds immediately available in The City of New York. The notes will be in the Same Day Funds Settlement System at DTC and, to the extent the secondary market trading in the notes is effected through the facilities of such depositary, such trades will be settled in immediately available funds. See “Global Notes” above.

In facilitating the sale of notes, agents may receive compensation from Wachovia or from purchasers of notes for whom they may act as agents in the form of discounts, concessions or commissions. Agents may sell notes to or through brokers or dealers, and these brokers and dealers may receive compensation in the form of discounts, concessions or commissions from the agents and/or commissions from the purchasers for whom they may act as agents. Agents, brokers and dealers that participate in the distribution of notes may be considered “underwriters”, and any discounts or commissions received by them from Wachovia and any profit on the resale of notes by them may be considered underwriting discounts and commissions under the Securities Act. Any such agent will be identified, and any such compensation received from Wachovia will be described, in the pricing supplement relating to those notes. Wachovia has agreed to indemnify the agents against and contribute toward certain liabilities, including liabilities under the Securities Act. Wachovia has also agreed to reimburse the agents for certain expenses.

If Wachovia offers and sells notes directly to a purchaser or purchasers in respect of which this prospectus is delivered, purchasers involved in the reoffer or resale of such notes, if these purchasers may be considered underwriters as that term is defined in the Securities Act, will be named and the terms of their reoffers or resales will be mentioned in the relevant pricing supplement. These purchasers may then reoffer and resell such notes to the public or otherwise at varying prices to be determined by such purchasers at the time of resale or as otherwise described in the relevant pricing supplement. Purchasers of notes directly from Wachovia may be entitled under agreements that they may enter into with Wachovia to indemnification by Wachovia against certain liabilities, including liabilities under the Securities Act, and may engage in transactions with or perform services for Wachovia in the ordinary course of their business or otherwise.

The agents may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit reclaiming a selling concession from a syndicate member when the notes originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may stabilize, maintain or otherwise affect the market price of the notes, which may be higher than it would otherwise be in the absence of such transactions. The agents are not required to engage in these activities, and may end any of these activities at any time.

The participation of Wachovia Capital Markets, LLC or any other broker-dealer affiliate of Wachovia in the offer and sale of the notes must comply with the requirements of Rule 2720 of the National Association of Securities Dealers, Inc. regarding underwriting securities of an “affiliate”. Neither Wachovia Capital Markets, LLC nor any other broker-dealer affiliate of Wachovia will execute a transaction in the notes in a discretionary account without the prior specific written approval of such member’s customer.

This prospectus and the related pricing supplements may be used by Wachovia Capital Markets, LLC or other broker-dealer affiliates of Wachovia for offers and sales related to market-making transactions in the securities. Wachovia Capital Markets, LLC and other broker-dealer affiliates of Wachovia may act as principal or agent in these transactions. These sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

From time to time the agents engage in transactions with Wachovia in the ordinary course of business. The agents or their affiliates may have performed investment banking services for Wachovia in the last two years and may have received fees for these services and may do so in the future. The agents and/or their affiliates may be customers of (including borrowers from), engage in transactions with, and/or perform services for the senior trustee and the subordinated trustee, in the ordinary course of business.

In addition to offering notes through the agents as discussed above, other medium-term notes that have terms substantially similar to the terms of the notes offered by this prospectus (but constituting one or more separate series of notes for purposes of the indentures) may in the future be offered, concurrently with the offering of the notes, on a continuing basis by Wachovia pursuant to the Distribution Agreement and directly to investors. Any of these notes sold pursuant to the Distribution Agreement or sold by Wachovia directly to investors will reduce the aggregate amount of notes which may be offered by this prospectus.

Selling Restrictions Outside the United States

Wachovia has taken no action that would permit a public offering of the notes or possession or distribution of this prospectus or any other offering material in any jurisdiction outside the United States where action for that purpose is required other than as described below. Accordingly, each agent has represented, warranted and agreed, and each other agent will be required to represent, warrant and agree, that it will comply with all applicable laws and regulations in force in any jurisdiction in which it purchases, offers or sells notes or possesses or distributes this prospectus or any other offering material and will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of notes under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such purchases, offers or sales and Wachovia shall have no responsibility in relation to this.

With regard to each note, the relevant purchaser will be required to comply with those restrictions that Wachovia and the relevant purchaser shall agree and as shall be set out in the relevant pricing supplement.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each agent has represented and agreed, and each other agent will be required to represent and agree, that with effect from and including the date on which the EU Prospectus Directive is implemented in that Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of the notes to the public in that Relevant Member State, except that it may, with effect from and including the Relevant Implementation Date, make an offer of the notes to the public in that Relevant Member State:

•	in the period beginning on the date of publication of this prospectus which has been approved by the competent authority in that Relevant Member State in accordance with the EU Prospectus Directive or, where appropriate, published in another Member State and notified to the competent authority in that Relevant Member State in accordance with Article 18 of the EU Prospectus Directive and ending on the date which is twelve months after the date of such publication;

•	at any time to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•	at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

•	at any time in any other circumstances which do not require the publication by Wachovia of a prospectus pursuant to Article 3 of the EU Prospectus Directive.

For the purposes of the above, the expression of an “offer of the notes to the public” in relation to the notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the EU Prospectus Directive in that Member State and the expression of the EU Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

Each agent has represented and agreed, and each other agent will be required to represent and agree, that:

•	with respect to notes which have a maturity of one year or more, during the period up to but excluding the date on which the EU Prospectus Directive is implemented in the United Kingdom (the “Implementation Date”), it has not offered or sold and will not offer or sell any such notes to persons in the United Kingdom prior to the expiring of a period of six months from the issue date of such notes except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 (as amended);

•	with respect to notes which have a maturity of less than one year, (a) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of its business and (b) it has not offered or sold and will not offer or sell any notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the notes would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act 2000 (the “FSMA”) by Wachovia;

•	it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any notes in circumstances in which Section 21(1) of the FSMA does not apply to Wachovia; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to such notes in, from or otherwise involving the United Kingdom.

Japan

The notes have not been, and will not be, registered under the Securities and Exchange Law of Japan. Accordingly, each distribution agent has represented and agreed, and each other distribution agent or dealer will be required to represent and agree, that, in connection with the notes, it has not, directly or indirectly, offered, sold or delivered and will not, directly or indirectly, offer, sell or deliver any notes in Japan or to residents of Japan or for the benefit of any Japanese person (which term as used herein means any person resident in Japan including any corporation or other entity organized under the laws of Japan) or to others for re-offering, resale or delivery, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan or to any Japanese person except in compliance with any applicable laws and regulations of Japan taken as a whole. Each distribution agent agrees to provide any necessary information on notes denominated or payable in Yen to Wachovia (which shall not include the names of clients) so that Wachovia may make any required reports to the Ministry of Finance through its designated agent.

In connection with an issuance of notes denominated or payable in Yen, Wachovia will be required to comply with all applicable laws, regulations and guidelines, as amended from time to time, of the Japanese government and regulatory authorities.

Germany

No selling prospectus (Verkausprospekt) within the meaning of the German Securities Prospectus Act (Wertpapier-Verkaufsprospektgesetz) of December 13, 1990 (as amended) has been and will be registered or published within the Federal Republic of Germany. The notes have not been offered or sold and will not be offered or sold in the Federal Republic of Germany otherwise than in accordance with the provisions of the Securities Prospectus Act.

France

This prospectus has not been submitted to the French Commission des opérations de bourse for approval and the notes have not and will not be offered or sold, directly or indirectly, to the public in France. Accordingly, each distribution agent has agreed that it will only offer notes in France to qualified investors, as defined under Article 6 of French Ordinance No. 67-833 dated September 28, 1967 (as amended); provided, in this case, that it shall have obtained a certificate from the investor providing an acknowledgement that: (i) the offering is a private placement in France and no prospectus has been submitted to the Commission des opérations de bourse, (ii) the investor is an “investisseur qualifie” within the meaning of Article 6 of French Ordinance No. 67-833 dated September 28, 1967 (as amended), (iii) the investor is investing for his own account, and (iv) the investor will not resell the notes in violation of French securities laws and regulations.

Switzerland

Each agent has represented and agreed, and each other agent will be required to represent and agree, that the issue of any notes denominated in Swiss francs or carrying a Swiss franc-related element will be effected in compliance with the relevant regulations of the Swiss National Bank, which currently require that such issues have a maturity of more than one year, to be effected through a bank domiciled in Switzerland that is regulated under the Swiss Federal Law on Banks and Savings Banks of 1934 (as amended) (which includes a branch or subsidiary located in Switzerland of a foreign bank) or through a securities dealer which has been licensed as a securities dealer under the Swiss Federal Law on Stock Exchanges and Securities Trading of 1995 (except for issues of notes denominated in Swiss francs on a syndicated basis, where only the lead manager need be a bank domiciled in Switzerland). The relevant agent must report certain details of the relevant transaction to the Swiss National Bank no later than the time of delivery of the notes.

The Netherlands

Each agent represented and agreed, and each other agent will be required to represent and agree, that it has not, directly or indirectly, offered or sold and will not, directly or indirectly, offer or sell in The Netherlands any notes with a denomination of less than €50,000 (or its foreign currency equivalent) other than to persons who trade or invest in securities in the conduct of a profession or business (which includes banks, stockbrokers, insurance companies, pension funds, other institutional investors and finance companies and treasury departments of large enterprises) unless one of the other exemptions or exceptions to the prohibition contained in Article 3 of the Dutch Securities Transactions Supervision Act 1995 (Wet toezicht effectenverkeer 1995) is applicable and the conditions attached to such exemption or exception are complied with.

VALIDITY OF THE NOTES

The validity of the notes will be passed upon for Wachovia by Ross E. Jeffries, Jr., Esq., Senior Vice President and Assistant General Counsel of Wachovia, and for the agents by Sullivan & Cromwell LLP, 125 Broad Street, New York, New York. Sullivan & Cromwell LLP will rely upon the opinion of Mr. Jeffries as to matters of North Carolina law, and Mr. Jeffries will rely upon the opinion of Sullivan & Cromwell LLP as to matters of New York law. The opinions of Mr. Jeffries and Sullivan & Cromwell LLP will be conditioned upon, and subject to certain assumptions regarding, future action to be taken by Wachovia and the trustees in connection with the issuance and sale of any particular note, the specific terms of notes and other matters which may affect the validity of notes but which cannot be ascertained on the date of such opinions. Mr. Jeffries owns shares of Wachovia’s common stock and holds options to purchase additional shares of Wachovia’s common stock. Sullivan & Cromwell LLP regularly performs legal services for Wachovia. Certain members of Sullivan & Cromwell LLP performing these legal services own shares of Wachovia’s common stock.

EXPERTS

The consolidated balance sheets of Wachovia Corporation as of December 31, 2004 and 2003, and the related consolidated statements of income, changes in stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2004, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004, included in Wachovia’s 2004 Annual Report to Stockholders which is incorporated by reference in Wachovia’s Annual Report on Form 10-K for the year ended December 31, 2004, and incorporated by reference in this prospectus, have been incorporated by reference in this prospectus in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

LISTING AND GENERAL INFORMATION

Listing and Documents Available

Application has been made to list the notes offered by this prospectus on the Luxembourg Stock Exchange. The Luxembourg Stock Exchange has allocated to the program the number 12695 for listing purposes. The Amended and Restated Articles of Incorporation and the By-Laws of Wachovia and a legal notice relating to the issuance of the notes will be deposited prior to listing with the Registrar of the District Court in Luxembourg (Greffier en Chef du Tribunal d’Arrondissement de et à Luxembourg), where such documents may be examined and copies obtained upon request. Copies of the above documents together with this prospectus, any pricing supplements, the Distribution Agreement, the indentures and Wachovia’s Annual Report on Form 10-K for the year ended December 31, 2004 as well as all other documents incorporated by reference herein (other than exhibits to such documents, unless such exhibits are incorporated by reference therein) including future Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, so long as the notes are listed on the Luxembourg Stock Exchange, will be made available for inspection, and may be obtained free of charge, at the main office of the Luxembourg listing agent. The Luxembourg listing agent will act as a contact between the Luxembourg Stock Exchange and Wachovia or the holders of the notes. We have appointed Dexia Banque Internationale à Luxembourg as the Luxembourg listing agent for the notes.

However, notes may be issued under the program which will not be listed on the Luxembourg Stock Exchange or which will be listed on any other securities exchange as Wachovia and the relevant agent(s) may agree.

Authorization

The program has been established and the notes will be issued pursuant to authority granted by the Board of Directors of Wachovia on December 14, 2004 as such authority may be supplemented from time to time.

Material Change

As of the date of this prospectus, other than as disclosed or contemplated herein or in the documents incorporated by reference, to the best of Wachovia’s knowledge and belief, there has been no material adverse change in the financial position of Wachovia on a consolidated basis since December 31, 2004. See “Where You Can Find More Information” above.

Litigation

As of the date of this prospectus, other than as disclosed or contemplated herein or in the documents incorporated by reference, to the best of Wachovia’s knowledge and belief, Wachovia is not a party to any legal or arbitration proceedings (including any that are pending or threatened) which may have, or have had, since December 31, 2004, a significant effect on Wachovia’s consolidated financial position or that are material in the context of the program or the issue of the notes which could jeopardize Wachovia’s ability to discharge its obligation under the program or of the notes issued under the program.

Clearance Systems

The notes have been accepted for clearance through the DTC, Euroclear and Clearstream systems. The appropriate CUSIP, Common Code and ISIN for each tranche of notes to be held through any of these systems will be contained in the relevant pricing supplement.

Agents

The United States Registrar and Domestic Paying Agent for the notes will be initially Wachovia Bank, National Association, located at its corporate trust office at 12 East 49th Street, 37th Floor, New York, New York 10017, Attn: Corporate Trust, or at its headquarters at One Wachovia Center, Charlotte, North Carolina, 28288-0600, United States of America.

The London Paying Agent and London Issuing Agent for the notes will be initially Citibank, N.A., located at P.O. Box 18055, 5 Carmelite Street, London, EC4Y OPA.

The Luxembourg Paying Agent and Transfer Agent for the notes will be initially Dexia Banque Internationale à Luxembourg located at 69, route d’Esch, L-2953 Luxembourg.

The Listing Agent for the notes will be initially Dexia Banque Internationale à Luxembourg located at 69, route d’Esch, L-2953 Luxembourg.

ISSUER

Wachovia Corporation

One Wachovia Center

Charlotte, North Carolina 28288-0013

United States of America

UNITED STATES DISTRIBUTION AGENTS	EUROPEAN DISTRIBUTION AGENTS

Wachovia Securities

ABN AMRO

Barclays Capital

Bear, Stearns & Co. Inc.

Blaylock & Company

Citigroup

Credit Suisse First Boston

Goldman, Sachs & Co.

Greenwich Capital Markets

Guzman & Company

JPMorgan

Keefe, Bruyette & Woods

Lehman Brothers

Loop Capital Markets

Merrill Lynch & Co.

Samuel A. Ramirez & Co.

Sandler O’Neill & Partners

UBS Investment Bank

Utendahl Capital Partners, L.P.

The Williams Capital Group

Wachovia Securities International Limited

Barclays Capital

Bear, Stearns International Limited

Citigroup

Credit Suisse First Boston

Goldman Sachs International

Guzman & Company

J.P. Morgan Securities Ltd.

Lehman Brothers

Merrill Lynch International

UBS Investment Bank

Utendahl Capital Partners, L.P.

UNITED STATES REGISTRAR AND DOMESTIC PAYING AGENT	LONDON PAYING AGENT AND LONDON ISSUING AGENT

Wachovia Bank, National Association One Wachovia Center Charlotte, North Carolina 28288-0600 United States of America	Citibank, N.A. P.O. Box 18055 5 Carmelite Street, London EC4Y OPA

LUXEMBOURG PAYING AGENT,

LISTING AGENT

AND TRANSFER AGENT

Dexia Banque Internationale à Luxembourg

69, route d’Esch

L-2953 Luxembourg

LEGAL ADVISORS

To the Issuer	To the Distribution Agents

As to United States Law:	As to United States Law:

Ross E. Jeffries, Jr., Esq. Senior Vice President and Assistant General Counsel Wachovia Corporation One Wachovia Center Charlotte, North Carolina 28288-0630 United States of America	Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004 United States of America

$•

Wachovia Corporation

10% Callable Enhanced Yield Securities

Linked to the Common Stock of eBay Inc.

due September 5, 2007

PROSPECTUS SUPPLEMENT

•, 2006

Wachovia Securities